Exhibit 10.14 42418200 FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT is dated as of December 19, 2022 (this “Amendment”), by and among APOLLO MEDICAL HOLDINGS, INC., a Delaware corporation (the “Borrower”), NETWORK MEDICAL MANAGEMENT, INC., a California corporation (the “Guarantor”), each of the banks and other financial institutions party hereto as “Lenders” (the “Lenders”) and TRUIST BANK, in its capacity as Administrative Agent (in such capacity, the “Administrative Agent”) for the Lenders, as Issuing Bank and as the Swingline Lender. W I T N E S S E T H: WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement dated as of June 16, 2021 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”); WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend certain provisions of the Existing Credit Agreement, all as more particularly set forth below; and WHEREAS, subject to the terms and conditions set forth herein, the Administrative Agent and the Lenders are willing to amend the Existing Credit Agreement. NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows: Section 1. Defined Terms. Except as otherwise defined herein, capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Existing Credit Agreement, as amended by this Amendment (the “Amended Credit Agreement”). Section 2. Amendments to Loan Documents. The Loan Parties, the Administrative Agent and each Lender hereby agree to the following amendments: (a) The Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: stricken text) and to add the underlined text (indicated textually in the same manner as the following example: double- underlined text) as set forth in Annex A attached hereto. Upon the First Amendment Effective Date (as defined below), all of the Obligations incurred under the Credit Agreement shall, to the extent outstanding on the First Amendment Effective Date, continue to be outstanding under the Credit Agreement, after giving effect to this Agreement, and shall not be deemed to be paid, released, discharged or otherwise satisfied by the execution of this Agreement, and this Agreement is not intended to and shall not constitute a substitution or novation of such Obligations or any of the other rights, duties and obligations of the parties hereunder. (b) The Schedules to the Existing Credit Agreement are hereby amended to replace Schedule I (Applicable Margin and Applicable Percentage) thereto with the new Schedule I set forth in Annex B attached hereto. (c) The Exhibits to the Existing Credit Agreement are hereby amended to replace Exhibits 2.3 (Form of Notice of Revolving Borrowing) and 2.7 (Form of Notice of

2 Conversion/Continuation) in their entirety with the corresponding new Exhibits 2.3 and 2.7 set forth in Annex C attached hereto. (d) Notwithstanding anything to the contrary contained herein or in any other Loan Document, all Loans outstanding as of the date hereof shall be automatically converted to SOFR Loans with an initial Interest Period of one (1) month on and as of the First Amendment Effective Date in accordance with the terms hereof, including Section 7. Section 3. Conditions Precedent to Effectiveness. This Amendment shall become effective as of the date on which each of the following conditions precedent are satisfied (such date, the “First Amendment Effective Date”): (a) the Administrative Agent (or its counsel) shall have received a counterpart of this Amendment duly executed by each of the Borrower, the Guarantor, the Administrative Agent, and the Lenders; (b) substantially concurrent with the effectiveness of this Amendment, the Administrative Agent shall have received evidence of payment by the Borrower of all reasonable, out-of-pocket fees, charges and disbursements of Alston & Bird LLP, counsel to the Administrative Agent; and (c) the representations and warranties in Sections 4 and 5 hereof shall be true and correct in all material respects on and as of the date hereof (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects). The Loan Parties, the Lenders and the Administrative Agent hereby acknowledge and agree that as of the date hereof, the conditions precedent to effectiveness as set forth in this Section 3 have been satisfied and this Amendment is effective as of the date hereof. Section 4. Representations. The Loan Parties represent and warrant to the Administrative Agent and the Lenders that: (a) Power and Authority. Each of the Loan Parties has the power and authority to execute, deliver and perform the terms and provisions of this Amendment and the Amended Credit Agreement, and have taken all necessary corporate or equivalent action to duly authorize the execution, delivery and performance of this Amendment. This Amendment has been duly executed and delivered by each Loan Party. Each of this Amendment and the Amended Credit Agreement constitutes the legal, valid and binding obligation of the Borrower or the Guarantor (as the case may be) enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles. (b) No Violation. The execution, delivery and performance by the other Loan Parties of this Amendment, and compliance by them with the terms and provisions of the Amended Credit Agreement: (i) will not violate any Requirement of Law or any judgment, order or ruling of any Governmental Authority, (ii) will not violate or result in a default under any Contractual Obligation of the Borrower or any of its Subsidiaries or any of its assets or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, or (iii) will not result in the creation or imposition of any Lien on any asset of any Loan Party except Liens created under the Loan Documents. (c) Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for those that (x) have otherwise been obtained or made

3 on or prior to the date of the effectiveness of this Amendment and which remain in full force and effect on such date and (y) the failure of which to obtain or make could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect), or exemption by, any Governmental Authority, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of this Amendment by the Loan Parties or (ii) the legality, validity, binding effect or enforceability of the Amended Credit Agreement. (d) No Default. No Default or Event of Default has occurred and is continuing as of the date hereof and no Default or Event of Default will exist immediately after giving effect to this Amendment. Section 5. Reaffirmation of Representations. The Borrower and the other Loan Parties hereby repeat and reaffirm in all material respects all representations and warranties made to the Administrative Agent and the Lenders in the Existing Credit Agreement and the other Loan Documents on and as of the date hereof (and after giving effect to this Amendment) with the same force and effect as if such representations and warranties were set forth in this Amendment in full (except to the extent that such representations and warranties relate expressly to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date). Section 6. No Further Amendments; Ratification of Liability. Except as expressly amended hereby, the Existing Credit Agreement and each of the other Loan Documents, as amended hereby, shall remain in full force and effect in accordance with their respective terms, and the Lenders and the Administrative Agent hereby require strict compliance with the terms and conditions of the Amended Credit Agreement and the other Loan Documents, as amended hereby, in the future. No Loan Party has any knowledge of any challenge to the Administrative Agent’s or any Lender’s claims arising under the Loan Documents. Each of the Borrower and the other Loan Parties hereby (i) ratifies, confirms and reaffirms its respective liabilities, payment and performance obligations (contingent or otherwise) and each and every term, covenant and condition set forth in the Amended Credit Agreement and the other Loan Documents to which it is a party, all as amended by this Amendment and (ii) acknowledges and agrees that this Amendment shall not in any way affect the validity and enforceability of any Loan Document, as amended hereby, to which it is a party, or reduce, impair or discharge the obligations of the Borrower or any other Loan Party. The Guarantor hereby acknowledges its receipt of a copy of this Amendment and its review of the terms and conditions hereof and consents to the terms and conditions of this Amendment and the transactions contemplated hereby. The Guarantor hereby (a) affirms and confirms its guarantees under the Guaranty and Security Agreement, and (b) agrees that (i) Guaranty and Security Agreement shall continue to be in full force and effect and (ii) all guarantees under the Guaranty and Security Agreement shall continue to be in full force and effect and shall accrue to the benefit of the Lenders. The Lenders’ agreement to the terms of this Amendment or any other amendment of the Existing Credit Agreement or any other Loan Document shall not be deemed to establish or create a custom or course of dealing between the Borrower or any other Loan Party or the Lenders, or any of them. This Amendment shall be deemed to be a “Loan Document” for all purposes under the Amended Credit Agreement. After the effectiveness of this Amendment, each reference to the Existing Credit Agreement in any of the Loan Documents shall be deemed to be a reference to the Amended Credit Agreement.

4 Section 7. Waiver of Breakage. In connection with this Amendment, each Lender party hereto waives any losses, costs or expenses owing to such Lenders pursuant to Section 2.11 of the Amended Credit Agreement solely as a result of the conversion of all outstanding Loans on the First Amendment Effective Date to SOFR Loans in accordance with Section 2(d) above Section 8. Other Provisions. (a) The Borrower agrees to reimburse the Administrative Agent for all reasonable, out-of- pocket costs and expenses to the extent required by Section 10.3 of the Amended Credit Agreement. (b) Sections 10.5 (Governing Law; Jurisdiction; Consent to Service of Process), 10.6 (Waiver of Jury Trial), 10.8 (Counterparts; Integration), 10.10 (Severability) and 10.21 (Electronic Signatures), of the Amended Credit Agreement are hereby incorporated by reference into this Amendment and shall apply hereto mutatis mutandis. [Signature Pages Follow]

APOLLO MEDICAL HOLDINGS, INC. FIRST AMENDMENT TO A&R CREDIT AGREEMENT SIGNATURE PAGE IN WITNESS WHEREOF, the Borrower, the Guarantor, the Lenders and the Administrative Agent have caused this First Amendment to Amended and Restated Credit Agreement to be duly executed by their respective duly authorized officers and representatives as of the day and year first above written. BORROWER: APOLLO MEDICAL HOLDINGS, INC. By: /s/ Brandon Sim Name: Brandon Sim Title: Co-Chief Executive Officer By: /s/ Chan Basho Name: Chan Basho Title: Chief Strategy Officer and Interim Chief Financial Officer GUARANTOR: NETWORK MEDICAL MANAGEMENT, INC. By: /s/ Thomas S. Lam Name: Thomas S. Lam, M.D., M.P.H Title: Chief Executive Officer

APOLLO MEDICAL HOLDINGS, INC. FIRST AMENDMENT TO A&R CREDIT AGREEMENT SIGNATURE PAGE TRUIST BANK, as Administrative Agent, as an Issuing Bank, as the Swingline Lender and as a Lender By: /s/ Anton Brykalin Name: Anton Brykalin Title: Director

APOLLO MEDICAL HOLDINGS, INC. FIRST AMENDMENT TO A&R CREDIT AGREEMENT SIGNATURE PAGE JPMORGAN CHASE BANK, N.A., as a Lender By: /s/ Ling Li Name: Ling Li Title: Executive Director

APOLLO MEDICAL HOLDINGS, INC. FIRST AMENDMENT TO A&R CREDIT AGREEMENT SIGNATURE PAGE MUFG UNION BANK, N.A., as a Lender By: /s/ Erik Siegfried Name: Erik Siegfried Title: Vice President

APOLLO MEDICAL HOLDINGS, INC. FIRST AMENDMENT TO A&R CREDIT AGREEMENT SIGNATURE PAGE PREFERRED BANK, as a Lender By: /s/ Samuel Leung Name: Samuel Leung Title: Senior Vice President

APOLLO MEDICAL HOLDINGS, INC. FIRST AMENDMENT TO A&R CREDIT AGREEMENT SIGNATURE PAGE FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a Lender By: /s/ Thomas Avery Name: Thomas Avery Title: Executive Director

APOLLO MEDICAL HOLDINGS, INC. FIRST AMENDMENT TO A&R CREDIT AGREEMENT SIGNATURE PAGE BANK OF THE WEST, as a Lender By: /s/ Robert Louk Name: Robert Louk Title: Managing Director

APOLLO MEDICAL HOLDINGS, INC. FIRST AMENDMENT TO A&R CREDIT AGREEMENT SIGNATURE PAGE ROYAL BANK OF CANADA, as a Lender By: /s/ Emily Grams Name: Emily Grams Title:Authorized Signatory

APOLLO MEDICAL HOLDINGS, INC. FIRST AMENDMENT TO A&R CREDIT AGREEMENT SIGNATURE PAGE THE TORONTO DOMINION BANK, NEW YORK BRANCH, as a Lender By: /s/ Mike Tkach Name: Mike Tkach Title: Authorized Signatory

APOLLO MEDICAL HOLDINGS, INC. FIRST AMENDMENT TO A&R CREDIT AGREEMENT SIGNATURE PAGE WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender By: /s/ Brandon Moss Name: Brandon Moss Title: Vice President

APOLLO MEDICAL HOLDINGS, INC. FIRST AMENDMENT TO A&R CREDIT AGREEMENT SIGNATURE PAGE CITY NATIONAL BANK, as a Lender By: /s/ Irene Richardson Name: Irene Richardson Title: Vice President

AMENDED CREDIT AGREEMENT [See attached.]

Execution Version Deal CUSIP: 03768KAA9 Revolver CUSIP: 03768KAB7 ANNEX A AMENDED AND RESTATED CREDIT AGREEMENT dated as of June 16, 2021 as amended by the First Amendment to Amended and Restated Credit Agreement dated as of December 20, 2022 among APOLLO MEDICAL HOLDINGS, INC. as Borrower THE LENDERS FROM TIME TO TIME PARTY HERETO and TRUIST BANK as Administrative Agent TRUIST SECURITIES, INC. JPMORGAN CHASE BANK, N.A. MUFG UNION BANK, N.A. PREFERRED BANK ROYAL BANK OF CANADA AND FIFTH THIRD BANK, NATIONAL ASSOCIATION as Joint Lead Arrangers 0LEGAL02/42418201v1EGAL02/42418201v4

TABLE OF CONTENTS Page Article I DEFINITIONS; CONSTRUCTION 1 Section 1.1 Definitions 1 Section 1.2 Classifications of Loans and Borrowings 4342 Section 1.3 Accounting Terms and Determination 4342 Section 1.4 Terms Generally 4342 Section 1.5 Divisions 4443 Section 1.6 LIBORRates 4443 Article II AMOUNT AND TERMS OF THE COMMITMENTS 4544 Section 2.1 General Description of Facilities 4544 Section 2.2 Revolving Loans 4544 Section 2.3 Procedure for Revolving Borrowings 4544 Section 2.4 Swingline Commitment. 4544 Section 2.5 [Reserved]. 4746 Section 2.6 Funding of Borrowings. 4746 Section 2.7 Interest Elections. 4746 Section 2.8 Optional Reduction and Termination of Commitments. 4847 Section 2.9 Repayment of Loans. 4948 Section 2.10 Evidence of Indebtedness. 4948 Section 2.11 Optional Prepayments 4948 Section 2.12 Mandatory Prepayments. 5049 Section 2.13 Interest on Loans. 5049 Section 2.14 Fees. 5150 Section 2.15 Computation of Interest and Fees. 5251 Section 2.16 Inability to Determine Interest Rates; Benchmark Replacement Setting. 5251 Section 2.17 Illegality 5453 Section 2.18 Increased Costs. 54 Section 2.19 Funding Indemnity 55 Section 2.20 Taxes. 55 Section 2.21 Payments Generally; Pro Rata Treatment; Sharing of Set-offs. 5958 Section 2.22 Letters of Credit. 60 Section 2.23 Increase of Commitments; Additional Lenders. 6564 Section 2.24 Mitigation of Obligations 6867 Section 2.25 Replacement of Lenders 68 Section 2.26 Defaulting Lenders. 6968 Article III CONDITIONS PRECEDENT TO LOANS AND LETTERS OF CREDIT 7271 Section 3.1 Conditions to Effectiveness 7271 Section 3.2 Conditions to Each Credit Event 7473 Section 3.3 Delivery of Documents 7574 Section 3.4 Effect of Amendment and Restatement 7574

Article VI FINANCIAL COVENANTS 9089 0 Article IV REPRESENTATIONS AND WARRANTIES 75 Section 4.1 Existence; Power 7675 Section 4.2 Organizational Power; Authorization 7675 Section 4.3 Governmental Approvals; No Conflicts 7675 Section 4.4 Financial Statements 76 Section 4.5 Litigation and Environmental Matters. 76 Section 4.6 Compliance with Laws and Agreements 7776 Section 4.7 Investment Company Act 7776 Section 4.8 Taxes 7776 Section 4.9 Margin Regulations 77 Section 4.10 ERISA 77 Section 4.11 Ownership of Property; Insurance. 78 Section 4.12 Disclosure. 7978 Section 4.13 Labor Relations 7978 Section 4.14 Subsidiaries 79 Section 4.15 Solvency 79 Section 4.16 Deposit and Disbursement Accounts 79 Section 4.17 Collateral Documents. 79 Section 4.18 Associated Practice Documents; APC 2019 Transaction Documents 80 Section 4.19 Material Agreements 80 Section 4.20 Sanctions and Anti-Corruption Laws. 80 Section 4.21 Affected Financial Institutions 8180 Section 4.22 Healthcare Matters 8180 Section 4.23 Use of Proceeds 81 Article V AFFIRMATIVE COVENANTS 81 Section 5.1 Financial Statements and Other Information 81 Section 5.2 Notices of Material Events. 8382 Section 5.3 Existence; Conduct of Business 85 Section 5.4 Compliance with Laws 85 Section 5.5 Payment of Obligations 8685 Section 5.6 Books and Records 8685 Section 5.7 Visitation and Inspection; Lender Meetings 8685 Section 5.8 Maintenance of Properties; Insurance 86 Section 5.9 Use of Proceeds; Margin Regulations 8786 Section 5.10 Casualty and Condemnation 87 Section 5.11 Cash Management 87 Section 5.12 Additional Subsidiaries and Collateral. 87 Section 5.13 Additional Real Estate; Leased Locations. 88 Section 5.14 Further Assurances 8988 Section 5.15 Healthcare Matters 8988 Section 5.16 Associated Practice Documents 8988 Section 5.17 Post-Closing Obligations 89

0 Section 6.1 Consolidated Total Net Leverage Ratio 9089 Section 6.2 Consolidated Interest Coverage Ratio 9089 Article VII NEGATIVE COVENANTS 90 Section 7.1 Indebtedness and Preferred Equity 90 Section 7.2 Liens; Negative Pledge 9392 Section 7.3 Fundamental Changes. 9493 Section 7.4 Investments, Loans 9594 Section 7.5 Restricted Payments 9897 Section 7.6 Sale of Assets 98 Section 7.7 Transactions with Affiliates 9998 Section 7.8 Restrictive Agreements 99 Section 7.9 Sale and Leaseback Transactions 10099 Section 7.10 Hedging Transactions 10099 Section 7.11 Amendment to Material Documents 10099 Section 7.12 Associated Practice Documents 100 Section 7.13 Accounting Changes 101100 Section 7.14 Sanctions and Anti-Corruption Laws 101100 Section 7.15 Lease Obligations 101 Article VIII EVENTS OF DEFAULT 101 Section 8.1 Events of Default 101 Section 8.2 Application of Proceeds from Collateral 105104 Article IX THE ADMINISTRATIVE AGENT 106105 Section 9.1 Appointment of the Administrative Agent. 106105 Section 9.2 Nature of Duties of the Administrative Agent 106 Section 9.3 Lack of Reliance on the Administrative Agent 107106 Section 9.4 Certain Rights of the Administrative Agent 108107 Section 9.5 Reliance by the Administrative Agent 108107 Section 9.6 The Administrative Agent in its Individual Capacity 108107 Section 9.7 Successor Administrative Agent. 108107 Section 9.8 Withholding Tax 109108 Section 9.9 The Administrative Agent May File Proofs of Claim. 109 Section 9.10 Authorization to Execute Other Loan Documents 110109 Section 9.11 Collateral and Guaranty Matters 110109 Section 9.12 No Other Duties; Designation of Additional Agents 110 Section 9.13 Right to Realize on Collateral and Enforce Guarantee 111110 Section 9.14 Secured Bank Product Obligations and Hedging Obligations 111110 Section 9.15 Erroneous Payments 111110 Article X MISCELLANEOUS 113 Section 10.1 Notices. 113 Section 10.2 Waiver; Amendments. 117116 Section 10.3 Expenses; Indemnification. 119118 Section 10.4 Successors and Assigns. 120 Section 10.5 Governing Law; Jurisdiction; Consent to Service of Process. 124123

0 Section 10.6 WAIVER OF JURY TRIAL 125124 Section 10.7 Right of Set-off 125124 Section 10.8 Counterparts; Integration 125 Section 10.9 Survival 126125 Section 10.10 Severability 126125 Section 10.11 Confidentiality 126125 Section 10.12 Interest Rate Limitation 127126 Section 10.13 Waiver of Effect of Corporate Seal 127126 Section 10.14 Patriot Act 127126 Section 10.15 No Advisory or Fiduciary Responsibility 127 Section 10.16 Location of Closing 128127 Section 10.17 Independence of Covenants 128127 Section 10.18 Acknowledgement and Consent to Bail-In of Affected Financial Institutions 128127 Section 10.19 Certain ERISA Matters. 128 Section 10.20 Acknowledgement Regarding Any Supported QFCs 129 Section 10.21 Electronic Signatures 130

0 Schedules Schedule I Schedule II _ Applicable Margin and Applicable Percentage _ Commitment Amounts Schedule 1.1(a) Schedule 1.1(b) Schedule 2.22 Schedule 4.5 Schedule 4.14 Schedule 4.16 Schedule 4.19 Schedule 5.17 Schedule 7.1 _ Associated Practices _ Associated Practice Documents _ Existing Letters of Credit _ Environmental Matters _ Subsidiaries _ Deposit and Disbursement Accounts _ Material Agreements _ Post-Closing Obligations _ Existing Indebtedness Schedule 7.2 Schedule 7.4 Schedule 7.7 _ Existing Liens _ Existing Investments _ Existing Transactions with Affiliates Exhibits Exhibit A _ Form of Assignment and Acceptance Exhibit 2.3 _ Form of Notice of Revolving Borrowing Exhibit 2.4 _ Form of Notice of Swingline Borrowing Exhibit 2.7 Exhibits 2.20A – D Exhibit 3.1(b)(ii) _ Form of Notice of Conversion/Continuation _ Tax Certificates _ Form of Secretary’s Certificate Exhibit 3.1(b)(v) _ Form of Officer’s Certificate Exhibit 5.1(c) _ Form of Compliance Certificate

AMENDED AND RESTATED CREDIT AGREEMENT This AMENDED AND RESTATED CREDIT AGREEMENT (this “Credit Agreement”) is made and entered into as of June 16, 2021, by and among APOLLO MEDICAL HOLDINGS, INC., a Delaware corporation (the “Borrower”), those several banks and other financial institutions and lenders from time to time party hereto (the “Lenders”), and TRUIST BANK, in its capacity as administrative agent for the Lenders (the “Administrative Agent”), as issuing bank (the “Issuing Bank”) and as swingline lender (the “Swingline Lender”). W I T N E S S E T H: WHEREAS, the Borrower, certain of the Lenders (the “Existing Lenders”) and Truist Bank, successor by merger to SunTrust Bank, as administrative agent, are parties to that certain Credit Agreement, dated as of September 11, 2019 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”); WHEREAS, the Borrower has requested that the Existing Lenders and the Administrative Agent amend and restate the Existing Credit Agreement and the Lenders establish a $400,000,000 revolving credit facility in favor of the Borrower; and WHEREAS, subject to the terms and conditions of this Agreement, the Existing Lenders and the Administrative Agent are willing to amend and restate the Existing Credit Agreement, and the Lenders, the Issuing Banks and the Swingline Lender, to the extent of their respective Commitments as defined herein, are willing severally to establish the requested revolving credit facility (including letters of credit and swingline subfacilities) in favor of the Borrower on the terms and conditions of this Agreement; NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Borrower, the Lenders, the Administrative Agent, the Issuing Bank and the Swingline Lender agree as follows: ARTICLE I DEFINITIONS; CONSTRUCTION Section 1.1 Definitions. In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined): “Acquisition” shall mean (a) any Investment by the Borrower or any of its Subsidiaries in any other Person organized in the United States (with substantially all of the assets of such Person and its Subsidiaries located in the United States), pursuant to which such Person shall become a Subsidiary of the Borrower or any of its Subsidiaries or shall be merged with the Borrower or any of its Subsidiaries or (b) any acquisition by the Borrower or any of its Subsidiaries of the assets of any Person (other than a Subsidiary of the Borrower) that constitute all or substantially all of the assets of such Person or a division or business unit of such Person, whether through purchase, merger or other business combination or transaction (and all or substantially all of such assets, division or business unit are located in the United States). “Additional Lender” shall have the meaning set forth in Section 2.23. “Adjusted LIBO RateTerm SOFR” shall mean, with respect to each Interest Period for a Eurodollar Loan, (i)for purposes of any calculation, the rate per annum equal to the London interbank offered rate for deposits in Dollars appearing on Reuters screen page LIBOR 01 (or on any successor or substitute page of such service or any successor to such service, or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 A.M. (London time) two (2) Business Days prior to the first day of such Interest Period, with a maturity comparable to such Interest Period (provided that if such rate is less than zero, such rate shall be deemed to be zero), divided by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves and without benefit of credits for proration, exceptions or offsets that may be available from time to time) expressed as a decimal (rounded upward to the next 1/100th of 1%) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D); provided that if the rate referred to in clause (i) above is not available at any such time for any reason, then the rate referred to in clause (i) shall instead be the interest rate per annum, as determined by the Administrative Agent, to be the arithmetic average of the rates per annum at which deposits in Dollars in an amount equal to the amount of such Eurodollar Loan are offered by major banks in the London interbank market to the Administrative Agent at approximately 11:00 A.M. (London time), two (2) Business Days prior to the first day of such Interest Period. For purposes of this Agreement, the Adjusted LIBO Rate will not be less than zero percent (0%).(a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided, that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor. “Administrative Agent” shall mean Truist Bank, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent. “Administrative Questionnaire” shall mean, with respect to each Lender, an administrative questionnaire in the form provided by the Administrative Agent and submitted to the Administrative Agent duly completed by such Lender. “Administrative Services Agreement” shall mean that certain Administrative Services Agreement, dated as of May 10, 2019 and effective as of the Original Closing Date, between NMM and AP-AMH. “Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution. “Affiliate” shall mean, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the specified Person. For the purposes of this definition, “Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ability to exercise voting power, by control or otherwise. The terms “Controlling” and “Controlled” have meanings correlative thereto. Associated Practices shall be deemed not to be an Affiliate of any Loan Party or any Subsidiary thereof. “Aggregate Revolving Commitment Amount” shall mean the aggregate principal amount of the Aggregate Revolving Commitments from time to time. On the Closing Date, the Aggregate Revolving Commitment Amount is $400,000,000. “Aggregate Revolving Commitments” shall mean, collectively, all Revolving Commitments of all Lenders at any time outstanding.

“Alpha Care” shall mean Alpha Care Medical Group, Inc., a California professional corporation. “Anti-Corruption Laws” shall mean all laws, rules and regulations of any jurisdiction applicable to the Borrower and/or its Subsidiaries concerning or relating to bribery or corruption. “APC” shall mean Allied Physicians of California, a Professional Medical Corporation, a California professional medical corporation, doing business as Allied Pacific IPA. “APC 2019 Transaction Documents” shall mean the AP-AMH Loan Documents, the Tradename Licensing Agreement, the Administrative Services Agreement, and all other agreements or instruments executed in connection with the APC 2019 Transactions. “APC 2019 Transactions” shall mean, collectively, each of the following: (a) the execution and delivery of and performance under (1) the AP-AMH Loan Documents (including the funding of the AP-AMH Loan thereunder), (2) the Tradename Licensing Agreement and (3) the Administrative Services Agreement; (b) the consummation of the acquisition by AP-AMH of the Series A Preferred Stock for consideration in an amount equal to $545,000,000 pursuant to the Series A Preferred SPA; and (c) the consummation of the acquisition by APC of 15,000,000 shares of common Capital Stock of the Borrower for consideration in an amount equal to $300,000,000 as set forth in that certain Stock Purchase Agreement, dated May 10, 2019 and effective as of the Original Closing Date, by and between APC and the Borrower. “APC Approved Use” shall mean, collectively, (i) any Permitted Investment, (ii) any dividend or distribution to the holders of the common Capital Stock of APC, (iii) any repurchase of common Capital Stock of APC from the holders thereof, (iv) the payment of any Taxes relating to or arising from any of the Excluded Assets or APC 2019 Transactions, or (v) the funding of any losses, deficits or working capital support on account of the Excluded Assets in an amount not to exceed $125,000,000. “APC Excluded Asset Account” has the meaning in the defined term “APC Excluded Assets”. “APC Excluded Assets” shall mean the “Excluded Assets” as defined in the Certificate of Determination (as in effect on the Closing Date); provided that the net cash proceeds that were received by APC in connection with the APC 2019 Transactions (including, for the avoidance of doubt, cash proceeds from the sale or assignment of Capital Stock of the Borrower by APC following the Original Closing Date) shall be included in “APC Excluded Assets” so long as held by APC and deposited in a segregated identifiable deposit account (the “APC Excluded Asset Account”). “APC Non-Recourse Indebtedness” shall mean Indebtedness incurred by APC for which the holder of such Indebtedness has no recourse, directly or indirectly, to the Borrower, APC or any of their respective Subsidiaries or to any property (except as provided in the last sentence of this definition) of the Borrower, APC or any of their respective Subsidiaries in respect of all or any portion of such Indebtedness, and for which none of the Borrower, APC or any of their respective Subsidiaries are directly or indirectly liable for such Indebtedness. Notwithstanding the foregoing, Indebtedness of APC shall be “APC Non-Recourse Indebtedness” if the holder of such Indebtedness has recourse that is limited solely to one or more of the APC Excluded Assets in which a Lien has been granted therein by APC pursuant to Section 7.2(h) or 7.2(k).

“APC Performance Incentive Plan” shall mean the portion of APC’s net income from healthcare services in excess of the “Series A Preferred Dividend”, if any, that APC’s shareholders are entitled to retain pursuant to the Certificate of Determination. “APC Shareholder Agreement” shall mean that certain Special Purpose Shareholder Agreement of Allied Physicians of California, a Professional Medical Corporation dated as of May 10, 2019 as in effect as of the Original Closing Date. “Applicable Lending Office” shall mean, for each Lender and for each Type of Loan, the “Lending Office” of such Lender (or an Affiliate of such Lender) designated for such Type of Loan in the Administrative Questionnaire submitted by such Lender or such other office of such Lender (or such Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained. “Applicable Margin” shall mean, as of any date, with respect to interest on all Loans outstanding on such date, or the letter of credit fee, as the case may be, the percentage per annum determined by reference to the applicable Consolidated Total Net Leverage Ratio in effect on such date as set forth on Schedule I; provided that a change in the Applicable Margin resulting from a change in the Consolidated Total Net Leverage Ratio shall be effective on the second Business Day after which the Borrower delivers each of the financial statements required by Section 5.1(a) and (b) and the Compliance Certificate required by Section 5.1(c); provided, further, that if at any time the Borrower shall have failed to deliver such financial statements and such Compliance Certificate when so required, the Applicable Margin shall be at Pricing Level VI as set forth on Schedule I until such time as such financial statements and Compliance Certificate are delivered, at which time the Applicable Margin shall be determined as provided above. Notwithstanding the foregoing, (A) the Applicable Margin from the Closing Date until the date by which the financial statements and Compliance Certificate for the Fiscal Quarter ending June 30, 2021 are required to be delivered shall be at Pricing Level II as set forth on Schedule I and (B) Pricing Level I as set forth on Schedule I shall not be eligible to apply as the Applicable Margin at any time until the date by which the financial statements and Compliance Certificate for the Fiscal Quarter ending September 30, 2021 are required to be delivered. In the event that any financial statement or Compliance Certificate delivered hereunder is shown to be inaccurate (regardless of whether this Agreement or the Commitments are in effect or any Loans are outstanding when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin based upon the pricing grid set forth on Schedule I (the “Accurate Applicable Margin”) for any period that such financial statement or Compliance Certificate covered, then (i) the Borrower shall immediately deliver to the Administrative Agent a correct financial statement or Compliance Certificate, as the case may be, for such period, (ii) the Applicable Margin shall be adjusted such that after giving effect to the corrected financial statement or Compliance Certificate, as the case may be, the Applicable Margin shall be reset to the Accurate Applicable Margin based upon the pricing grid set forth on Schedule I for such period and (iii) the Borrower shall immediately pay to the Administrative Agent, for the account of the Lenders, the accrued additional interest and fees owing as a result of such Accurate Applicable Margin for such period. The provisions of this definition shall not limit the rights of the Administrative Agent and the Lenders with respect to Section 2.13(c) or Article VIII. “Applicable Percentage” shall mean, as of any date, with respect to the Commitment Fee as of such date, the percentage per annum determined by reference to the Consolidated Total Net Leverage Ratio in effect on such date as set forth on Schedule I; provided that a change in the Applicable Percentage resulting from a change in the Consolidated Total Net Leverage Ratio shall be effective on the second Business Day after which the Borrower delivers each of the financial statements required by Section 5.1(a) and (b) and the Compliance Certificate required by Section 5.1(c); provided, further, that if at any time the Borrower shall have failed to deliver such financial statements and such Compliance

Certificate when so required, the Applicable Percentage shall be at Pricing Level VI as set forth on Schedule I until such time as such financial statements and Compliance Certificate are delivered, at which time the Applicable Percentage shall be determined as provided above. Notwithstanding the foregoing, (A) the Applicable Percentage from the Closing Date until the date by which the financial statements and Compliance Certificate for the Fiscal Quarter ending June 30, 2021 are required to be delivered shall be at Pricing Level II as set forth on Schedule I and (B) Pricing Level I as set forth on Schedule I shall not be eligible to apply as the Applicable Percentage at any time until the date by which the financial statements and Compliance Certificate for the Fiscal Quarter ending September 30, 2021 are required to be delivered. In the event that any financial statement or Compliance Certificate delivered hereunder is shown to be inaccurate (regardless of whether this Agreement or the Commitments are in effect or any Loans are outstanding when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Percentage based upon the pricing grid set forth on Schedule I (the “Accurate Applicable Percentage”) for any period that such financial statement or Compliance Certificate covered, then (i) the Borrower shall immediately deliver to the Administrative Agent a correct financial statement or Compliance Certificate, as the case may be, for such period, (ii) the Applicable Percentage shall be adjusted such that after giving effect to the corrected financial statement or Compliance Certificate, as the case may be, the Applicable Percentage shall be reset to the Accurate Applicable Percentage based upon the pricing grid set forth on Schedule I for such period and (iii) the Borrower shall immediately pay to the Administrative Agent, for the account of the Lenders, the accrued additional Commitment Fee owing as a result of such Accurate Applicable Percentage for such period. The provisions of this definition shall not limit the rights of the Administrative Agent and the Lenders with respect to Section 2.13(c) or Article VIII. “Approved Entity” shall mean (i) AP-AMH or (ii) another entity with an executive officer of the Borrower serving as a “nominee shareholder” (including where the officer as a licensed physician, rather than the Borrower, serves as the shareholder of such entity on behalf of the Borrower or a Subsidiary of the Borrower in order to achieve certain corporate, regulatory and/or accounting treatment) and where such officer derives no direct financial benefit from such status. “Approved Fund” shall mean any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender. “AP-AMH” shall mean AP-AMH Medical Corporation, a California professional medical corporation. “AP-AMH Loan” shall mean that certain $545,000,000 loan made on the Original Closing Date by the Borrower to AP-AMH. For the avoidance of doubt, as of the Closing Date, the full original principal amount of the AP-AMH Loan remains outstanding. “AP-AMH Loan Documents” shall mean (a) that certain Loan Agreement, dated as of the Original Closing Date, by and between the Borrower and AP-AMH, as amended from time to time in accordance with the terms hereof and (b) that certain Security Agreement, dated as of the Original Closing Date, by AP-AMH in favor of the Borrower, as amended from time to time in accordance with the terms hereof. “Arrangers” shall mean Truist Securities, Inc., JPMorgan Chase Bank, N.A., MUFG Union Bank, N.A., Preferred Bank, Royal Bank of Canada, and Fifth Third Bank, National Association, in their capacities as joint lead arrangers.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.4(b)) and accepted by the Administrative Agent, in substantially the form of Exhibit A attached hereto or any other form approved by the Administrative Agent. “Associated Practice” shall mean each professional entity or other Person (other than any Loan Party or Subsidiary thereof) that is (i) party to a Management Services Agreement with a Loan Party or (ii) an entity with an executive officer of the Borrower serving as a “nominee shareholder” (where the officer as a licensed physician, rather than the Borrower, serves as the shareholder of such entity on behalf of the Borrower, a Subsidiary of the Borrower or APC in order to achieve certain corporate, regulatory and/or accounting treatment) and where such officer derives no direct financial benefit from such status. Each Associated Practice that exists as of the Closing Date is described on Schedule 1.1(a). “Associated Practice Documents” shall mean, collectively, the Management Services Agreements, the Administrative Services Agreement and the Transfer Restriction Agreements, in each case as the same may now or hereafter be in existence and be amended, restated, supplemented or otherwise modified from time to time to the extent not prohibited by this Agreement. Each Associated Practice Document that exists as of the Closing Date is described on Schedule 1.1(b). “Availability Period” means the period from the Closing Date to but excluding the Revolving Commitment Termination Date. “Available Tenor” meansshall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or payment period for interest calculated with reference to such Benchmark, as applicable,component thereof) that is or may be used for determining the length of an Interest Periodinterest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.16(fe). “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution. “Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings). “Bank Product Obligations” mean, collectively, all obligations and other liabilities of any Loan Party to any Bank Product Provider arising with respect to any Bank Products. “Bank Product Provider” means any Person that, at the time it provides any Bank Product to any Loan Party, (i) is a Lender or an Affiliate of a Lender and (ii) except when the Bank Product Provider is Truist Bank and its Affiliates, has provided prior written notice to the Administrative Agent which has been acknowledged by the Borrower of (x) the existence of such Bank Product, (y) the maximum dollar amount of obligations arising thereunder (the “Bank Product Amount”) and (z) the methodology to be used by such parties in determining the obligations under such Bank Product from time to time; provided, the term “Bank Product Provider” shall include any Person that is the Administrative Agent, an Affiliate of the Administrative Agent, a Lender or an Affiliate of a Lender as of the Closing Date or as of the date that such Person provides any Bank Product to any Loan Party, but subsequently ceases to be the Administrative Agent, an Affiliate of the Administrative Agent, a Lender or an Affiliate of a Lender, as the case may be. In no event shall any Bank Product Provider acting in such capacity be deemed a Lender for purposes hereof to the extent of and as to Bank Products except that each reference to the term “Lender” in Article IX and Section 10.3(b) shall be deemed to include such Bank Product Provider and in no event shall the approval of any such person in its capacity as Bank Product Provider be required in connection with the release or termination of any security interest or Lien of the Administrative Agent. The Bank Product Amount may be changed from time to time upon written notice to the Administrative Agent by the applicable Bank Product Provider. No Bank Product Amount may be established at any time that a Default or Event of Default exists. “Bank Products” means any of the following services provided to any Loan Party by any Bank Product Provider: (a) any treasury or other cash management services, including deposit accounts, automated clearing house (ACH) origination and other funds transfer, depository (including cash vault and check deposit), zero balance accounts and sweeps, return items processing, controlled disbursement accounts, positive pay, lockboxes and lockbox accounts, account reconciliation and information reporting, payables outsourcing, payroll processing, trade finance services, investment accounts and securities accounts, and (b) card services, including credit cards (including purchasing cards and commercial cards), prepaid cards, including payroll, stored value and gift cards, merchant services processing, and debit card services. “Base Rate” means for any day a rate per annum equal to the highest of (i) the rate of interest which the Administrative Agent announces from time to time as its prime lending rate, as in effect from time to time (the “Prime Rate”), (ii) the Federal Funds Rate, as in effect from time to time, plus 0.50%, (iii) the Adjusted LIBO Rate determined on a daily basis for an Interest Period of one (1) month, plus 1.00% (any changes in such rates to be effective as of the date of any change in such rate),Adjusted Term SOFR for a one-month tenor in effect on such day plus 1.00% and (iv) zero percent (0.00%). The Administrative Agent’s prime lending rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent, the Lenders and the Issuing Bank may make commercial loans or other loans at rates of interest at, above, or below the Administrative Agent’s prime lending rate. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate, or the Adjusted LIBO RateTerm SOFR will be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate, or the Adjusted LIBO RateTerm SOFR, respectively. “Base Rate Term SOFR Determination Day” shall have the meaning set forth in the definition of “Term SOFR”. “Benchmark” means, initially, the Adjusted LIBOTerm SOFR Reference Rate; provided that if a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have has occurred with respect to Adjusted LIBOthe Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause Section 2.16(b) or clause (c) of Section 2.16.

“Benchmark Replacement” shall mean, for any Available Tenor with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date: (1) the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment; (21) the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment0.10% (10 basis points); and (32) the sum of: (ai) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (iA) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (iiB) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement forto the then-current Benchmark for U.S. dollar-denominatedDollar-denominated syndicated credit facilities at such time and (bii) the related Benchmark Replacement Adjustment;. provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided further that, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above). If the Benchmark Replacement as determined pursuant to clause (1), or (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents. “Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement: (1) for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent: (a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor; (b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and (2) for purposes of clause (3) of the definition of “Benchmark Replacement,” Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (ia) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (iib) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominatedDollar-denominated syndicated credit facilities at such time;. provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion. “Benchmark Replacement Conforming Changes” shall mean, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day”, the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative, or operational matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents). “Benchmark Replacement Date” shall mean the earliesta date and time determined by the Administrative Agent, which date shall be no later than the earlier to occur of the following events with respect to the then-current Benchmark: (1) (1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,”, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or (2) (2) in the case of clause (3) of the definition of “Benchmark Transition Event,”, the first date of the publicon which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication of information referenced therein; orin such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date. (3) in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Lenders and the Borrower pursuant to Section 2.16(c); or (4) in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-In Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders. For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) above with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof). “Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark: (1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely,; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); (2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the U.S. Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component), or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely,; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or (3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longernot, or as of a specified future date will not be, representative. For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof). “Benchmark Unavailability Period” shall mean, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.16 and (y) ending at the time that a

Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.16. “Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation. “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230. “Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”. “Borrower” shall have the meaning set forth in the introductory paragraph hereof. “Borrowing” shall mean a borrowing consisting of (i) any Loans of the same Type and Class made, converted or continued on the same date and, in the case of EurodollarSOFR Loans, as to which a single Interest Period is in effect or (ii) a Swingline Loan. “Business Day” shall mean (i) any day other than (i) a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or New York, New York are authorized or required by law to close and (ii) if such day relates to a Borrowing of, a payment or prepayment of principal or interest on, a conversion of or into, or an Interest Period for, a EurodollarSOFR Loan, a determination of Adjusted Term SOFR or a notice with respect to any of the foregoing, any such day that is also a day on which dealings in Dollar deposits are not conducted by and between banks in the London interbank marketU.S. Government Securities Business Day. “Capital Expenditures” shall mean, for any period, without duplication, (i) the additions to property, plant and equipment and other capital expenditures of the Borrower and its Subsidiaries that are (or would be) set forth on a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP and (ii) Capital Lease Obligations incurred by the Borrower and its Subsidiaries during such period. “Capital Lease Obligations” of any Person shall mean all obligations of such Person to pay rent or other amounts under any lease (or other arrangement conveying the right to use) of real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP. “Capital Stock” shall mean all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Exchange Act). “Cash Collateralize” shall mean, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of an Issuing Bank or Swingline Lender (as applicable) and the Lenders, as collateral for L/C Obligations, Obligations in respect of Swingline Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the applicable Issuing Bank or Swingline Lender benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent and (b) the applicable Issuing Bank or the Swingline Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support. “Certificate of Determination” shall mean that certain Certificate of Determination of Preferences of Series A Preferred Stock of Allied Physicians of California, a Professional Medical Corporation dated as of May 10, 2019 as in effect as of the Original Closing Date. “Change in Control” means the occurrence of one or more of the following events: (i) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person (other than APC) or “group” (within the meaning of the Exchange Act and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of 35% or more of the outstanding shares of the Capital Stock of the Borrower entitled to vote generally for the election of members of the board of directors of the Borrower, (ii) during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals who are Continuing Directors or (iii) the Borrower ceases to own, directly or indirectly, and control 100% (other than directors’ qualifying shares) of the Capital Stock of each Subsidiary Loan Party. “Change in Law” shall mean the occurrence, after the Closing Date, of any of the following: (i) the adoption or taking effect of any law, rule, regulation or treaty, (ii) any change in any law, rule, regulation or treaty, or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (iii) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) of any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, implemented or issued. “Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Swingline Loans or Incremental Term Loans and when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment, a Swingline Commitment or an Incremental Term Loan Commitment. “Closing Date” shall mean the date on which the conditions precedent set forth in Section 3.1 and Section 3.2 have been satisfied or waived in accordance with Section 10.2. “CMS” shall mean the U.S. Centers for Medicare & Medicaid Services. time. “Code” shall mean the Internal Revenue Code of 1986, as amended and in effect from time to “Collateral” shall mean all tangible and intangible property, real and personal, of any Loan Party that is or purports to be the subject of a Lien to the Administrative Agent to secure the whole or any part of the Obligations or any Guarantee thereof, and shall include, without limitation, all casualty insurance proceeds and condemnation awards with respect to any of the foregoing.

“Collateral Assignments” shall mean, collectively, (a) each Original Closing Date Collateral Assignment and (b) any other collateral assignment of Associated Practice Documents, (c) any collateral assignment of a seller’s representations, warranties, covenants and indemnities as required in connection with any Permitted Acquisition or other Acquisition and (d) any collateral assignment of loan documents and other agreements as may be required in connection with any Future Approved Entity Investment. “Collateral Documents” shall mean, collectively, the Guaranty and Security Agreement, any Real Estate Documents, the Control Account Agreements, the Collateral Assignments, the Perfection Certificate, all Copyright Security Agreements, all Patent Security Agreements, all Trademark Security Agreements and all other instruments and agreements now or hereafter securing or perfecting the Liens securing the whole or any part of the Obligations or any Guarantee thereof, all UCC financing statements, fixture filings and stock powers, and all other documents, instruments, agreements and certificates executed and delivered by any Loan Party to the Administrative Agent and the Lenders in connection with the foregoing. “Commitment” shall mean a Revolving Commitment, a Swingline Commitment or an Incremental Commitment or any combination thereof (as the context shall permit or require). “Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended and in effect from time to time, and any successor statute. “Compliance Certificate” shall mean a certificate from the principal executive officer or the principal financial officer of the Borrower in the form of, and containing the certifications set forth in, the certificate attached hereto as Exhibit 5.1(c). “Conforming Changes” shall mean, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate”. the definition of “Business Day”, the definition of “U.S. Government Securities Business Day”, the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.19 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents). “Consolidated EBITDA” shall mean, for the Borrower and its Subsidiaries for any period, determined on a consolidated basis (including, for the avoidance of doubt, all Associated Practices in accordance with Section 1.3(b)), an amount equal to the sum of: (i) Consolidated Net Income for such period, plus (ii) to the extent reducing Consolidated Net Income for such period, and without duplication,

(A) Consolidated Interest Expense, (B) income tax expense determined on a consolidated basis in accordance with GAAP, (C) depreciation and amortization determined on a consolidated basis in accordance with GAAP, (D) transaction costs and expenses incurred in connection with the Related Transactions and any Permitted Acquisition or Future Approved Entity Investment permitted hereunder that was consummated during such period, (E) unusual, one-time or non-recurring charges and expenses, including restructuring charges, integration costs, retention, recruiting and relocation expenses and expenses arising from severance of employees or management and other non-recurring expenses not otherwise added back to Consolidated EBITDA, in each case incurred during such period, as certified by a Responsible Officer of the Borrower and acceptable to the Administrative Agent in its sole discretion; provided that the aggregate amount added back pursuant to this clause (E) for any period shall not exceed fifteen percent (15%) of Consolidated EBITDA for such period (calculated before giving effect to such add- back); and (F) all other non-cash charges acceptable to the Administrative Agent in its sole discretion determined on a consolidated basis in accordance with GAAP, in each case for such period, less (iii) to the extent increasing Consolidated Net Income for such period, and without duplication, (A) unusual, one-time or non-recurring gains, (B) non-cash gains, excluding any non-cash gains that represent the reversal of any accrual of, or cash reserve for, anticipated cash items in any prior period (other than any such accruals or cash reserves that have been added back to Consolidated Net Income in calculating Consolidated EBITDA in accordance with this definition); (C) any Consolidated EBITDA representing the net income of any Person (other than the Borrower and its Subsidiaries) that is required to be consolidated in the financial statements of the Borrower and its Subsidiaries multiplied by the percentage of such Person’s Capital Stock that is owned by a third party that is wholly unaffiliated with the Borrower and its Subsidiaries; and (D) any Consolidated EBITDA representing any net income that is attributable to the owners of APC’s Capital Stock pursuant to the APC Performance Incentive Plan; provided that for purposes of calculating compliance with the financial covenants set forth in Article VI, to the extent that during such period an Acquisition was consummated (including any Acquisition by an Associated Practice, Permitted Acquisition by a Loan Party or other Acquisition approved in writing by the Required Lenders), or any sale, transfer or other disposition of any Person, business, property or assets (which shall be deemed to include any Associated Practice that ceased to be an Associated Practice during such period) occurred, Consolidated EBITDA shall be calculated on a Pro Forma Basis with respect to such Person, Associated Practice, business, property or assets so acquired or disposed of; provided, further that no payments or other amounts received by the Borrower or any Subsidiary from CMS pursuant to the “NextGen ACO shared savings program” shall be treated as unusual, one-time or non-recurring income or gains for purposes of calculating Consolidated EBITDA. “Consolidated Interest Coverage Ratio” shall mean, as of any date, the ratio of (i) Consolidated EBITDA for the four consecutive Fiscal Quarters ending on or immediately prior to such date for which financial statements are required to have been delivered under this Agreement to (ii) Consolidated Interest Expense for the four consecutive Fiscal Quarters ending on or immediately prior to such date for which financial statements are required to have been delivered under this Agreement. “Consolidated Interest Expense” shall mean, for the Borrower and its Subsidiaries for any period, determined on a consolidated basis in accordance with GAAP, the sum of (i) total interest expense, including, without limitation, the interest component of any payments in respect of Capital Lease Obligations, capitalized or expensed during such period (whether or not actually paid during such period) plus (ii) the net amount payable or expensed or deducted in calculating Consolidated Net Income (or minus the net amount receivable) with respect to Hedging Transactions during such period (whether or not actually paid or received during such period). “Consolidated Lease Expense” shall mean, for the Borrower and its Subsidiaries for any period, the aggregate amount of fixed and contingent rentals expensed with respect to leases of real and personal property (excluding Capital Lease Obligations) for such period determined on a consolidated basis in accordance with GAAP. “Consolidated Net Income” shall mean, for the Borrower and its Subsidiaries for any period, the net income (or loss) of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP (including, for the avoidance of doubt, all Associated Practices in accordance with Section 1.3(b)), but excluding therefrom (to the extent otherwise included therein): (i) any extraordinary gains or losses (as determined by reference to GAAP immediately prior to giving effect to FASB’s Accounting Standards Update No. 2015-01); (ii) any gains attributable to write-ups of assets or the sale of assets (other than the sale of inventory in the ordinary course of business); (iii) other than with respect to any Associated Practice, the net income of any Person (other than a Subsidiary) in which the Borrower or any of its Subsidiaries has a joint interest with a third party or a minority interest, except to the extent such net income is actually paid in cash to the Borrower or any of its Subsidiaries by dividend or other distribution during such period; (iv) the income of any Subsidiary that is not a Loan Party to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary; and

(v) any income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any Subsidiary or the date that such Person’s assets are acquired by the Borrower or any Subsidiary ; provided that any payments or other amounts received by the Borrower or any Subsidiary from CMS pursuant to the “NextGen ACO shared savings program” shall be treated as income for purposes of calculating Consolidated Net Income. “Consolidated Total Assets” means the consolidated total assets of the Borrower and its Subsidiaries determined in accordance with GAAP as of the date of the financial statements most recently delivered pursuant to Section 5.1. “Consolidated Total Net Debt” shall mean, as of any date, (i) all Indebtedness of the Borrower and its Subsidiaries measured on a consolidated basis (including, for the avoidance of doubt, all Associated Practices in accordance with Section 1.3(b)) as of such date, but excluding Indebtedness of the type described in subsection (xi) of the definition thereof minus (ii) the amount of Qualified Cash as of such date in an amount not to exceed $50,000,000. “Consolidated Total Net Leverage Ratio” shall mean, as of any date, the ratio of (i) Consolidated Total Net Debt as of such date to (ii) Consolidated EBITDA for the four consecutive Fiscal Quarters ending on or immediately prior to such date for which financial statements are required to have been delivered under this Agreement. “Continuing Director” shall mean, with respect to any period, any individuals (A) who were members of the board of directors or other equivalent governing body of the Borrower on the first day of such period, (B) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (A) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body, or (C) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (A) and (B) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body. “Contractual Obligation” of any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking under which such Person is obligated or by which it or any of the property in which it has an interest is bound. “Control Account Agreement” shall mean any tri-party agreement by and among a Loan Party, the Administrative Agent and a depositary bank or securities intermediary at which such Loan Party maintains a Controlled Account, in each case in form and substance satisfactory to the Administrative Agent. “Controlled Account” shall have the meaning set forth in Section 5.11. “Copyright” shall have the meaning assigned to such term in the Guaranty and Security Agreement. “Copyright Security Agreement” shall mean any Copyright Security Agreement executed by a Loan Party owning registered Copyrights or applications for Copyrights in favor of the Administrative Agent for the benefit of the Secured Parties, including on the Original Closing Date and at any time thereafter (in each case as amended, restated, reaffirmed (including pursuant to the Reaffirmation Agreement), supplemented or otherwise modified from time to time). “Corresponding Tenor” with respect to any Available Tenor shall mean, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor. “Covenant Holiday” shall have the meaning set forth in Section 6.1. “Daily Simple SOFR” shall mean, for any day, SOFR, with the conventions for this rate (which will include a lookback) ) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion. “Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect. “Default” shall mean any condition or event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default. “Default Interest” shall have the meaning set forth in Section 2.13(c). “Defaulting Lender” shall mean, subject to Section 2.26(c), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Bank, any Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or any Issuing Bank or Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.26(b)) upon delivery of written notice of such determination to the Borrower, each Issuing Bank, each Swingline Lender and each Lender. “Dollar(s)” and the sign “$” shall mean lawful money of the United States. “Domestic Subsidiary” shall mean each Subsidiary of the Borrower that is organized under the laws of the United States or any state or district thereof. “Early Opt-in Election” shall mean, if the then-current Benchmark is the Adjusted LIBO Rate, the occurrence of: (1) a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and (2) the joint election by the Administrative Agent and the Borrower to trigger a fallback from the Adjusted LIBO Rate and the provision by the Administrative Agent of written notice of such election to the Lenders. “EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein and Norway. “EEA Resolution Authority” shall mean any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Eligible Assignee” shall mean any Person that meets the requirements to be an assignee under Section 10.4 (subject to such consents, if any, as may be required under Section 10.4(b)(iii)). “Environmental Indemnity” shall mean each environmental indemnity made by each Loan Party with Real Estate required to be pledged as Collateral in favor of the Administrative Agent for the benefit of the Secured Parties, in each case in form and substance satisfactory to the Administrative Agent.

“Environmental Laws” shall mean all applicable laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters concerning exposure to Hazardous Materials. “Environmental Liability” shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental investigation and remediation, costs of administrative oversight, fines, natural resource damages, penalties or indemnities), of the Borrower or any of its Subsidiaries directly or indirectly resulting from or based upon (i) any actual or alleged violation of any Environmental Law, (ii) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (iii) any actual or alleged exposure to any Hazardous Materials, (iv) the Release or threatened Release of any Hazardous Materials or (v) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing. “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time, and any successor statute thereto and the regulations promulgated and rulings issued thereunder. “ERISA Affiliate” shall mean any person that for purposes of Title I or Title IV of ERISA or Section 412 of the Code would be deemed at any relevant time to be a “single employer” or otherwise aggregated with the Borrower or any of its Subsidiaries under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA. “ERISA Event” shall mean (i) any “reportable event” as defined in Section 4043 of ERISA with respect to a Plan (other than an event as to which the PBGC has waived under subsection .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043 the requirement of Section 4043(a) of ERISA that it be notified of such event); (ii) any failure to make a required contribution to any Plan that would result in the imposition of a lien or other encumbrance or the provision of security under Section 430 of the Code or Section 303 or 4068 of ERISA, or the arising of such a lien or encumbrance, there being or arising any “unpaid minimum required contribution” or “accumulated funding deficiency” (as defined or otherwise set forth in Section 4971 of the Code or Part 3 of Subtitle B of Title 1 of ERISA), whether or not waived, or any filing of any request for or receipt of a minimum funding waiver under Section 412 of the Code or Section 302 of ERISA with respect to any Plan or Multiemployer Plan, or that such filing may be made, or any determination that any Plan is, or is expected to be, in at-risk status under Title IV of ERISA; (iii) any incurrence by the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of any liability under Title IV of ERISA with respect to any Plan or Multiemployer Plan (other than for premiums due and not delinquent under Section 4007 of ERISA); (iv) any institution of proceedings, or the occurrence of an event or condition which would reasonably be expected to constitute grounds for the institution of proceedings by the PBGC, under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (v) any incurrence by the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, or the receipt by the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of any notice that a Multiemployer Plan is in endangered or critical status under Section 305 of ERISA; (vi) any receipt by the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of any notice, or any receipt by any Multiemployer Plan from the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (vii) engaging in a non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA; or (viii) any filing of a notice of intent to terminate any Plan if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, any filing under Section 4041(c) of ERISA of a notice of intent to terminate any Plan, or the termination of any Plan under Section 4041(c) of ERISA. “Erroneous Payment” has the meaning assigned to it in Section 9.15(a). “Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 9.15(d). “Erroneous Payment Impacted Class” has the meaning assigned to it in Section 9.15(d). “Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 9.15(d). “Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 9.15(d). “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time. “Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted LIBO Rate. “Event of Default” shall have the meaning set forth in Section 8.1. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended and in effect from time to time. “Excluded Accounts” shall mean, collectively, (a) any zero-balance accounts, (b) any payroll, withholding tax and other fiduciary or escrow accounts, in each case solely to the extent such accounts contain only amounts designated for payment of payroll, withholding tax and other fiduciary or escrow liabilities, (c) refund accounts, solely to the extent such accounts contain amounts designated for refunds to patients, Governmental Authorities or Third Party Payors; (d) third party administrator accounts, solely to the extent such accounts contain amounts related to the administration of payment and collections for physicians (other than management fees relating to such administration); (e) accounts containing payments from CMS that have not yet been applied to claims; (f) any accounts owned exclusively by Excluded Subsidiaries; and (g) any other accounts as long as the aggregate monthly average daily balance for all such Loan Parties in all such other accounts does not exceed $500,000 at any time. “Excluded Property” shall mean, collectively: (i) any fee-owned real property which has a fair market value of less than $7,500,000 and any leasehold real property; (ii) commercial tort claims reasonably expected to result in recovery of less than $1,000,000 individually; (iii) any governmental or regulatory licenses, to the extent that, and for so long as, the grant (or perfection) of a security interest therein, or the assignment thereof, is prohibited or restricted thereby or under applicable law or would require a governmental consent that has not been obtained after the Borrower’s use of commercially reasonable efforts to obtain such consent (in each case, after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or similar applicable laws that would have a similar effect); provided that nothing in this clause (iii) shall prohibit the pledge or grant of security in the proceeds of such licenses; (iv) any particular asset (including the Capital Stock of any direct Subsidiary held by the Borrower or any Guarantor) or right under contract to the extent that, and for so long as, the pledge thereof or a security interest therein (A) is prohibited or restricted by applicable law, including any regulation applicable to the Loan Parties’ line of business, or (B) would violate the terms of any agreement (including, without limitation, any purchase money security interest or similar arrangement permitted by the loan documentation) that is legally binding on the Borrower or any Guarantor or any Regulated Entity (in each case, after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or similar applicable laws that would have a similar effect); provided that nothing in this clause (iv) shall prohibit the pledge or grant of security in the proceeds of such assets or rights to such proceeds; (v) any margin stock; (vi) any intent-to-use trademark application prior to the filing of a “Statement of Use”, “Amendment to Allege Use” or similar filing with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable law; (vii) any motor vehicles, aircraft and other similar assets subject to certificates of title or ownership (except to the extent a security interest therein can be perfected by the filing of a UCC financing statement); (viii) any Excluded Accounts; and (ix) any other assets if, and for so long as, in the reasonable judgment of the Administrative Agent (in consultation with the Borrower), the cost or burden of creating or perfecting a pledge or security interest in such assets is excessive in relation of the benefits afforded to the Lenders. “Excluded Subsidiary” shall mean any: (a) Subsidiary of the Borrower with respect to which the provision of a guaranty by such Subsidiary would result in material adverse tax consequences, as reasonably determined by the Borrower in consultation with the Administrative Agent; (b) Subsidiary of the Borrower that is a captive insurance subsidiary; (c) not-for-profit Subsidiary of the Borrower; (d) Subsidiary of the Borrower that is a special purpose entity; (e) Subsidiary of the Borrower that is prohibited by applicable laws or contractual obligation (other than with any Affiliate of any Loan Party) from guaranteeing the Obligations or with respect to which any consent, approval, license or authorization from any Governmental Authority would be required for the provision of any such guarantee in each case so long as the Administrative Agent shall have received a certification from a Responsible Officer of the Borrower as to the existence of such applicable law or required consent, approval, license or authorization upon the Administrative Agent’s request for such a certificate, provided, that (i) in the case of such guarantee being prohibited due to a contractual obligation, such contractual obligation shall have been in place on the Closing Date or, if later, at the time such Subsidiary became a Subsidiary, and shall not have been created or amended in contemplation of or in connection with such Person becoming a Subsidiary, and (ii) to the extent any such prohibition is capable of being overcome or eliminated, the Loan Parties shall use commercially reasonable efforts for a period not to exceed ninety (90) days to overcome or eliminate any such prohibition and each such Subsidiary shall cease to be an Excluded Subsidiary if such prohibition shall cease to exist or apply; and (f) any Immaterial Subsidiary. For the avoidance of doubt, it is understood and agreed that APA ACO, Inc. shall be deemed to be an Excluded Subsidiary pursuant to clause (e) of the foregoing definition for so long as the Borrower, in consultation with its healthcare counsel, reasonably determines there to be prohibition under applicable law; provided that the Collateral shall include a pledge of 100% of the Capital Stock of APA ACO, Inc. so long as such pledge does not result in an “assignment” or “change in control” (in each case as such term is defined by CMS) under the Next Generation ACO Model Participation Agreement dated December 15, 2016 and is not otherwise “Excluded Property” pursuant to clause (iv) of the definition thereof (and it being understood and agreed that the Administrative Agent shall receive CMS’ consent prior to exercising any remedies with respect to the pledge described in this proviso). “Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guarantee of such Guarantor becomes effective with respect to such related Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal. “Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.25) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.20, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.20 and (d) any U.S. federal withholding Taxes imposed under FATCA. “Existing Credit Agreement” shall have the meaning set forth in the recitals hereto. “Existing Lenders” shall have the meaning set forth in the recitals hereto. “Existing Letters of Credit” means the letters of credit issued and outstanding under the Existing Credit Agreement as set forth on Schedule 2.22 (as of the Closing Date). “FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Reserve Bank of New York’s Website” shall mean the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source. “Federal Funds Rate” shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the next succeeding Business Day or, if such rate is not so published for any Business Day, the Federal Funds Rate for such day shall be the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent. For purposes of this Agreement, the Federal Funds Rate shall not be less than zero percent (0%). “Fee Letter” shall mean that certain fee letter, dated as of May 10, 2021 executed by Truist Securities, Inc. and consented to by the Borrower. “First Amendment” shall mean that certain First Amendment to Amended and Restated Credit Agreement, dated as of the First Amendment Effective Date, by and among the Borrower, the Guarantor, the Lenders and the Administrative Agent. “First Amendment Effective Date” shall mean December 20, 2022. “Fiscal Quarter” shall mean any fiscal quarter of the Borrower. “Fiscal Year” shall mean any fiscal year of the Borrower. “Flood Insurance Laws” shall mean, collectively, (i) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973), as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004, as now or hereafter in effect or any successor statute thereto and (iii) the Biggert –Waters Flood Insurance Reform Act of 2012, as now or hereafter in effect or any successor statute thereto. “Floor” shall mean the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification amendment, or renewal of this Agreement or otherwise) with respect to the Adjusted LIBO Rate.a rate of interest equal to zero percent (0.00%). “Foreign Lender” shall mean a Lender that is not a U.S. Person. “Foreign Subsidiary” shall mean each Subsidiary of the Borrower that is organized under the laws of a jurisdiction other than one of the fifty states of the United States or the District of Columbia. “Future Approved Entity Investment” shall mean any secured loan made by the Borrower to an Approved Entity after the Original Closing Date with terms and structure substantially similar to the AP-AMH Loan (other than the total debt amount, loan term and interest rate); provided that it is understood and agreed that the underlying use of proceeds and collateral securing any such loan may differ from the use of proceeds and collateral securing the AP-AMH Loan made on the Original Closing Date so long as the conditions set forth in Section 7.4 to any such Future Approved Entity Investment are satisfied.

“GAAP” shall mean generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.3. “Governmental Authority” shall mean the government of the United States or any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank), it being understood and agreed that the foregoing definition shall include any agency, branch or other governmental body charged with the responsibility and/or vested with the authority to administer and/or enforce any Healthcare Laws, including any Medicare or Medicaid contractors, intermediaries or carriers. “Governmental Authorization” means any permit, license, authorization, certification, registration, approval, plan, directive, consent order or consent decree of or from any Governmental Authority. “Guarantee” of or by any Person (the “guarantor”) shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly and including any obligation, direct or indirect, of the guarantor (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) as an account party in respect of any letter of credit or letter of guaranty issued in support of such Indebtedness or obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith. The term “Guarantee” used as a verb has a corresponding meaning. “Guarantor” shall mean each of the Subsidiary Loan Parties. “Guaranty and Security Agreement” shall mean the Guaranty and Security Agreement, dated as of the Original Closing Date, made by the Loan Parties in favor of the Administrative Agent for the benefit of the Secured Parties, as amended, restated, reaffirmed (including pursuant to the Reaffirmation Agreement), supplemented or otherwise modified from time to time. “Hazardous Materials” shall mean all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law. “Healthcare Laws” means all applicable federal and state healthcare Laws relating to the provision of clinical care or management, leasing, or provision of goods and services to medical clinics or medical practices that provide medical services, including, without limitation, (a) all fraud and abuse Laws (including, without limitation, the following statutes, as amended, modified or supplemented from time to time and any successor statutes thereto and regulations promulgated from time to time thereunder: (i) the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)); (ii) the civil False Claims Act (31 U.S.C. § 3729 et seq.); Sections 1320a-7,1320a-7a and 1320a-7b of Title 42 of the United States Code; (iii) the Emergency Medical Treatment and Labor Act (42 U.S.C. § 1395dd), Sections 1320a-7 and 1320a-71 of Title 42 of the United States Code; and (iv) the Ethics in Patient Referrals Act (42 U.S.C. § 1395nn),; (b) the Health Insurance Portability and Accountability Act of 1996, as amended by the HITECH Act, and as otherwise may be amended from time to time; (c) (i) Medicare and the regulations promulgated thereunder, (ii) Medicaid and the regulations promulgated thereunder, (iii) TRICARE (10 U.S.C. Section 1071 et seq.) or (iv) other analogous state or federal programs; (d) the Health Information Technology for Economic and Clinical Health Act provisions of the American Recovery and Reinvestment Act of 2009, Pub. Law No. 111-5 and its implementing regulations 42 C.F.R. §§ 412, 413, 422 and 495; (e) quality, safety and accreditation standards and requirements of all applicable state laws or regulatory bodies; (f) requirements of Law relating to the ownership or operation of a healthcare facility or business, or assets used in connection therewith and restrictions on the corporate practice of medicine, corporate practice of nursing, professional fee-splitting, office-based medical procedures, anesthesia requirements and the provision of management or administrative services to medical practices; (g) requirements of Law relating to the billing or submission of claims, collection of accounts, underwriting the cost of, or provision of management or administrative services in connection with, any and all of the foregoing. “Healthcare Permits” means all material and applicable healthcare related licenses, permits, approvals, registrations, certifications, accreditations, contracts, consents, qualifications and authorizations necessary for the lawful conduct of each of the Borrower’s, its Subsidiaries’ and the Associated Practices’ respective businesses pursuant to all applicable Healthcare Laws. “Hedge Termination Value” shall mean, in respect of any one or more Hedging Transactions, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Transactions, (a) for any date on or after the date such Hedging Transactions have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Transactions, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Transactions (which may include a Lender or any Affiliate of a Lender). “Hedging Obligations” of any Person shall mean any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired under (i) any and all Hedging Transactions, (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Hedging Transactions and (iii) any and all renewals, extensions and modifications of any Hedging Transactions and any and all substitutions for any Hedging Transactions. “Hedging Transaction” of any Person shall mean (a) any transaction (including an agreement with respect to any such transaction) now existing or hereafter entered into by such Person that is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, spot transaction, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement. “HIPAA” means, collectively, (a) the Health Insurance Portability and Accountability Act of 1996, 42 U.S.C. §§ 1320d-1320d-8, as amended by the HITECH Act, and any regulations adopted thereunder; and (b) the Health Information Technology for Economic and Clinical Health Act (Title XIII of the American Recovery and Reinvestment Act of 2009 in each case with respect to the laws described in clauses (a) and (b) of this definition, as the same may be amended, modified or supplemented from time to time, any successor statutes thereto, any and all rules or regulations promulgated from time to time thereunder. “Historical Financial Statements” shall mean copies of (a) the internally prepared quarterly financial statements of the Borrower and its Subsidiaries on a consolidated basis for the Fiscal Quarter ended March 31, 2021 and (b) the audited consolidated financial statements for the Borrower and its Subsidiaries for the Fiscal Year ended December 31, 2020. “Immaterial Subsidiary” shall mean, on any date of determination, any Subsidiary of the Borrower that, together with its Subsidiaries, (i) generated less than 5.0% of revenue of the Borrower and its Subsidiaries for the most recent four (4) consecutive Fiscal Quarter period for which financial statements have been delivered (or are required to have been delivered) pursuant to Section 5.1(b) and (ii) has total assets (including Capital Stock in other Subsidiaries and excluding investments that are eliminated in consolidation) of less than 5.0% of Consolidated Total Assets as reflected in the financial statements most recently delivered pursuant to Section 5.1(b). For the avoidance of doubt, as of the Closing Date, Allied Physicians ACO, LLC, APCN-ACO, Inc., 99 Medical Equipment, Healthcare Supplies & Wheelchair Center, ApolloMed Accountable Care Organization, Inc., Apollo Medical Management, Inc., ApolloMed Laboratories, Inc., ApolloMed Imaging, Inc., Apollo Care Connect, Inc., Pulmonary Critical Care Management, Inc., Verdugo Medical Management, Inc., Apollo Palliative Services LLC, Best Choice Hospice Care, LLC, Holistic Care Home Health Agency, Inc., Allied Pacific Hospice LLC, Concourse Diagnostic and Surgery Center, LLC, AP Healthcare System, Apollo-Sun Labs Management, LLC and Sun Clinical Laboratories shall each be an Immaterial Subsidiary; provided that each of the foregoing shall at all times be subject to the thresholds in the foregoing definition and the thresholds and covenants set forth in Section 5.12. “Increasing Lender” shall have the meaning set forth in Section 2.23. “Incremental Commitment” shall have the meaning set forth in Section 2.23. “Incremental Revolving Commitment” shall have the meaning set forth in Section 2.23. “Incremental Term Loan” shall have the meaning set forth in Section 2.23. “Incremental Term Loan Commitment” shall have the meaning set forth in Section 2.23. “Indebtedness” of any Person shall mean, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of the deferred purchase price of property or services (other than trade payables and management fees incurred in the ordinary course of business; provided that, for purposes of Section 8.1(g), trade payables and management fees overdue by more than 120 days shall be included in this definition except to the extent that any of such trade payables are being disputed in good faith and by appropriate measures), (iv) all obligations of such Person under any conditional sale or other title retention agreement(s) relating to property acquired by such Person, (v) all Capital Lease Obligations of such Person, (vi) all obligations, contingent or otherwise, of such Person in respect of letters of credit, acceptances or similar extensions of credit, (vii) all Guarantees of such Person of the type of Indebtedness described in clauses (i) through (vi) above, (viii) all Indebtedness of a third party secured by any Lien on property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (ix) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person, (x) all Off-Balance Sheet Liabilities and (xi) all net Hedging Obligations. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company or the foreign equivalent thereof) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Hedging Transaction on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (viii) that is expressly made nonrecourse or limited-recourse (limited solely to the assets securing such Indebtedness) to such Person shall be deemed to be equal to the lesser of (a) the aggregate unpaid amount of such Indebtedness and (b) the fair market value of the property encumbered thereby as determined by such Person in good faith; provided that none of the following shall constitute Indebtedness of any Person: (x) obligations or liabilities of any Person for unissued equity shares, deferred revenue, deferred or subordinated management fees, deferred taxes or other similar accrued or deferred expenses (other than deferred purchase price payments of any kind as set forth above), in each case arising in the ordinary course of business, (y) “incurred but not reported” liabilities and (z) obligations or liabilities of any Person to CMS owed in the ordinary course of business, but any such obligations or liabilities under this clause (z) shall constitute Indebtedness if overdue by more than 10 Business Days (other than to the extent contested in good faith). “Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes. “Interest Period” shall mean with respect to any EurodollarSOFR Borrowing, a period of one (1), three (3) or six (6) months (in each case, subject to the extent availableavailability thereof); provided that: (x) (1) the initial Interest Period for such Borrowing shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of another Type), and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires; (xi) (2) if any Interest Period would otherwise end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case such Interest Period would end on the immediately preceding Business Day; (xii) (3) any Interest Period which begins on the last Business Day of a calendar month or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of such calendar month; (xiii) (4) each principal installment of the Incremental Term Loans shall have an Interest Period ending on each installment payment date and the remaining principal balance (if any) of the Incremental Term Loans shall have an Interest Period determined as set forth above; and (xiv) (5) no Interest Period may extend beyond the Revolving Commitment Termination Date, unless on the Revolving Commitment Termination Date the aggregate outstanding principal amount of Incremental Term Loans is equal to or greater than the aggregate principal amount of EurodollarSOFR Loans with Interest Periods expiring after such date, and no Interest Period may extend beyond the Maturity Date.; and (6) no tenor that has been removed from this definition pursuant to Section 2.16(e) shall be available for specification in any Notice of Borrowing or Notice of Conversion/Continuation. “Investment Consideration” shall mean, collectively, (A) the aggregate purchase consideration for an Acquisition and all other payments (but excluding any related acquisition fees, costs and expenses incurred in connection with any Acquisition), directly or indirectly, by any Person in exchange for, or as part of, or in connection with, an Acquisition, whether paid in cash or cash equivalents or by exchange of equity interests or of any property or by the assumption of Indebtedness of the target, business unit or asset group acquired or proposed to be acquired in any such Acquisition or otherwise and whether payable prior to, as of the consummation of, or after any such Acquisition, including any earn-outs and deferred payment obligations (whether contingent or otherwise), (B) the aggregate amount of all loans made by the Borrower to an Approved Entity in the case of any Future Approved Entity Investment and (C) the aggregate amount of all loans made by the Borrower to any Subsidiary or Associated Practice to fund Permitted Acquisitions or other Investments; provided, that Investment Consideration shall not include (a) any consideration or payment paid by the Borrower or any of its Subsidiaries (i) with the net cash proceeds from any substantially concurrent issuance of Capital Stock of the Borrower to its shareholders and/or (ii) in the form of Capital Stock of the Borrower and (b) cash and cash equivalents acquired by the Borrower or any of its Subsidiaries as part of the applicable Investment. “Investments” shall have the meaning set forth in Section 7.4. “IRS” shall mean the United States Internal Revenue Service. “ISDA Definitions” shall mean the 2006 ISDA Definitions, published by the International Swaps and Derivatives Association, Inc., or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto. “Issuing Banks” shall mean Truist Bank in its capacity as the issuer of Letters of Credit pursuant to Section 2.22 together with any other Lender as the Borrower may from time to time select as an Issuing Bank hereunder pursuant to Section 2.22; provided that such Lender has agreed to be an Issuing Bank. “Knowledge” of Borrower shall mean the actual knowledge of any of the Borrower’s Responsible Officers. “LC Commitment” shall mean that portion of the Aggregate Revolving Commitments that may be used by the Borrower for the issuance of Letters of Credit in an aggregate face amount not to exceed $25,000,000.

Credit. “LC Disbursement” shall mean a payment made by any Issuing Bank pursuant to a Letter of “LC Documents” shall mean all applications, agreements and instruments relating to the Letters of Credit but excluding the Letters of Credit. “LC Exposure” shall mean, at any time, the sum of (i) the aggregate undrawn amount of all outstanding Letters of Credit at such time, plus (ii) the aggregate amount of all LC Disbursements that have not been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender shall be its Pro Rata Share (based on such Revolving Lender’s Revolving Commitment or Revolving Credit Exposure, as applicable) of the total LC Exposure at such time. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, that with respect to any Letter of Credit that, by its terms or any document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time. “Lender-Related Hedge Provider” means any Person that, at the time it enters into a Hedging Transaction with any Loan Party, (i) is a Lender or an Affiliate of a Lender and (ii) except when the Lender- Related Hedge Provider is Truist Bank or any of its Affiliates, has provided prior written notice to the Administrative Agent which has been acknowledged by the Borrower of (x) the existence of such Hedging Transaction and (y) the methodology to be used by such parties in determining the obligations under such Hedging Transaction from time to time. In no event shall any Lender-Related Hedge Provider acting in such capacity be deemed a Lender for purposes hereof to the extent of and as to Hedging Obligations except that each reference to the term “Lender” in Article IX and Section 10.3(b) shall be deemed to include such Lender-Related Hedge Provider. In no event shall the approval of any such Person in its capacity as Lender-Related Hedge Provider be required in connection with the release or termination of any security interest or Lien of the Administrative Agent. “Lenders” shall have the meaning set forth in the introductory paragraph hereof and shall include, where appropriate, the Swingline Lender, each Increasing Lender and each Additional Lender that joins this Agreement pursuant to Section 2.23. “Letter of Credit” shall mean any stand-by letter of credit issued pursuant to Section 2.22 by any Issuing Bank for the account of the Borrower or any Subsidiary Loan Party (which may be for the benefit of any Subsidiary or Associated Practice) pursuant to the LC Commitment and any Existing Letter of Credit. “Lien” shall mean any mortgage, pledge, security interest, lien (statutory or otherwise), charge, encumbrance, hypothecation, assignment, deposit arrangement, or other arrangement having the practical effect of any of the foregoing or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having the same economic effect as any of the foregoing). “Loan Documents” shall mean, collectively, this Agreement, the First Amendment, the Collateral Documents, the Reaffirmation Agreement, the LC Documents, the Fee Letter, all Notices of Revolving Borrowing, all Notices of Swingline Borrowing, all Notices of Conversion/Continuation, all Compliance Certificates, any promissory notes issued hereunder and any and all other instruments, agreements, documents and writings executed in connection with any of the foregoing.

“Loan Parties” shall mean the Borrower and the Subsidiary Loan Parties. “Loans” shall mean all Revolving Loans, Swingline Loans and Incremental Term Loans in the aggregate or any of them, as the context shall require, and shall include, where appropriate, any loan made pursuant to Section 2.23. “Management Services Agreements” shall mean, collectively, each management services agreement between an Associated Practice and a Loan Party, and any other similar services agreements, including administrative services agreements, between the Borrower or its Subsidiaries and Associated Practices pursuant to which the Borrower or such Subsidiaries provide non-clinical management services to such Associated Practices, which such agreements shall be in form and substance reasonably satisfactory to Administrative Agent. “Material Adverse Effect” shall mean, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singularly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences whether or not related, resulting in a material adverse change in, or a material adverse effect on, (i) the business, results of operations, financial condition, assets, liabilities or prospects of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Loan Parties to perform any of their respective obligations under the Loan Documents, (iii) the rights and remedies of the Administrative Agent, the Issuing Banks, the Swingline Lender or the Lenders under any of the Loan Documents or (iv) the legality, validity or enforceability of any of the Loan Documents. “Material Agreements” shall mean (i) all agreements, indentures or notes governing the terms of any Material Indebtedness, (ii) the APC 2019 Transaction Documents, (iii) the NMM-APC Management Services Agreement and (iv) each other agreement, document, contract, indenture and instrument pursuant to which (A) any Loan Party or any of its Subsidiaries are obligated to make payments in any twelve month period of $5,000,000 or more, (B) any Loan Party or any of its Subsidiaries expects to receive revenue in any twelve month period of $5,000,000 or more and (C) a default, breach or termination thereof could reasonably be expected to result in a Material Adverse Effect. “Material Associated Practice” shall mean, collectively, (i) any Associated Practice and (ii) any ambulatory surgery center (including, for the avoidance of doubt, Concourse Diagnostic and Surgery Center, LLC), in each case of the foregoing clauses (i) and (ii), solely to the extent that the accounts of any such Person would be required to be consolidated with those of the Borrower in the Borrower’s consolidated financial statements if such financial statements were prepared in accordance with GAAP. “Material Indebtedness” shall mean any Indebtedness (other than the Commitments, the Loans and the Letters of Credit) of the Borrower or any of its Subsidiaries individually or in an aggregate committed or outstanding principal amount exceeding the Threshold Amount. For purposes of determining the amount of attributed Indebtedness from Hedging Obligations, the “principal amount” of any Hedging Obligations at any time shall be the Net Mark-to-Market Exposure of such Hedging Obligations. “Maturity Date” shall mean, as relates to any Incremental Term Loans, (i) the maturity date specified therefor in the applicable incremental agreement and (ii) the date on which the principal amount of all outstanding Incremental Term Loans have been declared or automatically have become due and payable (whether by acceleration or otherwise).

“Moody’s” shall mean Moody’s Investors Service, Inc. “Mortgaged Property” shall mean, collectively, the Real Estate subject to the Mortgages, including, but not limited to, any Real Estate for which a Mortgage is required to be delivered after the date hereof pursuant to Section 5.13. “Mortgages” shall mean, collectively, each mortgage, deed of trust, trust deed, security deed, debenture, deed of immovable hypothec, deed to secure debt or other real estate security documents delivered by any Loan Party to the Administrative Agent from time to time, all in form and substance satisfactory to the Administrative Agent, as the same may be amended, amended and restated, extended, supplemented, substituted or otherwise modified from time to time. “Multiemployer Plan” shall mean any “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, which is contributed to by (or to which there is or may be an obligation to contribute of) the Borrower, any of its Subsidiaries or an ERISA Affiliate, and each such plan for the five-year period immediately following the latest date on which the Borrower, any of its Subsidiaries or an ERISA Affiliate contributed to or had an obligation to contribute to such plan. “Net Mark-to-Market Exposure” of any Person shall mean, as of any date of determination with respect to any Hedging Obligation, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from such Hedging Obligation. “Unrealized losses” shall mean the fair market value of the cost to such Person of replacing the Hedging Transaction giving rise to such Hedging Obligation as of the date of determination (assuming such Hedging Transaction were to be terminated as of that date), and “unrealized profits” shall mean the fair market value of the gain to such Person of replacing such Hedging Transaction as of the date of determination (assuming such Hedging Transaction were to be terminated as of that date). “NMM” shall mean Network Medical Management, Inc., a California corporation. “Non-Defaulting Lender” shall mean, at any time, a Lender that is not a Defaulting Lender. “Non-U.S. Plan” shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established, contributed to (regardless of whether through direct contributions or through employee withholding) or maintained outside the United States by the Borrower or one or more of its Subsidiaries primarily for the benefit of employees of the Borrower or such Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement, or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code. “Notice of Borrowing” shall mean a Notice of Revolving Borrowing, a Notice of Swingline Borrowing, or the initial notice of borrowing to be delivered on or prior to the Closing Date in connection with all Revolving Loans to be funded on the Closing Date, as the context may require. “Notice of Conversion/Continuation” shall have the meaning set forth in Section 2.7(b). “Notice of Revolving Borrowing” shall have the meaning set forth in Section 2.3. “Notice of Swingline Borrowing” shall have the meaning set forth in Section 2.4. “Obligations” shall mean (a) all amounts owing by the Loan Parties to the Administrative Agent, the Issuing Banks, any Lender (including the Swingline Lender) or the Arrangers pursuant to or in connection with this Agreement or any other Loan Document or otherwise with respect to any

Commitment, Loan or Letter of Credit including, without limitation, all principal, interest (including any interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), reimbursement obligations, obligations pursuant to the Administrative Agent’s Erroneous Payment Subrogation Rights, fees, expenses, indemnification and reimbursement payments, costs and expenses (including all fees and expenses of counsel to the Administrative Agent, the Issuing Banks and any Lender (including the Swingline Lender) incurred pursuant to this Agreement or any other Loan Document), whether direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising hereunder or thereunder, (b) all Hedging Obligations owed by any Loan Party to any Lender-Related Hedge Provider, and (c) all Bank Product Obligations, together with all renewals, extensions, modifications or refinancings of any of the foregoing; provided, however, that with respect to any Guarantor, the Obligations shall not include any Excluded Swap Obligations. “OFAC” shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control. “Off-Balance Sheet Liabilities” of any Person shall mean (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability of such Person under any sale and leaseback transactions that do not create a liability on the balance sheet of such Person, (iii) any Synthetic Lease Obligation or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person other than, in the case of this clause (iv), any operating lease, including, for the avoidance of doubt, any other lease referred to in the proviso of the definition of “Capital Lease Obligations”. “Original Closing Date” shall mean September 11, 2019. “Original Closing Date Collateral Assignments” shall mean, collectively, (a) each collateral assignment of Associated Practice Documents made on the Original Closing Date by the applicable Loan Party in favor of the Administrative Agent pursuant to which such Loan Party collaterally assigned in favor of the Administrative Agent, on behalf of the Secured Parties, all of its rights under the applicable Associated Practice Documents and (b) a collateral assignment made on the Original Closing Date by the Borrower in favor of the Administrative Agent pursuant to which the Borrower collaterally assigned in favor of the Administrative Agent, on behalf of the Secured Parties, all of its rights under the applicable AP-AMH Loan Documents, (c) a collateral assignment of the Tradename Licensing Agreement made on the Original Closing Date by the Borrower in favor of the Administrative Agent pursuant to which the Borrower collaterally assigned in favor of the Administrative Agent, on behalf of the Secured Parties, all of its rights under the Tradename Licensing Agreement, in each case in form an substance satisfactory to the Administrative Agent. “OSHA” shall mean the Occupational Safety and Health Act of 1970, as amended and in effect from time to time, and any successor statute thereto. “Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” shall mean any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made hereunder or under any other Loan Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.25). “Parent Company” shall mean, with respect to a Lender, the “bank holding company” as defined in Regulation Y, if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender. “Participant” shall have the meaning set forth in Section 10.4(d). “Participant Register” shall have the meaning set forth in Section 10.4(d). “Patent” shall have the meaning assigned to such term in the Guaranty and Security Agreement. “Patent Security Agreement” shall mean any Patent Security Agreement executed by a Loan Party owning Patents or licenses of Patents in favor of the Administrative Agent for the benefit of the Secured Parties, including on the Original Closing Date and thereafter (in each case as amended, restated, reaffirmed (including pursuant to the Reaffirmation Agreement), supplemented or otherwise modified from time to time). “Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56. “Payment Office” shall mean the office of the Administrative Agent located at 303 Peachtree Street, N.E., Atlanta, Georgia 30308, or such other location as to which the Administrative Agent shall have given written notice to the Borrower and the Lenders. “PBGC” shall mean the U.S. Pension Benefit Guaranty Corporation referred to and defined in ERISA, and any successor entity performing similar functions. “Perfection Certificate” shall mean that certain Perfection Certificate, dated as of the Closing Date, which is executed and delivered by the Loan Parties. “Periodic Term SOFR Determination Day” shall have the meaning set forth in the definition of “Term SOFR”. “Permitted Acquisition” shall mean any Acquisition by a Loan Party that occurs when the following conditions have been satisfied: (i) before and after giving effect to such Acquisition, no Default or Event of Default has occurred and is continuing or would result therefrom, and all representations and warranties of each Loan Party set forth in the Loan Documents shall be and remain true and correct in all material respects; (ii) before and after giving effect to such Acquisition, on a Pro Forma Basis, the Borrower is in compliance with each of the covenants set forth in Article VI (taking into account the Covenant Holiday, if applicable), measuring Consolidated Total Net Debt for purposes of Section 6.1 as of the date of such Acquisition and otherwise recomputing the covenants set forth in Article VI as of the last day of the most recently ended Fiscal Quarter for which financial statements are required to have been delivered pursuant to Section 5.1(b) as if such Acquisition had occurred, and, solely in the case of any such Acquisition in which the Investment Consideration is greater than $25,000,000, the Borrower shall have delivered to the Administrative Agent a pro forma Compliance Certificate signed by a Responsible Officer certifying to the foregoing at least 5 days prior to the date of the consummation of such Acquisition; (iii) at least 5 days prior to the date of the consummation of any such Acquisition in which the Investment Consideration is greater than $40,000,000, the Borrower shall have delivered to the Administrative Agent notice of such Acquisition, together with historical financial information and analysis with respect to the Person whose stock or assets are being acquired and copies of the acquisition agreement and related documents (including financial information and analysis, environmental assessments and reports, opinions, certificates and lien searches) and information reasonably requested by the Administrative Agent; (iv) such Acquisition is consensual and approved by the board of directors (or the equivalent thereof) of the Person whose stock or assets are being acquired; (v) the Person or assets being acquired is in the same type of business conducted by the Borrower and its Subsidiaries on the date hereof or any business reasonably related thereto; (vi) such Acquisition is consummated in compliance with all Requirements of Law, and all consents and approvals from any Governmental Authority or other Person required in connection with such Acquisition have been obtained; (vii) before and after giving effect to such Acquisition and any Indebtedness incurred in connection therewith, each Loan Party is Solvent; (viii) the Borrower shall have executed and delivered, or caused its Subsidiaries to execute and deliver, all guarantees, Collateral Documents and other related documents required under Section 5.12; and (ix) solely with respect to any such Acquisition in which the Investment Consideration is greater than $25,000,000, the Borrower has delivered to the Administrative Agent a certificate executed by a Responsible Officer certifying that each of the conditions set forth above has been satisfied. “Permitted Encumbrances” shall mean: (i) Liens imposed by law for taxes not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP; (ii) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other Liens imposed by law in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP; (iii) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(iv) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; (v) judgment and attachment liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP; (vi) customary rights of set-off, revocation, refund or chargeback under deposit agreements or under the Uniform Commercial Code or common law of banks or other financial institutions where the Borrower or any of its Subsidiaries maintains deposits (other than deposits intended as cash collateral) in the ordinary course of business; (vii) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Borrower and its Subsidiaries taken as a whole; (viii) (x) Liens solely on any cash earnest money deposits made by the Borrower or any of its Subsidiaries and (y) restrictions on transfers of assets that are subject to sale or transfer pursuant to purchase and sale arrangements, in each case, in connection with any letter of intent or purchase and sale agreement permitted hereunder; (ix) in the case of any non-wholly owned Subsidiary or joint venture, any put and call arrangements or restrictions on disposition related to its Capital Stock set forth in its organizational documents or any related joint venture or similar agreement; (x) licenses and sublicenses of intellectual property granted by the Borrower or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Borrower or any of its Subsidiaries or pursuant to the Tradename Licensing Agreement; (xi) leases or subleases granted in the ordinary course of business to others not interfering in any material respect with the business of the Borrower or any of its Subsidiaries and any interest or title of a lessor under any lease not in violation of this Agreement; (xii) Liens arising from the rights of lessors under leases (including financing statements regarding property subject to lease) not in violation of the requirements of this Agreement, provided that such Liens are only in respect of the property subject to, and secure only, the obligations under the respective lease (and any other lease with the same or an affiliated lessor); (xiii) purported Liens evidenced by the filing of precautionary Uniform Commercial Code financing statements relating solely to operating leases of personal property entered into in the ordinary course of business; (xiv) Liens (i) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods or (ii) on specific items of inventory or other goods and proceeds thereof of any Person securing such

Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or goods in the ordinary course of business; (xv) Liens on insurance premium refunds and insurance proceeds granted in favor of insurance companies (or their financing affiliates) in connection with the financing of insurance premiums; (xvi) rights of consignors of goods, whether or not perfected by the filing of a financing statement under the Uniform Commercial Code; and (xvii) Liens in favor of CMS on moneys paid by CMS pursuant to contractual arrangements between such Persons; provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness. “Permitted Investments” shall mean: (i) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof; (ii) commercial paper having the highest rating, at the time of acquisition thereof, of S&P or Moody’s and in either case maturing within six months from the date of acquisition thereof; (iii) certificates of deposit, bankers’ acceptances and time deposits maturing within 180 days of the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any state thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000; (iv) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (i) above and entered into with a financial institution satisfying the criteria described in clause (iii) above; (v) mutual funds investing solely in any one or more of the Permitted Investments described in clauses (i) through (iv) above; and (vi) any similar investments approved in good faith by the board of directors of the Borrower as constituting cash equivalents. “Permitted Third Party Bank” shall mean any Lender with whom any Loan Party maintains a Controlled Account and with whom a Control Account Agreement has been executed. “Person” shall mean any natural Person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Physician Shareholder Agreement” shall mean that certain Physician Shareholder Agreement, dated as of May 10, 2019 and effective as of the Original Closing Date, granted and delivered by Thomas Lam, M.D., in his capacity as the sole shareholder of AP-AMH, in favor of NMM and the Borrower. “Plan” shall mean any “employee benefit plan” as defined in Section 3 of ERISA (other than a Multiemployer Plan) maintained or contributed to by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate has or may have an obligation to contribute, and each such plan that is subject to Title IV of ERISA for the five-year period immediately following the latest date on which the Borrower or any ERISA Affiliate maintained, contributed to or had an obligation to contribute to (or is deemed under Section 4069 of ERISA to have maintained or contributed to or to have had an obligation to contribute to, or otherwise to have liability with respect to) such plan. “Platform” means Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system. “Pro Forma Basis” shall mean, (i) with respect to any Person, business, property or asset acquired in a Permitted Acquisition or other Acquisition permitted hereunder or otherwise approved in writing by the Required Lenders, the inclusion as “Consolidated EBITDA” of the Consolidated EBITDA for such Person, business, property or asset as if such Acquisition had been consummated on the first day of the applicable period, based on historical results accounted for in accordance with GAAP, and (ii) with respect to any Person, business, property or asset sold, transferred or otherwise disposed of (including any prior Associated Practice that ceased to be an Associated Practice during the applicable period), the exclusion from “Consolidated EBITDA” of the portion of Consolidated EBITDA for such Person, business, property or asset so disposed of during such period as if such disposition had been consummated on the first day of the applicable period, in accordance with GAAP. “Pro Rata Share” shall mean (i) with respect to any Class of Commitment or Loan of any Lender at any time, a percentage, the numerator of which shall be such Lender’s Commitment of such Class (or if such Commitment has been terminated or expired or the Loans have been declared to be due and payable, such Lender’s Revolving Credit Exposure or Incremental Term Loan, as applicable), and the denominator of which shall be the sum of all Commitments of such Class of all Lenders (or if such Commitments have been terminated or expired or the Loans have been declared to be due and payable, all Revolving Credit Exposure or Incremental Term Loans, as applicable, of all Lenders) and (ii) with respect to all Classes of Commitments and Loans of any Lender at any time, the numerator of which shall be the sum of such Lender’s Revolving Commitment (or if such Revolving Commitment has been terminated or expired or the Loans have been declared to be due and payable, such Lender’s Revolving Credit Exposure) and Incremental Term Loan and the denominator of which shall be the sum of all Lenders’ Revolving Commitments (or if such Revolving Commitments have been terminated or expired or the Loans have been declared to be due and payable, all Revolving Credit Exposure of all Lenders funded under such Commitments) and Incremental Term Loans. “PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time. “Qualified Cash” shall mean the aggregate amount of the Loan Parties’ unrestricted cash or cash equivalents in Controlled Accounts in which the Administrative Agent has a first priority perfected Lien; provided that all cash that is (i) reserved to satisfy the “incurred but not reported” liabilities and (ii) held in an Excluded Account shall be deemed not to be Qualified Cash. “Reaffirmation Agreement” shall have the meaning set forth in Section 3.1(b)(xiii).

“Real Estate” shall mean all real property owned or leased by the Borrower and its Subsidiaries. “Real Estate Documents” shall mean, collectively, (i) Mortgages covering all Real Estate owned by the Loan Parties, duly executed by each applicable Loan Party, together with (A) title insurance policies, current as-built ALTA/ACSM Land Title surveys certified to the Administrative Agent, zoning letters, building permits and certificates of occupancy, in each case relating to such Real Estate and satisfactory in form and substance to the Administrative Agent, (B) (x) Life of Loan” Federal Emergency Management Agency Standard Flood Hazard determinations, (y) notices, in the form required under the Flood Insurance Laws, about special flood hazard area status and flood disaster assistance duly executed by each Loan Party, and (z) if any improved real property encumbered by any Mortgage is located in a special flood hazard area, a policy of flood insurance that is on terms satisfactory to the Administrative Agent, (C) evidence that counterparts of such Mortgages have been recorded in all places to the extent necessary or desirable, in the judgment of the Administrative Agent, to create a valid and enforceable first priority Lien (subject to Permitted Encumbrances) on such Real Estate in favor of the Administrative Agent for the benefit of the Secured Parties (or in favor of such other trustee as may be required or desired under local law), (D) an opinion of counsel in each state in which such Real Estate is located in form and substance and from counsel satisfactory to the Administrative Agent, (E) a duly executed Environmental Indemnity with respect thereto, (F) Phase I Environmental Site Assessment Reports, consistent with American Society of Testing and Materials (ASTM) Standard E 1527-05, and applicable state requirements, on all of the owned Real Estate, dated no more than six (6) months prior to the Closing Date (or date of the applicable Mortgage if provided post-closing), prepared by environmental engineers satisfactory to the Administrative Agent, all in form and substance satisfactory to the Administrative Agent, and such environmental review and audit reports, including Phase II reports, with respect to the Real Estate of any Loan Party as the Administrative Agent shall have requested, in each case together with letters executed by the environmental firms preparing such environmental reports, in form and substance satisfactory to the Administrative Agent, authorizing the Administrative Agent and the Lenders to rely on such reports, and the Administrative Agent shall be satisfied with the contents of all such environmental reports and (G) such other reports, documents, instruments and agreements as the Administrative Agent shall request, each in form and substance satisfactory to Administrative Agent. “Recipient” shall mean, as applicable, (a) the Administrative Agent, (b) any Lender and (c) the Issuing Banks. “Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Adjusted LIBO Rate, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not the Adjusted LIBO Rate, the time determined by the Administrative Agent in its reasonable discretion. “Regulated Entities” shall mean, collectively, (a) APA ACO, Inc. and (b) any Subsidiary with a health care service plan license issued by the California Department of Managed Health Care for the provision of, or the arranging, payment, or reimbursement for the provision of, health care services to subscribers or enrollees of another full service or specialized health care service plan under a contract or other arrangement whereby the person assumes both professional and institutional risk but does not directly market, solicit, or sell health care service plan contracts. “Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

“Regulation T” shall mean Regulation T of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations. “Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations. “Regulation X” shall mean Regulation X of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations. “Regulation Y” shall mean Regulation Y of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations. “Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective managers, administrators, trustees, partners, directors, officers, employees, agents, advisors or other representatives of such Person and such Person’s Affiliates. “Related Transaction Documents” shall mean the Loan Documents and all other agreements or instruments executed in connection with the Related Transactions. “Related Transactions” shall mean the amendment and restatement of the Existing Credit Agreement (resulting from the execution and delivery of this Agreement), the making of the initial Revolving Loans on the Closing Date (and the repayment in full of all outstanding “Term Loans” (as such term is defined in the Existing Credit Agreement) with proceeds of such Revolving Loans), and the payment of all fees, costs and expenses in connection with the foregoing. “Release” shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture. “Relevant Governmental Body” shall mean the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto. “Required Lenders” shall mean, at any time, Lenders holding more than 50% of the aggregate outstanding Revolving Commitments and Incremental Term Loans at such time or, if the Lenders have no Commitments outstanding, then Lenders holding more than 50% of the aggregate outstanding Revolving Credit Exposure and Incremental Term Loans of the Lenders at such time; provided that to the extent that any Lender is a Defaulting Lender, such Defaulting Lender and all of its Revolving Commitments, Revolving Credit Exposure and Incremental Term Loans shall be excluded for purposes of determining Required Lenders. “Required Revolving Lenders” shall mean, at any time, Lenders holding more than 50% of the aggregate outstanding Revolving Commitments at such time or, if the Lenders have no Revolving Commitments outstanding, then Lenders holding more than 50% of the aggregate Revolving Credit Exposure; provided that to the extent that any Lender is a Defaulting Lender, such Defaulting Lender and all of its Revolving Commitments and Revolving Credit Exposure shall be excluded for purposes of determining Required Revolving Lenders. “Requirement of Law” for any Person shall mean the articles or certificate of incorporation, bylaws, partnership certificate and agreement, or limited liability company certificate of organization and agreement, as the case may be, and other organizational and governing documents of such Person, and any law, treaty, rule or regulation, or determination of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, including all Healthcare Laws. “Responsible Officer” shall mean (x) with respect to certifying compliance with the financial covenants set forth in Article VI, any of the chief financial officer, the treasurer or the vice president of finance of the Borrower and (y) with respect to all other provisions, any of the executive chairman, the president, the chief executive officer, the chief operating officer, the chief financial officer, the treasurer or the vice president of finance of the Borrower or such other representative of the Borrower as may be designated in writing by any one of the foregoing with the consent of the Administrative Agent. “Restricted Payment” shall mean, for any Person, (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of such Person; (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of such Person now or hereafter outstanding; (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of such Person now or hereafter outstanding; and (d) any payment on account of Indebtedness that is subordinated to the Obligations. “Revolving Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans to the Borrower and to acquire participations in Letters of Credit and Swingline Loans in an aggregate principal amount not exceeding the amount set forth with respect to such Lender on Schedule II, as such schedule may be amended pursuant to Section 2.23, or, in the case of a Person becoming a Lender after the Closing Date, the amount of the assigned “Revolving Commitment” as provided in the Assignment and Acceptance executed by such Person as an assignee, or the joinder executed by such Person, in each case as such commitment may subsequently be increased or decreased pursuant to the terms hereof. “Revolving Commitment Termination Date” shall mean the earliest of (i) June 16, 2026, (ii) the date on which the Revolving Commitments are terminated pursuant to Section 2.8 and (iii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable (whether by acceleration or otherwise). “Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans, LC Exposure and Swingline Exposure. “Revolving Loan” shall mean a loan made by a Lender (other than the Swingline Lender) to the Borrower under its Revolving Commitment, which may either be either a Base Rate Loan or a EurodollarSOFR Loan. “S&P” means Standard & Poor’s Rating Agency Group.shall mean S&P Global Ratings, a division of S&P Global Inc., and any successor thereto.

“Sanctioned Country” shall mean, at any time, a country, region or territory that is, or whose government is, the subject or target of any Sanctions including, without limitation, Crimea, Cuba, Iran, North Korea and Syria. “Sanctioned Person” shall mean, at any time, (a) any Person that is the subject or target of any Sanctions, (b) any Person located, organized, operating or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person. “Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, (b) the United Nations Security Council, the European Union or HerHis Majesty’s Treasury of the United Kingdom or (c) any other relevant sanctions authority. “Screen Rate” shall mean the rate specified in clause (i) of the definition of Adjusted LIBO Rate. “Series A Preferred Dividend” shall mean the dividends to be issued by APC to AP-AMH on account of the Series A Preferred Stock pursuant to the Certificate of Determination. “Series A Preferred SPA” shall mean that certain Series A Preferred Stock Purchase Agreement dated as of May 10, 2019 and effective as of the Original Closing Date, by and between APC and AP-AMH. “Series A Preferred Stock” shall mean the 1,000,000 shares of Series A Preferred Capital Stock issued by APC and purchased by AP-AMH in connection with the Series A Preferred SPA. “Secured Parties” shall mean the Administrative Agent, the Lenders, the Issuing Banks, the Lender-Related Hedge Providers and the Bank Product Providers. “SOFR” with respect to any Business Day,shall mean a rate per annum equal to the secured overnight financing rate published for such day by as administered by the SOFR Administrator. “SOFR Administrator” shall mean the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day. of the secured overnight financing rate). “SOFR Borrowing” shall mean a Borrowing that bears interest at a rate based on Adjusted Term SOFR, other than pursuant to clause (iii) of the definition of “Base Rate”. “SOFR Loan” shall mean a Loan that bears interest at a rate based on Adjusted Term SOFR, other than pursuant to clause (iii) of the definition of “Base Rate”. “Solvent” shall mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including subordinated and contingent liabilities, of such Person; (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and liabilities, including subordinated and contingent liabilities as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that would reasonably be expected to become an actual or matured liability. “Subsidiary” shall mean, with respect to any Person (the “parent”) at any date, any corporation, partnership, joint venture, limited liability company, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, partnership, joint venture, limited liability company, association or other entity (i) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (ii) that is, as of such date, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise indicated, all references to “Subsidiary” hereunder shall mean a Subsidiary of the Borrower. Notwithstanding anything to the contrary contained herein, the Associated Practices will be deemed not to be Subsidiaries of the Borrower (except as described in Section 1.3(b)). “Subsidiary Loan Party” shall mean any Subsidiary that executes or becomes a party to the Guaranty and Security Agreement. “Swap Obligation” shall mean, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act. “Swap Termination Value” means, in respect of any one or more Hedging Transactions, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Transactions, (a) for any date on or after the date such Hedging Transactions have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Transactions, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Transactions (which may include a Lender or any Affiliate of a Lender). “Swingline Commitment” shall mean the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding not to exceed $25,000,000. “Swingline Exposure” shall mean, with respect to each Lender, the principal amount of the Swingline Loans in which such Lender is legally obligated either to make a Base Rate Loan or to purchase a participation in accordance with Section 2.4, which shall equal such Lender’s Pro Rata Share of all outstanding Swingline Loans. “Swingline Lender” shall mean Truist Bank. “Swingline Loan” shall mean a loan made to the Borrower by the Swingline Lender under the Swingline Commitment. “Synthetic Lease” shall mean a lease transaction under which the parties intend that (i) the lease will be treated as an “operating lease” by the lessee pursuant to Accounting Standards Codification Sections 840-10 and 840-20, as amended, and Accounting Standards Codification Section 842 and (ii) the lessee will be entitled to various tax and other benefits ordinarily available to owners (as opposed to lessees) of like property.

“Synthetic Lease Obligations” shall mean, with respect to any Person, the sum of (i) all remaining rental obligations of such Person as lessee under Synthetic Leases which are attributable to principal and, without duplication, (ii) all rental and purchase price payment obligations of such Person under such Synthetic Leases assuming such Person exercises the option to purchase the lease property at the end of the lease term. “Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees, or charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Term SOFR” shall mean, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.(1) for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, that if as of 5:00 p.m. on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and (2) for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided that if as of 5:00 p.m. on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day. “Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event. Adjustment” shall mean, for any calculation with respect to a Base Rate Loan or a SOFR Loan, a percentage equal to 0.10% (10 basis points) per annum. “Term SOFR Transition EventAdministrator” shall mean the determinationCME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the

Administrative Agent and (c) a Benchmark Transition Event has previously occurred resulting in a Benchmark Replacement in accordance with Section 2.16 that is not Term SOFR.in its reasonable discretion). “Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR. “Third Party Payor” means Medicare, Medicaid, TRICARE, state government insurers, public or private insurers (including Blue Cross and/or Blue Shield) and any other Person which presently or in the future maintains a healthcare payment or reimbursement program. “Third Party Payor Programs” shall mean all payment or reimbursement programs, sponsored or maintained by any Third Party Payor, in which the Loan Parties or any of their respective Subsidiaries or any Associated Practice participates. “Threshold Amount” shall mean $10,000,000. “Trademark” shall have the meaning assigned to such term in the Guaranty and Security Agreement. “Trademark Security Agreement” shall mean any Trademark Security Agreement executed by a Loan Party owning registered Trademarks or applications for Trademarks in favor of the Administrative Agent for the benefit of the Secured Parties, including on the Original Closing Date and thereafter (in each case as amended, restated, reaffirmed (including pursuant to the Reaffirmation Agreement), supplemented or otherwise modified from time to time). “Tradename Licensing Agreement” shall mean that certain Tradename Licensing Agreement dated as of May 20, 2019, between the Borrower and AP-AMH. “Transfer Restriction Agreement” shall mean each physician shareholder agreement (including, for the avoidance of doubt, the Physician Shareholder Agreement), membership interest transfer restriction agreement, stock transfer restriction agreement, continuity agreement or other similar agreement between the applicable Loan Party, the applicable Associated Practice and the applicable equity holder(s) of such Associated Practice, in each case, in form and substance reasonably satisfactory to Administrative Agent or similar provisions in any Management Services Agreement, in each case except for such changes required by any change in law (including Healthcare Laws and state corporate laws), in each case, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof. “Type”, when used in reference to a Loan or a Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO RateTerm SOFR or the Base Rate. “UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms. “UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” shall mean the Benchmark Replacement excluding the Benchmark Replacement Adjustment. “Unfunded Pension Liability” of any Plan shall mean the amount, if any, by which the value of the accumulated plan benefits under the Plan, determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions). “Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York. “United States” or “U.S.” shall mean the United States of America. “U.S. Government Securities Business Day” shall mean any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. “U.S. Person” shall mean any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code. “U.S. Tax Compliance Certificate” shall have the meaning set forth in Section 2.20(g)(ii). “Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA. “Withholding Agent” shall mean the Borrower, any other Loan Party or the Administrative Agent, as applicable. “Write-Down and Conversion Powers” shall mean (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. Section 1.2 Classifications of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g. “Revolving Loan” or “Incremental Term Loan”) or by Type (e.g. “EurodollarSOFR Loan” or “Base Rate Loan”) or by Class and Type (e.g. “Revolving EurodollarSOFR Loan”). Borrowings also may be classified and referred to by Class (e.g. “Revolving Borrowing”) or by Type (e.g. “EurodollarSOFR Borrowing”) or by Class and Type (e.g. “Revolving EurodollarSOFR Borrowing”). Section 1.3 Accounting Terms and Determination.

(a) Unless otherwise defined or specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statements of the Borrower delivered pursuant to Section 5.1(a) (or, if no such financial statements have been delivered, on a basis consistent with the audited consolidated financial statements of the Borrower last publicly filed); provided that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article VI to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article VI for such purpose), then the Borrower’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders. Notwithstanding any other provision contained herein, (i) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Accounting Standards Codification Section 825-10 (or any other Financial Accounting Standard having a similar result or effect including ASU 2015-03, and any other related treatment for debt discounts and premiums, such as original issue discount) to value any Indebtedness or other liabilities of any Loan Party or any Subsidiary of any Loan Party at “fair value”, as defined therein and (ii) for purposes of this Agreement, any lease that was accounted for by any Person as an operating lease as of December 31, 2018 and any lease entered into after December 31, 2018 that would have been accounted for as an operating lease if such lease had been in effect on December 31, 2018 shall be accounted for as an operating lease consistent with GAAP as in effect on December 31, 2018. (b) Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the consolidated financial results or performance of the Borrower and its Subsidiaries shall include the financial results or performance of the Associated Practices to the extent required under GAAP. Section 1.4 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The words “other” and “otherwise” shall not be construed ejusdem generis with any foregoing words where a wider construction is possible. The word “will” shall be construed to have the same meaning and effect as the word “shall”. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the word “to” means “to but excluding”. Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as it was originally executed or as it may from time to time be amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (iii) the words “hereof”, “herein” and “hereunder” and words of similar import shall be construed to refer to this Agreement as a whole and not to any particular provision hereof, (iv) all references to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles, Sections, Exhibits and Schedules to this Agreement, (v) any definition of or reference to any law shall include all statutory and regulatory provisions consolidating, amending, or interpreting any such law and any reference to or definition of any law or regulation, unless otherwise specified, shall refer to such law or regulation as amended, modified or supplemented from time to time, (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vii) all references to a specific time shall be construed to refer to the time in the city and state of the Administrative Agent’s principal office, unless otherwise indicated. Unless otherwise expressly provided herein, all references to dollar amounts shall mean Dollars. In determining whether any individual event, act, condition or occurrence of the foregoing types could reasonably be expected to result in a Material Adverse Effect, notwithstanding that a particular event, act, condition or occurrence does not itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event, act, condition or occurrence and all other such events, acts, conditions or occurrences of the foregoing types which have occurred could reasonably be expected to result in a Material Adverse Effect. Section 1.5 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time. Section 1.6 LIBORRates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Bate, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definitions thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. . The London interbank offered rate (“LIBOR”) is intended to represent the rate at which contributing banks could obtain short-term borrowings from one another in the London interbank market. On March 5, 2021, the Financial Conduct Authority ("FCA"), the regulatory supervisor of LIBOR's administrator, announced in a public statement the future cessation of the 35 LIBOR benchmark settings currently published by ICE Benchmark administration. This public statement constitutes a Benchmark Transition Event. To the extent the Revolving Commitment Termination Date and/or Maturity Date goes beyond the cessation dates indicated in the FCA’s announcement, an alternate rate of interest will be determined at the appropriate time in accordance with Section 2.16(b) for any applicable tenors of USD LIBOR. Upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, Section 2.16(b) and (c) provide the mechanism for determining an alternative rate of interest. The Administrative Agent will promptly notify the Borrower, pursuant to Section 2.16(e), of any change to the reference rates upon which the interest rates on Eurodollar Loans are based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to LIBOR or other rates in the definition of “Adjusted LIBO Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.16(b) or (c), whether upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.16(d)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the Adjusted LIBO Rate or have the same volume or liquidity as did LIBOR prior to its discontinuance or unavailability. ARTICLE II AMOUNT AND TERMS OF THE COMMITMENTS Section 2.1 General Description of Facilities. Subject to and upon the terms and conditions herein set forth, (i) the Lenders hereby establish in favor of the Borrower a revolving credit facility pursuant to which each Lender severally agrees (to the extent of such Lender’s Revolving Commitment) to make Revolving Loans to the Borrower in accordance with Section 2.2; (ii) each Issuing Bank may issue Letters of Credit in accordance with Section 2.22; (iii) the Swingline Lender may make Swingline Loans in accordance with Section 2.4; and (iv) each Lender agrees to purchase a participation interest in the Letters of Credit and the Swingline Loans pursuant to the terms and conditions hereof; provided that in no event shall the aggregate principal amount of all outstanding Revolving Loans, Swingline Loans and outstanding LC Exposure exceed the Aggregate Revolving Commitment Amount in effect from time to time. Section 2.2 Revolving Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make Revolving Loans, ratably in proportion to its Pro Rata Share of the Aggregate Revolving Commitments, to the Borrower, from time to time during the Availability Period, in an aggregate principal amount outstanding at any time that will not result in (a) such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Commitment or (b) the aggregate Revolving Credit Exposures of all Lenders exceeding the Aggregate Revolving Commitment Amount. During the Availability Period, the Borrower shall be entitled to borrow, prepay and reborrow Revolving Loans in accordance with the terms and conditions of this Agreement; provided that the Borrower may not borrow or reborrow should there exist a Default or Event of Default. Section 2.3 Procedure for Revolving Borrowings. The Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Revolving Borrowing, substantially in the form of Exhibit 2.3 attached hereto (a “Notice of Revolving Borrowing”), (x) prior to 12:00 p.m. one (1) Business Day prior to the requested date of each Base Rate Borrowing (other than with respect to the Closing Date, for which such request shall be required to be provided no later than 12:00 p.m. on the Closing Date) and (y) prior to 11:00 a.m. three (3) U.S. Government Securities Business Days prior to the requested date of each Eurodollar Borrowing (other than with respect to the Closing Date, for which such request shall be provided prior to 5:00 p.m. three (3) Business Days prior to the Closing Date)SOFR Borrowing. Each Notice of Revolving Borrowing shall be irrevocable and shall specify (i) the aggregate principal amount of such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day), (iii) the Type of such Revolving Loan comprising such Borrowing and (iv) in the case of a EurodollarSOFR Borrowing, the duration of the initial Interest Period applicable thereto (subject to the provisions of the definition of Interest Period). Each Revolving

Borrowing shall consist entirely of Base Rate Loans or EurodollarSOFR Loans, as the Borrower may request. The aggregate principal amount of each EurodollarSOFR Borrowing shall not be less than $2,000,000 or a larger multiple of $500,000, and the aggregate principal amount of each Base Rate Borrowing shall not be less than $1,000,000 or a larger multiple of $100,000; provided that Base Rate Loans made pursuant to Section 2.4 or Section 2.22(d) may be made in lesser amounts as provided therein. At no time shall the total number of EurodollarSOFR Borrowings outstanding at any time exceed four (4). Promptly following the receipt of a Notice of Revolving Borrowing in accordance herewith, the Administrative Agent shall advise each Lender of the details thereof and the amount of such Lender’s Revolving Loan to be made as part of the requested Revolving Borrowing. Section 2.4 Swingline Commitment. (a) Subject to the terms and conditions set forth herein, the Swingline Lender may, in its sole discretion, make Swingline Loans to the Borrower, from time to time during the Availability Period, in an aggregate principal amount outstanding at any time not to exceed the lesser of (i) the Swingline Commitment then in effect and (ii) the difference between the Aggregate Revolving Commitment Amount and the aggregate Revolving Credit Exposures of all Lenders; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. The Borrower shall be entitled to borrow, repay and reborrow Swingline Loans in accordance with the terms and conditions of this Agreement. (b) The Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Swingline Borrowing, substantially in the form of Exhibit 2.4 attached hereto (a “Notice of Swingline Borrowing”), prior to 10:00 a.m. on the requested date of each Swingline Borrowing. Each Notice of Swingline Borrowing shall be irrevocable and shall specify (i) the principal amount of such Swingline Borrowing, (ii) the date of such Swingline Borrowing (which shall be a Business Day) and (iii) the account of the Borrower to which the proceeds of such Swingline Borrowing should be credited. The Administrative Agent will promptly advise the Swingline Lender of each Notice of Swingline Borrowing. The aggregate principal amount of each Swingline Loan shall not be less than $100,000 or a larger multiple of $50,000, or such other minimum amounts agreed to by the Swingline Lender and the Borrower. The Swingline Lender will make the proceeds of each Swingline Loan available to the Borrower in Dollars in immediately available funds at the account specified by the Borrower in the applicable Notice of Swingline Borrowing not later than 1:00 p.m. on the requested date of such Swingline Borrowing. (c) The Swingline Lender, at any time and from time to time in its sole discretion, may, but in no event no less frequently than once each calendar week shall, on behalf of the Borrower (which hereby irrevocably authorizes and directs the Swingline Lender to act on its behalf), give a Notice of Revolving Borrowing to the Administrative Agent requesting the Lenders (including the Swingline Lender) to make Base Rate Loans in an amount equal to the unpaid principal amount of any Swingline Loan. Each Lender will make the proceeds of its Base Rate Loan included in such Borrowing available to the Administrative Agent for the account of the Swingline Lender in accordance with Section 2.6, which will be used solely for the repayment of such Swingline Loan. (d) If for any reason a Base Rate Borrowing may not be (as determined in the sole discretion of the Administrative Agent), or is not, made in accordance with the foregoing provisions, then each Lender (other than the Swingline Lender) shall purchase an undivided participating interest in such Swingline Loan in an amount equal to its Pro Rata Share thereof on the date that such Base Rate Borrowing should have occurred. On the date of such required purchase, each Lender shall promptly transfer, in immediately available funds, the amount of its participating interest to the Administrative Agent for the account of the Swingline Lender. (e) Each Lender’s obligation to make a Base Rate Loan pursuant to subsection (c) of this Section or to purchase participating interests pursuant to subsection (d) of this Section shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set- off, counterclaim, recoupment, defense or other right that such Lender or any other Person may have or claim against the Swingline Lender, the Borrower or any other Person for any reason whatsoever, (ii) the existence of a Default or an Event of Default or the termination of any Lender’s Revolving Commitment, (iii) the existence (or alleged existence) of any event or condition which has had or could reasonably be expected to have a Material Adverse Effect, (iv) any breach of this Agreement or any other Loan Document by any Loan Party, the Administrative Agent or any Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If such amount is not in fact made available to the Swingline Lender by any Lender, the Swingline Lender shall be entitled to recover such amount on demand from such Lender, together with accrued interest thereon for each day from the date of demand thereof (x) at the Federal Funds Rate until the second Business Day after such demand and (y) at the Base Rate at all times thereafter. Until such time as such Lender makes its required payment, the Swingline Lender shall be deemed to continue to have outstanding Swingline Loans in the amount of the unpaid participation for all purposes of the Loan Documents. In addition, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans and any other amounts due to it hereunder to the Swingline Lender to fund the amount of such Lender’s participation interest in such Swingline Loans that such Lender failed to fund pursuant to this Section, until such amount has been purchased in full. Section 2.5 [Reserved].. Section 2.6 Funding of Borrowings. (a) Each Lender will make available each Loan to be made by it hereunder on the proposed date thereof by wire transfer in immediately available funds by 11:00 a.m. to the Administrative Agent at the Payment Office; provided that the Swingline Loans will be made as set forth in Section 2.4. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts that it receives, in like funds by the close of business on such proposed date, to an account maintained by the Borrower with the Administrative Agent or, at the Borrower’s option, by effecting a wire transfer of such amounts to an account designated by the Borrower to the Administrative Agent. (b) Unless the Administrative Agent shall have been notified by any Lender prior to 5:00 p.m. one (1) Business Day prior to the date of a Borrowing in which such Lender is to participate that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date, and the Administrative Agent, in reliance on such assumption, may make available to the Borrower on such date a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender on the date of such Borrowing, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest (x) at the Federal Funds Rate until the second Business Day after such demand and (y) at the Base Rate at all times thereafter. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent together with interest at the rate specified for such Borrowing. Nothing in this subsection shall be deemed to relieve any Lender from its obligation to fund its Pro Rata Share of any

Borrowing hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder. (c) All Revolving Borrowings shall be made by the Lenders on the basis of their respective Pro Rata Shares. No Lender shall be responsible for any default by any other Lender in its obligations hereunder, and each Lender shall be obligated to make its Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder. Section 2.7 Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Notice of Borrowing. Thereafter, the Borrower may elect to convert such Borrowing into a different Type or to continue such Borrowing, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. (b) To make an election pursuant to this Section, the Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Borrowing that is to be converted or continued, as the case may be, substantially in the form of Exhibit 2.7 attached hereto (a “Notice of Conversion/Continuation”) (x) prior to 10:00 a.m. one (1) Business Day prior to the requested date of a conversion into a Base Rate Borrowing and (y) prior to 11:00 a.m. three (3) U.S. Government Securities Business Days prior to a continuation of or conversion into a EurodollarSOFR Borrowing. Each such Notice of Conversion/Continuation shall be irrevocable and shall specify (i) the Borrowing to which such Notice of Conversion/Continuation applies and, if different options are being elected with respect to different portions thereof, the portions thereof that are to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing), (ii) the effective date of the election made pursuant to such Notice of Conversion/Continuation, which shall be a Business Day, (iii) whether the resulting Borrowing is to be a Base Rate Borrowing or a EurodollarSOFR Borrowing, and (iv) if the resulting Borrowing is to be a EurodollarSOFR Borrowing, the Interest Period applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of “Interest Period”. If any such Notice of Conversion/ Continuation requests a EurodollarSOFR Borrowing but does not specify an Interest Period, the Borrower shall be deemed to have selected an Interest Period of one (1) month. The principal amount of any resulting Borrowing shall satisfy the minimum borrowing amount for EurodollarSOFR Borrowings and Base Rate Borrowings set forth in Section 2.3. (c) If, on the expiration of any Interest Period in respect of any EurodollarSOFR Borrowing, the Borrower shall have failed to deliver a Notice of Conversion/Continuation, then, unless such Borrowing is repaid as provided herein, the Borrower shall be deemed to have elected to convert such Borrowing to a Base Rate Borrowing. No Borrowing may be converted into, or continued as, a EurodollarSOFR Borrowing if a Default or an Event of Default exists, unless the Administrative Agent and each of the Lenders shall have otherwise consented in writing. No conversion of any EurodollarSOFR Loan shall be permitted except on the last day of the Interest Period in respect thereof. (d) Upon receipt of any Notice of Conversion/Continuation, the Administrative Agent shall promptly notify each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing. Section 2.8 Optional Reduction and Termination of Commitments.

(a) Unless previously terminated, all Revolving Commitments, Swingline Commitments and LC Commitments shall terminate on the Revolving Commitment Termination Date. (b) Upon at least three (3) Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent (which notice shall be irrevocable), the Borrower may reduce the Aggregate Revolving Commitments in part or terminate the Aggregate Revolving Commitments in whole; provided that (i) any partial reduction shall apply to reduce proportionately and permanently the Revolving Commitment of each Lender, (ii) any partial reduction pursuant to this Section shall be in an amount of at least $5,000,000 and any larger multiple of $1,000,000, and (iii) no such reduction shall be permitted which would reduce the Aggregate Revolving Commitment Amount to an amount less than the aggregate outstanding Revolving Credit Exposure of all Lenders. Any such reduction in the Aggregate Revolving Commitment Amount below the principal amount of the Swingline Commitment and the LC Commitment shall result in a dollar-for-dollar reduction in the Swingline Commitment and the LC Commitment. (c) With the written approval of the Administrative Agent, the Borrower may terminate (on a non-ratable basis) the unused amount of the Revolving Commitment of a Defaulting Lender, and in such event the provisions of Section 2.26 will apply to all amounts thereafter paid by the Borrower for the account of any such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided that such termination will not be deemed to be a waiver or release of any claim that the Borrower, the Administrative Agent, the Issuing Banks, the Swingline Lender or any other Lender may have against such Defaulting Lender. Section 2.9 Repayment of Loans. The outstanding principal amount of all Revolving Loans and Swingline Loans shall be due and payable (together with accrued and unpaid interest thereon) on the Revolving Commitment Termination Date. Section 2.10 Evidence of Indebtedness. (a) Each Lender shall maintain in accordance with its usual practice appropriate records evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable thereon and paid to such Lender from time to time under this Agreement. The Administrative Agent shall maintain appropriate records in which shall be recorded (i) the Revolving Commitment and the Incremental Term Loan Commitment of each Lender, (ii) the amount of each Loan made hereunder by each Lender, the Class and Type thereof and, in the case of each EurodollarSOFR Loan, the Interest Period applicable thereto, (iii) the date of any continuation of any Loan pursuant to Section 2.7, (iv) the date of any conversion of all or a portion of any Loan to another Type pursuant to Section 2.7, (v) the date and amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder in respect of the Loans and (vi) both the date and amount of any sum received by the Administrative Agent hereunder from the Borrower in respect of the Loans and each Lender’s Pro Rata Share thereof. The entries made in such records shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided that the failure or delay of any Lender or the Administrative Agent in maintaining or making entries into any such record or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans (both principal and unpaid accrued interest) of such Lender in accordance with the terms of this Agreement. (b) This Agreement evidences the obligation of the Borrower to repay the Loans and is being executed as a “noteless” credit agreement. However, at the request of any Lender (including the

Swingline Lender) at any time, the Borrower agrees that it will prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment permitted hereunder) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns). Section 2.11 Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, without premium or penalty, by giving written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent no later than (i) in the case of any prepayment of any EurodollarSOFR Borrowing, 11:00 a.m. not less than three (3) U.S. Government Securities Business Days prior to the date of such prepayment, (ii) in the case of any prepayment of any Base Rate Borrowing, not less than one (1) Business Day prior to the date of such prepayment, and (iii) in the case of any prepayment of any Swingline Borrowing, prior to 11:00 a.m. on the date of such prepayment. Each such notice shall be irrevocable and shall specify the proposed date of such prepayment and the principal amount of each Borrowing or portion thereof to be prepaid. Upon receipt of any such notice, the Administrative Agent shall promptly notify each affected Lender of the contents thereof and of such Lender’s Pro Rata Share of any such prepayment. If such notice is given, the aggregate amount specified in such notice shall be due and payable on the date designated in such notice, together with accrued interest to such date on the amount so prepaid in accordance with Section 2.13(d); provided that if a EurodollarSOFR Borrowing is prepaid on a date other than the last day of an Interest Period applicable thereto, the Borrower shall also pay all amounts required pursuant to Section 2.19. Each partial prepayment of any Loan shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type pursuant to Section 2.2 or, in the case of a Swingline Loan, pursuant to Section 2.4. Each prepayment of a Borrowing shall be applied ratably to the Loans comprising such Borrowing and, in the case of a prepayment of an Incremental Term Loan Borrowing, to principal installments as may be directed by the Borrower (and in the absence of any such direction, in the inverse order of maturity). Section 2.12 Mandatory Prepayments. (a) [Reserved]. (b) [Reserved]. (c) [Reserved]. (d) [Reserved]. (e) If at any time the aggregate Revolving Credit Exposure of all Lenders exceeds the Aggregate Revolving Commitment Amount, as reduced pursuant to Section 2.8 or otherwise, the Borrower shall immediately repay the Swingline Loans and the Revolving Loans in an amount equal to such excess, together with all accrued and unpaid interest on such excess amount and any amounts due under Section 2.19. Each such prepayment shall be applied as follows: first, to the Swingline Loans to the full extent thereof; second, to the Base Rate Loans to the full extent thereof; and third, to the EurodollarSOFR Loans to the full extent thereof. If, after giving effect to prepayment of all Swingline Loans and Revolving Loans, the aggregate Revolving Credit Exposure of all Lenders exceeds the Aggregate Revolving Commitment Amount, the Borrower shall Cash Collateralize its reimbursement obligations with respect to all Letters of Credit in an amount equal to such excess plus any accrued and unpaid fees thereon. Section 2.13 Interest on Loans. (a) The Borrower shall pay interest on (i) each Base Rate Loan at the Base Rate plus the Applicable Margin in effect from time to time and (ii) each EurodollarSOFR Loan at the Adjusted LIBO RateTerm SOFR for the applicable Interest Period in effect for such Loan plus the Applicable Margin in effect from time to time. (b) The Borrower shall pay interest on each Swingline Loan at the Base Rate plus the Applicable Margin in effect from time to time. (c) Notwithstanding subsections (a) and (b) of this Section, at the requestoption of the Required Lenders if an Event of Default has occurred and is continuing, and automatically after acceleration or with respect to any Event of Default due to Sections 8.1(a), (h) or (i), the Borrower shall pay interest (“Default Interest”) with respect to all EurodollarSOFR Loans at the rate per annum equal to 200 basis points above the otherwise applicable interest rate for such EurodollarSOFR Loans for the then-current Interest Period until the last day of such Interest Period, and thereafter, and with respect to all Base Rate Loans and all other Obligations hereunder (other than Loans), at the rate per annum equal to 200 basis points above the otherwise applicable interest rate for Base Rate Loans. (d) Interest on the principal amount of all Loans shall accrue from and including the date such Loans are made to but excluding the date of any repayment thereof. Interest on all outstanding Base Rate Loans and Swingline Loans shall be payable quarterly in arrears on the last Business Day of each March, June, September and December and on the Revolving Commitment Termination Date or the Maturity Date, as the case may be. Interest on all outstanding EurodollarSOFR Loans shall be payable on the last day of each Interest Period applicable thereto, and, in the case of any EurodollarSOFR Loans having an Interest Period in excess of three months, on each day which occurs every three months after the initial date of such Interest Period, and on the Revolving Commitment Termination Date or the Maturity Date, as the case may be. Interest on any Loan which is converted into a Loan of another Type or which is repaid or prepaid shall be payable on the date of such conversion or on the date of any such repayment or prepayment (on the amount repaid or prepaid) thereof. All Default Interest shall be payable on demand. (e) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder and shall promptly notify the Borrower and the Lenders of such rate in writing (or by telephone, promptly confirmed in writing). Any such determination shall be conclusive and binding for all purposes, absent manifest error. (f) In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR. Section 2.14 Fees.

(a) The Borrower shall pay to the Administrative Agent for its own account fees in the amounts and at the times previously agreed upon in writing by the Borrower and the Administrative Agent. (b) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee (the “Commitment Fee”), which shall accrue at the Applicable Percentage per annum (determined daily in accordance with Schedule I) on the daily amount of the unused Revolving Commitment of such Lender during the Availability Period. For purposes of computing the Commitment Fee, the Revolving Commitment of each Lender shall be deemed used to the extent of the outstanding Revolving Loans and LC Exposure, but not Swingline Exposure, of such Lender. (c) The Borrower agrees to pay (i) to the Administrative Agent, for the account of each Lender, a letter of credit fee with respect to its participation in each Letter of Credit, which shall accrue at a rate per annum equal to the Applicable Margin for EurodollarSOFR Loans then in effect on the average daily amount of such Lender’s LC Exposure attributable to such Letter of Credit during the period from and including the date of issuance of such Letter of Credit to but excluding the date on which such Letter of Credit expires or is drawn in full (including, without limitation, any LC Exposure that remains outstanding after the Revolving Commitment Termination Date) and (ii) to each Issuing Bank for its own account a fronting fee, which shall accrue at the rate set forth in the Fee Letter on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the Availability Period (or until the date that such Letter of Credit is irrevocably cancelled, whichever is later), as well as such Issuing Bank’s standard fees with respect to issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Notwithstanding the foregoing, if the interest rate on the Loans is increased to the rate for Default Interest pursuant to Section 2.13(c) (as a result of an election by the Required Lenders or otherwise in accordance with the terms thereof), the rate per annum used to calculate the letter of credit fee pursuant to clause (i) above shall automatically be increased by 200 basis points. (d) The Borrower shall pay on the Closing Date to the Administrative Agent and its affiliates all fees in the Fee Letter that are due and payable on the Closing Date. (e) Accrued fees under subsections (b) and (c) of this Section shall be payable quarterly in arrears on the last day of each March, June, September and December, commencing with the first payment due (on a prorated basis) on June 30, 2021, and on the Revolving Commitment Termination Date (and, if later, the date the Loans and LC Exposure shall be repaid in their entirety); provided that any such fees accruing after the Revolving Commitment Termination Date shall be payable on demand. Section 2.15 Computation of Interest and Fees. Interest hereunder based on the Administrative Agent’s prime lending rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and all fees hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Each determination by the Administrative Agent of an interest rate or fee hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes. Section 2.16 Inability to Determine Interest Rates; Benchmark Replacement Setting.

(a) IfInability to Determine SOFR. Subject to subsections (b) through (f) below, if, prior to the commencement of any Interest Period for any EurodollarSOFR Borrowing: (i) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant interbank market, adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate (including, without limitation, because the Screen Rate is not available or published on a current basis) for such Interest Period, orabsent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof, or (ii) the Administrative Agent shall have received notice from the Required Lenders that the Adjusted LIBO RateTerm SOFR for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making, funding or maintaining their EurodollarSOFR Loans for such Interest Period, then the Administrative Agent shall give written notice thereof (or telephonic notice, promptly confirmed in writing) to the Borrower and to the Lenders as soon as practicable thereafter. Until Upon notice thereof by the Administrative Agent shall notifyto the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) the obligations, any obligation of the Lenders to make Eurodollar RevolvingSOFR Loans, and any right of the Borrower to continue SOFR Loans or to continue or convert outstandingBase Rate Loans as or into Eurodollarto SOFR Loans, shall be suspended and (ii) all such(to the extent of the affected SOFR Loans or affected Interest Periods) until the Administrative Agent revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans in the amount specified therein and (ii) any outstanding affected SOFR Loans shall bewill be deemed to have been converted into Base Rate Loans onat the last dayend of the then currentapplicable Interest Period applicable thereto unless the Borrower prepays such Loans in accordance with this Agreement. Unless the Borrower notifies the Administrative Agent at least one (1) Business Day before the date of any Eurodollar Borrowing for which a Notice of Revolving Borrowing has previously been given that it elects not to borrow, continue or convert to a Eurodollar Borrowing on such date, then such Revolving Borrowing shall be made as, continued as or converted into a Base Rate Borrowing.. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.19. Subject to paragraphs (b) through (f) below, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Administrative Agent without reference to clause (iii) of the definition of “Base Rate” until the Administrative Agent revokes such determination. (b) Benchmark Replacement. (i) (b) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (32) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis. (c) Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that this clause (c) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower a Term SOFR Notice. (ii) No swap agreement shall be deemed to be a “Loan Document” for the purposes of this Section 2.16. (c) (d) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. (d) (e) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) thethe implementation of any Benchmark Replacement, and (iiiii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to clause Section 2.16(fe) below and (vy) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.16, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.16. (e) (f) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR or the Adjusted LIBOReference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will be no longernot be representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor. (f) (g) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a EurodollarSOFR Borrowing of, conversion to or continuation of EurodollarSOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During anya Benchmark Unavailability Period or at any time that a tenor for the then- current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then- current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate. Section 2.17 Illegality. If any Change in Law shall make it unlawful or impossible for any Lender to perform any of its obligations hereunder or, to make, maintain or fund any Eurodollar LoanSOFR Loan or to or to determine or charge interest rates based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR and such Lender shall so notify the Administrative Agent, the Administrative Agent shall promptly give notice thereof to the Borrower and the other Lenders, whereupon until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligation of such Lender to make EurodollarSOFR Revolving Loans, or to continue or convert outstanding Loans as or into EurodollarSOFR Loans, shall be suspended and (ii) the Base Rate shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (iii) thereof. In the case of the making of a EurodollarSOFR Borrowing, such Lender’s Revolving Loan shall be made as a Base Rate Loan as part of the same Revolving Borrowing for the same Interest Period and, if the affected EurodollarSOFR Loan is then outstanding, such Loan shall be converted to a Base Rate Loan either (i) on the last day of the then current Interest Period applicable to such EurodollarSOFR Loan if such Lender may lawfully continue to maintain such Loan to such date or (ii) immediately if such Lender shall determine that it may not lawfully continue to maintain such EurodollarSOFR Loan to such date (and in each instance the Base Rate shall, if necessary to avoid such illegality, bet determined by the Administrative Agent without reference to clause (iii) thereof). Notwithstanding the foregoing, the affected Lender shall, prior to giving such notice to the Administrative Agent, use reasonable efforts to designate a different Applicable Lending Office if such designation would avoid the need for giving such notice and if such designation would not otherwise be disadvantageous to such Lender in the good faith exercise of its discretion. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.19.

Section 2.18 Increased Costs. (a) If any Change in Law shall: (i) impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D)), special deposit, compulsory loan, insurance charge or similar requirement that is not otherwise included in the determination of the Adjusted LIBO Rate hereunder against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank; or (ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes and (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes); or (iii) impose on any Lender, or any Issuing Bank or the eurodollar interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or any Eurodollar Loans made by such Lender or any Letter of Credit or any participation thereinin any such Loan or Letter of Credit; and the result of any of the foregoing is to increase the cost to such Lender of making, converting into, continuing or maintaining a EurodollarSOFR Loan or to increase the cost to such Lender or such Issuing Bank of participating in or issuing any Letter of Credit or to reduce the amount received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or any other amount), then, from time to time, such Lender or such Issuing Bank may provide the Borrower (with a copy thereof to the Administrative Agent) with written notice and demand (including the calculation of all applicable amounts) with respect to such increased costs or reduced amounts, and within five (5) Business Days after receipt of such notice and demand and calculation, the Borrower shall pay to such Lender or such Issuing Bank, as the case may be, such additional amounts as will compensate such Lender or such Issuing Bank for any such increased costs incurred or reduction suffered. (b) If any Lender or any Issuing Bank shall have determined that on or after the Closing Date any Change in Law regarding capital or liquidity ratios or requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital (or on the capital of the Parent Company of such Lender or such Issuing Bank) as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender, such Issuing Bank or such Parent Company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies or the policies of such Parent Company with respect to capital adequacy and liquidity), then, from time to time, such Lender or such Issuing Bank may provide the Borrower (with a copy thereof to the Administrative Agent) with written notice and demand (including the calculation of all applicable amounts) with respect to such reduced amounts, and within five (5) Business Days after receipt of such notice and demand and calculation the Borrower shall pay to such Lender or such Issuing Bank, as the case may be, such additional amounts as will compensate such Lender, such Issuing Bank or such Parent Company for any such reduction suffered. (c) A certificate of such Lender or such Issuing Bank setting forth the amount or amounts necessary to compensate such Lender, such Issuing Bank or the Parent Company of such Lender or such Issuing Bank, as the case may be, specified in subsection (a) or (b) of this Section shall be delivered to the Borrower (with a copy to the Administrative Agent) and shall be conclusive, absent manifest error. (d) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation. Section 2.19 Funding Indemnity. In the event of (a) the payment of any principal of a EurodollarSOFR Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion or continuation of a EurodollarSOFR Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure by the Borrower to borrow, prepay, convert or continue any EurodollarSOFR Loan on the date specified in any applicable notice (regardless of whether such notice is withdrawn or revoked), then, in any such event, the Borrower shall compensate each Lender, within five (5) Business Days after written demand from such Lender, for any loss, cost or expense attributable to such event. In the case of a EurodollarSOFR Loan, such loss, cost or expense shall be deemed to include an amount determined by such Lender to be the excess, if any, of (A) the amount of interest that would have accrued on the principal amount of such EurodollarSOFR Loan if such event had not occurred at the Adjusted LIBO RateTerm SOFR applicable to such EurodollarSOFR Loan for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such EurodollarSOFR Loan) over (B) the amount of interest that would accrue on the principal amount of such EurodollarSOFR Loan for the same period if the Adjusted LIBO RateTerm SOFR were set on the date such EurodollarSOFR Loan was prepaid or converted or the date on which the Borrower failed to borrow, convert or continue such EurodollarSOFR Loan. A certificate as to any additional amount payable under this Section submitted to the Borrower by any Lender (with a copy to the Administrative Agent) shall be conclusive, absent manifest error. Section 2.20 Taxes. (a) Defined Terms. For purposes of this Section 2.20, the term “Lender” includes Issuing Bank and the term “applicable law” includes FATCA. (b) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. (c) Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes. (d) Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. (e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.4(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e). (f) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower or any other Loan Party to a Governmental Authority pursuant to this Section 2.20, the Borrower or other Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent. (g) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.20(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. (ii) Without limiting the generality of the foregoing, (A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax; (B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable: (i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W- 8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (ii) executed originals of IRS Form W-8ECI; (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit 2.20A to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E; or (iv) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 2.20B or Exhibit 2.20C, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 2.20D on behalf of each such direct and indirect partner; (C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the

Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and (D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Closing Date. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so. (h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.20 (including by the payment of additional amounts pursuant to this Section 2.20), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person. (i) Survival. Each party’s obligations under this Section 2.20 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document. Section 2.21 Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.18, 2.19 or 2.20, or otherwise) prior to 12:00 noon on the date when due, in immediately available funds, free and clear of any defenses, rights of set-off, counterclaim, or withholding or deduction of taxes. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the Payment Office, except payments to be made directly to the applicable Issuing Bank or the Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.18, 2.19, 2.20 and 10.3 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be made payable for the period of such extension. All payments hereunder shall be made in Dollars. (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied as follows: first, to all fees and reimbursable expenses of the Administrative Agent then due and payable pursuant to any of the Loan Documents; second, to all reimbursable expenses of the Lenders and all fees and reimbursable expenses of the Issuing Banks then due and payable pursuant to any of the Loan Documents, pro rata to the Lenders and the Issuing Banks based on their respective pro rata shares of such fees and expenses; third, to all interest and fees then due and payable hereunder, pro rata to the Lenders based on their respective pro rata shares of such interest and fees; and fourth, to all principal of the Loans and unreimbursed LC Disbursements then due and payable hereunder, pro rata to the parties entitled thereto based on their respective pro rata shares of such principal and unreimbursed LC Disbursements. (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans that would result in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Credit Exposure, Incremental Term Loans and accrued interest and fees thereon than the proportion received by any other Lender with respect to its Revolving Credit Exposure or Incremental Term Loans, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Credit Exposure and Incremental Term Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Credit Exposure and Incremental Term Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this subsection shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Revolving Credit Exposure or Incremental Term Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this subsection shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation. (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as the case may be, the amount or amounts due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Section 2.22 Letters of Credit. (a) During the Availability Period, each Issuing Bank, in reliance upon the agreements of the other Lenders pursuant to subsections (d) and (e) of this Section, may, in its sole discretion, issue, at the request of the Borrower, Letters of Credit for the account of the Borrower or any Subsidiary Loan Party (which may be for the benefit of any Subsidiary or Associated Practice) (as specified by the Borrower in the request for such Letter of Credit) on the terms and conditions hereinafter set forth; provided that (i) each Letter of Credit shall expire on the earlier of (A) the date one year after the date of issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (B) the date that is five (5) Business Days prior to the Revolving Commitment Termination Date; (ii) each Letter of Credit shall be in a stated amount to be mutually agreed between the Borrower and the applicable Issuing Bank; and (iii) the Borrower may not request any Letter of Credit if, after giving effect to such issuance, (A) the aggregate LC Exposure would exceed the LC Commitment or (B) the aggregate Revolving Credit Exposure of all Lenders would exceed the Aggregate Revolving Commitment Amount and (iv) the Borrower shall not request, and no Issuing Bank shall have an obligation to issue, any Letter of Credit the proceeds of which would be made available to any Person (AA) to fund any activity or business of or with any Sanctioned Person or in any Sanctioned Countries, that, at the time of such funding, is the subject of any Sanctions or (BB) in any manner that would result in a violation of any Sanctions by any party to this Agreement. The Borrower hereby acknowledges and agrees that the Existing Letters of Credit are deemed to be issued by the applicable Issuing Bank, as an Issuing Bank hereunder, for the account of the Borrower. Each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable Issuing Bank without recourse a participation in each Letter of Credit equal to such Lender’s Pro Rata Share of the aggregate amount available to be drawn under such Letter of Credit (i) on the Closing Date with respect to all Existing Letters of Credit and (ii) on the date of issuance with respect to all other Letters of Credit. Each issuance of a Letter of Credit shall be deemed to utilize the Revolving Commitment of each Lender by an amount equal to the amount of such participation. (b) To request the issuance of a Letter of Credit (or any amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall give the applicable Issuing Bank and the Administrative Agent irrevocable written notice at least three (3) Business Days prior to the requested date of such issuance specifying the date (which shall be a Business Day) such Letter of Credit is to be issued (or amended, renewed or extended, as the case may be), the expiration date of such Letter of

Credit, the amount of such Letter of Credit, the name and address of the beneficiary thereof, whether such Letter of Credit shall be issued on the account of the Borrower or a Subsidiary, and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. In addition to the satisfaction of the conditions in Article III, the issuance of such Letter of Credit (or any amendment which increases the amount of such Letter of Credit) will be subject to the further conditions that such Letter of Credit shall be in such form and contain such terms as the applicable Issuing Bank shall approve and that the Borrower and/or the applicable Subsidiary shall have executed and delivered any additional applications, agreements and instruments relating to such Letter of Credit as the applicable Issuing Bank shall reasonably require; provided that in the event of any conflict between such applications, agreements or instruments and this Agreement, the terms of this Agreement shall control. (c) At least two (2) Business Days prior to the issuance of any Letter of Credit, the applicable Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received such notice, and, if not, the applicable Issuing Bank will provide the Administrative Agent with a copy thereof. Unless the applicable Issuing Bank has received notice from the Administrative Agent, on or before the Business Day immediately preceding the date the applicable Issuing Bank is to issue the requested Letter of Credit, directing the applicable Issuing Bank not to issue the Letter of Credit because such issuance is not then permitted hereunder because of the limitations set forth in subsection (a) of this Section or that one or more conditions specified in Article III are not then satisfied, then, subject to the terms and conditions hereof, the applicable Issuing Bank shall, on the requested date, issue such Letter of Credit in accordance with such Issuing Bank’s usual and customary business practices. (d) Each Issuing Bank shall examine all documents purporting to represent a demand for payment under a Letter of Credit promptly following its receipt thereof. Each Issuing Bank shall notify the Borrower and the Administrative Agent of such demand for payment and whether such Issuing Bank has made or will make a LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to such LC Disbursement. The Borrower shall be irrevocably and unconditionally obligated to reimburse the applicable Issuing Bank for any LC Disbursements paid by such Issuing Bank in respect of such drawing, without presentment, demand or other formalities of any kind. Unless the Borrower shall have notified the applicable Issuing Bank and the Administrative Agent prior to 11:00 a.m. on the Business Day immediately prior to the date on which such drawing is honored that the Borrower intends to reimburse such Issuing Bank for the amount of such drawing in funds other than from the proceeds of Revolving Loans, the Borrower shall be deemed to have timely given a Notice of Revolving Borrowing to the Administrative Agent requesting the Lenders to make a Base Rate Borrowing on the date on which such drawing is honored in an exact amount due to such Issuing Bank; provided that for purposes solely of such Borrowing, the conditions precedent set forth in Section 3.2 hereof shall not be applicable. The Administrative Agent shall notify the Lenders of such Borrowing in accordance with Section 2.3, and each Lender shall make the proceeds of its Base Rate Loan included in such Borrowing available to the Administrative Agent for the account of the applicable Issuing Bank in accordance with Section 2.6. The proceeds of such Borrowing shall be applied directly by the Administrative Agent to reimburse the applicable Issuing Bank for such LC Disbursement. (e) If for any reason a Base Rate Borrowing may not be (as determined in the sole discretion of the Administrative Agent), or is not, made in accordance with the foregoing provisions, then each Lender (other than the applicable Issuing Bank) shall be obligated to fund the participation that such Lender purchased pursuant to subsection (a) of this Section in an amount equal to its Pro Rata Share of such LC Disbursement on and as of the date which such Base Rate Borrowing should have occurred. Each Lender’s obligation to fund its participation shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right that such Lender or any other Person may have against the applicable Issuing Bank or any other Person for any reason whatsoever, (ii) the existence of a Default or an Event of Default or the termination of the Aggregate Revolving Commitments, (iii) any adverse change in the condition (financial or otherwise) of the Borrower or any of its Subsidiaries, (iv) any breach of this Agreement by the Borrower or any other Lender, (v) any amendment, renewal or extension of any Letter of Credit or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. On the date that such participation is required to be funded, each Lender shall promptly transfer, in immediately available funds, the amount of its participation to the Administrative Agent for the account of the applicable Issuing Bank. Whenever, at any time after the applicable Issuing Bank has received from any such Lender the funds for its participation in a LC Disbursement, such Issuing Bank (or the Administrative Agent on its behalf) receives any payment on account thereof, the Administrative Agent or such Issuing Bank, as the case may be, will distribute to such Lender its Pro Rata Share of such payment; provided that if such payment is required to be returned for any reason to the Borrower or to a trustee, receiver, liquidator, custodian or similar official in any bankruptcy proceeding, such Lender will return to the Administrative Agent or such Issuing Bank any portion thereof previously distributed by the Administrative Agent or such Issuing Bank to it. (f) To the extent that any Lender shall fail to pay any amount required to be paid pursuant to subsection (d) or (e) of this Section on the due date therefor, such Lender shall pay interest to the applicable Issuing Bank (through the Administrative Agent) on such amount from such due date to the date such payment is made at a rate per annum equal to the Federal Funds Rate; provided that if such Lender shall fail to make such payment to the applicable Issuing Bank within three (3) Business Days of such due date, then, retroactively to the due date, such Lender shall be obligated to pay interest on such amount at the Base Rate. (g) If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders demanding that its reimbursement obligations with respect to the Letters of Credit be Cash Collateralized pursuant to this subsection, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Issuing Banks (as applicable) and the Lenders, an amount in cash equal to 105% of the aggregate LC Exposure of all Lenders as of such date plus any accrued and unpaid fees thereon; provided that such obligation to Cash Collateralize the reimbursement obligations of the Borrower with respect to the Letters of Credit shall become effective immediately, and such deposit shall become immediately due and payable, without demand or notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in Section 8.1(h) or (i). Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. The Borrower agrees to execute any documents and/or certificates to effectuate the intent of this subsection. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest and profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse each Issuing Bank for LC Disbursements for which it had not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, with the consent of the Required Lenders, be applied to satisfy other obligations of the Borrower under this Agreement and the other Loan Documents. If the Borrower is required to Cash Collateralize its reimbursement obligations with respect to the Letters of Credit as a result of the occurrence of an Event of Default, such cash collateral so posted (to the extent not so applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all Events of Default have been cured or waived. (h) Upon the request of any Lender, but no more frequently than quarterly, each Issuing Bank shall deliver (through the Administrative Agent) to each Lender and the Borrower a report describing the aggregate Letters of Credit then outstanding. Upon the request of any Lender from time to time, each Issuing Bank shall deliver to such Lender any other information reasonably requested by such Lender with respect to each Letter of Credit then outstanding. (i) The Borrower’s obligation to reimburse LC Disbursements hereunder shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever and irrespective of any of the following circumstances: Agreement; (i) any lack of validity or enforceability of any Letter of Credit or this (ii) the existence of any claim, set-off, defense or other right which the Borrower or any Subsidiary or Affiliate of the Borrower may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such beneficiary or transferee may be acting), any Lender (including any Issuing Bank) or any other Person, whether in connection with this Agreement or the Letter of Credit or any document related hereto or thereto or any unrelated transaction; (iii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document to such Issuing Bank that does not comply with the terms of such Letter of Credit; (v) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of set-off against, the Borrower’s obligations hereunder; or (vi) the existence of a Default or an Event of Default. Neither the Administrative Agent, any Issuing Bank, any Lender nor any Related Party of any of the foregoing shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to above), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Banks; provided that the foregoing shall not be construed to excuse any Issuing Banks from liability to the Borrower to the extent of any actual direct damages (as opposed to special, indirect (including claims for lost profits or other consequential damages), or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise due care when determining whether drafts or other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of any Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised due care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, each Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit. (j) Unless otherwise expressly agreed by the applicable Issuing Bank and the Borrower when a Letter of Credit is issued and subject to applicable laws, (i) each standby Letter of Credit shall be governed by the “International Standby Practices 1998” (ISP98) (or such later revision as may be published by the Institute of International Banking Law & Practice on any date any Letter of Credit may be issued), (ii) each documentary Letter of Credit shall be governed by the Uniform Customs and Practices for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600 (or such later revision as may be published by the International Chamber of Commerce on any date any Letter of Credit may be issued) and (iii) the Borrower shall specify the foregoing in each letter of credit application submitted for the issuance of a Letter of Credit. (k) Any Issuing Bank may resign as an “Issuing Bank” hereunder upon 30 days’ prior written notice to the Administrative Agent, the Lenders and the Borrower; provided that on or prior to the expiration of such 30-day period with respect to such resignation, the relevant Issuing Bank shall have identified a successor Issuing Bank reasonably acceptable to the Borrower willing to accept its appointment as successor Issuing Bank, and the effectiveness of such resignation shall be conditioned upon such successor assuming the rights and duties of the resigning Issuing Bank. In the event of any such resignation as Issuing Bank, the Borrower shall be entitled to appoint from among the Lenders a successor Issuing Bank hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of the resigning Issuing Bank except as expressly provided above. The Borrower may terminate the appointment of any Issuing Bank as an “Issuing Bank” hereunder by providing a written notice thereof to such Issuing Bank, with a copy to the Administrative Agent. Any such termination shall become effective upon the earlier of (i) such Issuing Bank acknowledging receipt of such notice and (ii) the third Business Day following the date of the delivery thereof; provided that no such termination shall become effective until and unless the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (or its Affiliates) shall have been reduced to zero. At the time any such resignation or termination shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the resigning or terminated Issuing Bank pursuant to Section 2.14(c). Notwithstanding the effectiveness of any such resignation or termination, the resigning or terminated Issuing Bank shall remain a party hereto and shall continue to have all the rights of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such resignation or termination, but shall not be required to issue any additional Letters of Credit. (l) Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the applicable Issuing Bank hereunder for all LC Disbursements and to otherwise perform all obligations hereunder in respect of such Letter of Credit as if it has been issued for the account of the Borrower. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

Section 2.23 Increase of Commitments; Additional Lenders. (a) From time to time after the Closing Date and in accordance with this Section, the Borrower and one or more Increasing Lenders or Additional Lenders (each as defined below) may enter into an agreement to increase the aggregate Revolving Commitments (“Incremental Revolving Commitments”) and/or establish term loan commitments hereunder (“Incremental Term Loan Commitments”; and together with any Incremental Revolving Commitments, each an “Incremental Commitment”) so long as the following conditions are satisfied: (i) the aggregate principal amount of all such Incremental Commitments made pursuant to this Section shall not exceed the sum of (I) $125,000,000 and (II) an unlimited amount so long as the Consolidated Total Net Leverage Ratio is less than 2.90:1.00 calculated on a pro forma basis after giving effect to the incurrence of such Incremental Commitments (and assuming the aggregate amount of such Incremental Commitments, including all Incremental Revolving Commitments, have been fully funded) and the use of the proceeds thereof (the principal amount of each such Incremental Commitment, the “Incremental Commitment Amount”); (ii) the Borrower shall execute and deliver such documents and instruments and take such other actions as may be reasonably required by the Administrative Agent in connection with and at the time of any such proposed increase; (iii) at the time of and immediately after giving effect to any such proposed increase, no Default or Event of Default shall exist, all representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects), and, since December 31, 2020, there shall have been no change which has had or could reasonably be expected to have a Material Adverse Effect; (iv) (x) any incremental term loans made pursuant to this Section (the “Incremental Term Loans”) shall have a Maturity Date, an amortization schedule, and interest rates, interest margins, rate floors, upfront fees, funding discounts, original issue discounts and premiums (including prepayment premiums) as determined by the Borrower and the lenders providing such Incremental Term Loans; provided that the Maturity Date shall be no earlier than 180 days after the Revolving Commitment Termination Date, and (y) any Incremental Revolving Commitments provided pursuant to this Section shall have terms that are identical to the existing Revolving Commitments (except for the amount thereof) and the Revolving Loans; (v) the Borrower and its Subsidiaries shall be in pro forma compliance with each of the financial covenants set forth in Article VI as of the most recently ended Fiscal Quarter for which financial statements are required to have been delivered, calculated as if all such Incremental Term Loans had been made and all such Incremental Revolving Commitments had been established (and fully funded) as of the first day of the relevant period for testing compliance; (vi) if the Initial Yield applicable to any such Incremental Term Loans exceeds by more than 0.50% per annum the sum of the Applicable Margin then in effect for existing Revolving Loans plus one-fourth of the Up Front Fees paid in respect of the existing Revolving Loans (the “Existing Yield”), then the Applicable Margin of all existing Revolving Loans shall increase by an amount equal to the difference between the Initial Yield and the Existing Yield;

(vii) any collateral securing any such Incremental Commitments (and Incremental Term Loans) shall also secure all other Obligations on a pari passu basis; and (viii) all other terms and conditions with respect to any such Incremental Commitments (and Incremental Term Loans) shall be reasonably satisfactory to the Administrative Agent. (b) The Borrower shall provide at least 30 days’ written notice to the Administrative Agent (who shall promptly provide a copy of such notice to each Lender) of any proposal to establish an Incremental Commitment. The Borrower may also, but is not required to, specify any fees offered to those Lenders (the “Increasing Lenders”) that agree to increase the principal amount of their Revolving Commitments and/or establish Incremental Term Loan Commitments, which fees may be variable based upon the amount by which any such Lender is willing to increase the principal amount of its Revolving Commitment and/or provide Incremental Term Loan Commitments, as applicable. Each Increasing Lender shall as soon as practicable, and in any case within 15 days following receipt of such notice, specify in a written notice to the Borrower and the Administrative Agent the amount of such proposed Incremental Commitment that it is willing to provide. No Lender (or any successor thereto) shall have any obligation, express or implied, to offer to increase the aggregate principal amount of its Revolving Commitment and/or establish an Incremental Term Loan Commitment, and any decision by a Lender to increase its Revolving Commitment and/or establish an Incremental Term Loan Commitment shall be made in its sole discretion independently from any other Lender. Only the consent of each Increasing Lender shall be required for an increase in the aggregate principal amount of the Revolving Commitments and/or the Incremental Term Loan Commitments, as applicable, pursuant to this Section. No Lender which declines to increase the principal amount of its Revolving Commitment and/or establish Incremental Term Loan Commitments may be replaced with respect to its existing Revolving Commitment (and/or its existing Incremental Term Loans, if any), as a result thereof without such Lender’s consent. If any Lender shall fail to notify the Borrower and the Administrative Agent in writing about whether it will increase its Revolving Commitment and/or establish an Incremental Term Loan Commitment within 15 days after receipt of such notice, such Lender shall be deemed to have declined the request. The Borrower may in its sole discretion accept some or all of the offered amounts, reject the offered amounts entirely (in which case the proposed Incremental Commitment shall be deemed withdrawn and of no force or effect) or designate new lenders that are acceptable to the Administrative Agent (such approval not to be unreasonably withheld) and otherwise permitted under Section 10.4(b) as additional Lenders hereunder in accordance with this Section (the “Additional Lenders”), which Additional Lenders may assume all or a portion of such Incremental Commitment. The Borrower and the Administrative Agent shall have discretion jointly to adjust the allocation of such Incremental Revolving Commitments and/or such Incremental Term Loans among the Increasing Lenders and the Additional Lenders. The sum of the increase in the Revolving Commitments and the amount of Incremental Term Loan Commitments established (or increased, as the case may be) by the Increasing Lenders plus the Revolving Commitments and the Incremental Term Loan Commitments of the Additional Lenders shall not in the aggregate exceed the unsubscribed amount of the Incremental Commitment Amount. (c) Subject to subsections (a) and (b) of this Section, any increase requested by the Borrower shall be effective upon delivery to the Administrative Agent of each of the following documents: (i) an originally executed copy of an instrument of joinder, in form and substance reasonably acceptable to the Administrative Agent, executed by the Borrower, by each Additional Lender and by each Increasing Lender, setting forth the new Revolving Commitments and/or new Incremental Term Loan Commitments, as applicable, of such Lenders and setting forth the agreement of each Additional Lender to become a party to this Agreement and to be bound by all of the terms and provisions hereof; (ii) such evidence of appropriate corporate authorization on the part of the Borrower with respect to such Incremental Commitment and such opinions of counsel for the Borrower with respect to such Incremental Commitment as the Administrative Agent may reasonably request; (iii) a certificate of the Borrower signed by a Responsible Officer, in form and substance reasonably acceptable to the Administrative Agent, certifying that each of the conditions in subsection (a) of this Section has been satisfied and each of the conditions set forth in Section 3.2 have been satisfied; (iv) to the extent requested by any Additional Lender or any Increasing Lender, executed promissory notes evidencing such Incremental Revolving Commitments and/or such Incremental Term Loans, issued by the Borrower in accordance with Section 2.10; and (v) any other certificates or documents that the Administrative Agent shall reasonably request, in form and substance reasonably satisfactory to the Administrative Agent. Upon the effectiveness of any such Incremental Commitment, the Commitments and Pro Rata Share of each Lender will be adjusted to give effect to the Incremental Revolving Commitments and/or the Incremental Term Loans, as applicable, and Schedule II shall automatically be deemed amended accordingly. (d) All terms (including, without limitation, maturity, amortization, pricing, prepayment, etc.) of any Incremental Term Loans shall be as set forth in a separate incremental agreement among the Borrower, the Lenders providing such Incremental Term Loans and the Administrative Agent, the execution and delivery of which incremental agreement shall be a condition to the effectiveness of the Incremental Term Loans. If the Borrower incurs Incremental Revolving Commitments under this Section, the Borrower shall, after such time, repay and incur Revolving Loans ratably as between the Incremental Revolving Commitments and the Revolving Commitments outstanding immediately prior to such incurrence. Notwithstanding anything to the contrary in Section 10.2, the Administrative Agent is expressly permitted to amend the Loan Documents to the extent necessary to give effect to any increase pursuant to this Section and mechanical changes necessary or advisable in connection therewith (including amendments to implement the requirements in this Section 2.23(d), amendments to ensure pro rata allocations of EurodollarSOFR Loans and Base Rate Loans between Loans incurred pursuant to this Section and Loans outstanding immediately prior to any such incurrence and amendments to implement ratable participation in Letters of Credit). (e) For purposes of this Section, the following terms shall have the meanings specified below: (i) “Initial Yield” shall mean, with respect to Incremental Term Loans, the amount (as determined by the Administrative Agent) equal to the sum of (A) the margin above the Adjusted LIBO RateTerm SOFR on such Incremental Term Loans (including as margin the effect of any “LIBO rate floor” applicable on the date of the calculation), plus (B) (x) the amount of any Up-Front Fees on such Incremental Term Loans (including any fee or discount received by the Lenders in connection with the initial extension thereof), divided by (y) the lesser of (I) the Weighted Average Life to Maturity of such Incremental Term Loans and (II) four.

(ii) “Up-Front Fees” shall mean the amount of any fees or discounts received by the Lenders in connection with the making of Loans or extensions of credit, expressed as a percentage of such Loan or extension of credit. For the avoidance of doubt, “Up-Front Fees” shall not include any arrangement fee paid to the arranger(s) thereof. (iii) “Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Indebtedness. Section 2.24 Mitigation of Obligations. If any Lender requests compensation under Section 2.18, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.20, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the sole judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable under Section 2.18 or Section 2.20, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all costs and expenses incurred by any Lender in connection with such designation or assignment. Section 2.25 Replacement of Lenders. If (a) any Lender requests compensation under Section 2.18, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.20, (b) any Lender is a Defaulting Lender, or (c) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.2(b), the consent of Required Lenders shall have been obtained but the consent of one or more of such other Lenders (each a “Non-Consenting Lender”) whose consent is required shall not have been obtained, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions set forth in Section 10.4(b)), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.18 or 2.20, as applicable) and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender) (a “Replacement Lender”); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal amount of all Loans owed to it, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (in the case of such outstanding principal and accrued interest) and from the Borrower (in the case of all other amounts), (iii) in the case of a claim for compensation under Section 2.18 or payments required to be made pursuant to Section 2.20, such assignment will result in a reduction in such compensation or payments, and (iv) in the case of a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such terminated Lender was a Non-Consenting Lender. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Section 2.26 Defaulting Lenders.

(a) Cash Collateral (i) At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or the applicable Issuing Bank (with a copy to the Administrative Agent) the Borrower shall Cash Collateralize such Issuing Bank’s LC Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.26(b)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than 105% of such Issuing Bank’s LC Exposure with respect to such Defaulting Lender. (ii) The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of each Issuing Bank, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of Letters of Credit, to be applied pursuant to clause (iii) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the applicable Issuing Bank as herein provided, or that the total amount of such Cash Collateral is less than the minimum amount required pursuant to clause (i) above, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender). (iii) Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.26(a) or Section 2.26(b) in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letters of Credit or LC Disbursements (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein. (iv) Cash Collateral (or the appropriate portion thereof) provided to reduce any Issuing Bank’s LC Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.26(a) following (A) the elimination of the applicable LC Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and such Issuing Bank that there exists excess Cash Collateral; provided that, subject to Section 2.26(b) through (d) the Person providing Cash Collateral and the applicable Issuing Bank may agree that Cash Collateral shall be held to support future anticipated LC Exposure or other obligations and provided further that to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents. (b) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law: (i) Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and in Section 10.2. (ii) Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a

Defaulting Lender pursuant to Section 10.7 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Banks or Swingline Lender hereunder; third, to Cash Collateralize each Issuing Bank’s LC Exposure with respect to such Defaulting Lender in accordance with Section 2.26(a); fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Banks’ future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.26(a); sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Bank or Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 3.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments under the applicable Facility without giving effect to sub-section (iv) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.26(b)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto. (iii) (A) No Defaulting Lender shall be entitled to receive any Commitment Fee pursuant to Section 2.14(b) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender). (B) Each Defaulting Lender shall be entitled to receive letter of credit fees pursuant to Section 2.14(c) for any period during which that Lender is a Defaulting Lender only to the extent allocable to that portion of its LC Exposure for which it has provided Cash Collateral pursuant to Section 2.26(a). (C) With respect to any letter of credit fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each

Issuing Bank and Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s LC Exposure or Swingline Lender’s Swingline Exposure with respect to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee. (iv) All or any part of such Defaulting Lender’s participation in Letters of Credit and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares of the Revolving Commitments (calculated without regard to such Defaulting Lender’s Revolving Commitment) but only to the extent that (x) the conditions set forth in Section 3.2 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment. Subject to Section 10.18, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation. (v) If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lender’s Swingline Exposure with respect to such Defaulting Lender and (y) second, Cash Collateralize the Issuing Banks’ LC Exposure with respect to such Defaulting Lender in accordance with the procedures set forth in Section 2.26(a). (c) Defaulting Lender Cure. If the Borrower, the Administrative Agent, Swingline Lender and the Issuing Banks agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders in accordance with the applicable Commitments (without giving effect to Section 2.26(b)(iv), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. (d) New Swingline Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Swingline Exposure after giving effect to such Swingline Loan and (ii) no Issuing Bank shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no LC Exposure after giving effect thereto.

ARTICLE III CONDITIONS PRECEDENT TO LOANS AND LETTERS OF CREDIT Section 3.1 Conditions to Effectiveness. The obligations of the Lenders (including the Swingline Lender) to make Loans and the obligation of the Issuing Banks to issue any Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.2): (a) The Administrative Agent shall have received payment of all fees, expenses and other amounts due and payable on or prior to the Closing Date, including, without limitation, all fees payable pursuant to the Fee Letter and reimbursement or payment of all out-of-pocket expenses of the Administrative Agent, Truist Securities, Inc. and their Affiliates (including reasonable fees, charges and disbursements of counsel to the Administrative Agent) required to be reimbursed or paid by the Borrower hereunder, under any other Loan Document and under any agreement with the Administrative Agent or the Arrangers. (b) The Administrative Agent (or its counsel) shall have received the following, each to be in form and substance satisfactory to the Administrative Agent: (i) a counterpart of this Agreement signed by or on behalf of each party hereto or written evidence satisfactory to the Administrative Agent (which may include facsimile transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement; (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party in the form of Exhibit 3.1(b)(ii), attaching and certifying copies of its bylaws, or partnership agreement or limited liability company agreement, and of the resolutions of its board of directors or other equivalent governing body, or comparable organizational documents and authorizations, authorizing the execution, delivery and performance of the Loan Documents to which it is a party and certifying the name, title and true signature of each officer of such Loan Party executing the Loan Documents to which it is a party; (iii) certified copies of the articles or certificate of incorporation (subject to Section 5.17), certificate of organization or limited partnership, or other registered organizational documents of each Loan Party, together with certificates of good standing or existence, as may be available from the Secretary of State of the jurisdiction of organization of such Loan Party (and each other jurisdiction where such Loan Party is required to be qualified to do business as a foreign corporation solely to the extent that the failure to be so qualified as a foreign corporation in such other jurisdiction could result in a Material Adverse Effect); (iv) a favorable written opinion of (A) Tin Kin Lee Law Offices, counsel to the Loan Parties, addressed to the Administrative Agent, each Issuing Bank and each of the Lenders, and covering such matters relating to the Loan Parties, the Loan Documents and the transactions contemplated therein as the Administrative Agent shall reasonably request (which opinions will expressly permit reliance by permitted successors and assigns of the Administrative Agent, the Issuing Banks and the Lenders) and (B) Bryan Cave LLP, addressed to the Administrative Agent, each Issuing Bank and each of the Lenders, and covering certain matters relating to the Investment Company Act of 1940;

(v) a certificate in the form of Exhibit 3.1(b)(v), dated the Closing Date and signed by a Responsible Officer, certifying that after giving effect to the funding of the initial Revolving Borrowing, (x) no Default or Event of Default exists, (y) all representations and warranties of each Loan Party set forth in the Loan Documents are true and correct and (z) since the date of the financial statements of the Borrower described in Section 4.4, there shall have been no change which has had or could reasonably be expected to have a Material Adverse Effect; (vi) a duly executed Notice of Borrowing for the initial Revolving Borrowing, together with a report setting forth the sources and uses of the proceeds thereof; (vii) certified copies of all consents, approvals, authorizations, registrations and filings and orders required or advisable to be made or obtained under any Requirement of Law, or by any Contractual Obligation of any Loan Party in connection with the execution, delivery, performance, validity and enforceability of the Loan Documents and (to the extent applicable) APC 2019 Transaction Documents or any of the transactions contemplated thereby, and such consents, approvals, authorizations, registrations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired, and no investigation or inquiry by any governmental authority regarding the Commitments or any transaction being financed with the proceeds thereof shall be ongoing; (viii) copies of the Historical Financial Statements; (ix) financial projections of the Borrower and its Subsidiaries (to be made on a pro forma basis after giving effect to the consummation of the Related Transactions) for the Fiscal Year ending December 31, 2022 and for each Fiscal Year ending thereafter through the Fiscal Year ending December 31, 2025; (x) [reserved]; (xi) a certificate, dated the Closing Date and signed by the chief financial officer of each Loan Party, confirming that each Loan Party is Solvent before and after giving effect to the funding of the initial Revolving Borrowing and the consummation of the transactions contemplated to occur on the Closing Date; (xii) (A) copies of favorable UCC, tax, judgment and fixture lien search reports in all necessary or appropriate jurisdictions and under all legal and trade names of the Loan Parties and their Subsidiaries and the Material Associated Practices, as requested by the Administrative Agent, indicating that there are no prior Liens on any of the Collateral other than Permitted Encumbrances and Liens to be released on the Closing Date and (B) a Perfection Certificate, duly completed and executed by the Borrower; (xiii) a counterpart of the Reaffirmation Agreement and Master Amendment dated the Closing Date, duly executed by each Loan Party (the “Reaffirmation Agreement”); (xiv) at least five (5) days prior to the date of this Agreement, all documentation and other information required by bank regulatory authorities or reasonably requested by the Administrative Agent or any Lender under or in respect of applicable “know your customer” and anti-money laundering legal requirements including the Patriot Act and, if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to Borrower;

(xv) certified copies of all Material Agreements (including, for the avoidance of doubt, the Associated Practice Documents); and (xvi) subject to Section 5.17, certificates of insurance, in form and detail acceptable to the Administrative Agent, describing the types and amounts of insurance (property and liability) maintained by any of the Loan Parties, in each case naming the Administrative Agent as loss payee or additional insured, as the case may be, together with a lender’s loss payable endorsement in form and substance satisfactory to the Administrative Agent. Without limiting the generality of the provisions of this Section, for purposes of determining compliance with the conditions specified in this Section, each Lender that has signed this Agreement shall be deemed to have consented to, approved of, accepted or been satisfied with each document or other matter required thereunder to be consented to, approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto. Section 3.2 Conditions to Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit is subject to Section 2.26(c) and the satisfaction of the following conditions: (a) at the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall exist; (b) at the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, all representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects); (c) since the date of the most recent financial statements delivered by the Borrower pursuant to Section 5.1(a), there shall have been no change which has had or could reasonably be expected to have a Material Adverse Effect; (d) the Borrower shall have delivered the required Notice of Borrowing together with a report setting forth the sources and uses of the proceeds hereof (if applicable); (e) the Borrower shall be in compliance on a pro forma basis with each of the covenants set forth in Article VI, measuring Consolidated Total Net Debt for purposes of Section 6.1 as of the date of any such Borrowing (or issuance, amendment, renewal or extension, as the case may be) and otherwise recomputing the covenants set forth in Article VI as of the last day of the most recently ended Fiscal Quarter for which financial statements are required to have been delivered pursuant to Section 5.1(b) as if such Borrowing (or issuance, amendment, renewal or extension, as the case may be) had occurred; and (f) the Administrative Agent shall have received such other documents, certificates, information or legal opinions as the Administrative Agent or the Required Lenders may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent or the Required Lenders.

Each Borrowing and each issuance, amendment, renewal or extension of any Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in subsections (a), (b) and (c) of this Section. Section 3.3 Delivery of Documents. All of the Loan Documents, certificates, legal opinions and other documents and papers referred to in this Article, unless otherwise specified, shall be delivered to the Administrative Agent for the account of each of the Lenders and in sufficient counterparts or copies for each of the Lenders and shall be in form and substance satisfactory in all respects to the Administrative Agent. Section 3.4 Effect of Amendment and Restatement. The parties hereto agree that, upon this Agreement becoming effective pursuant to Section 3.1, the following shall be deemed to occur or exist automatically, without further action by any party hereto or otherwise: (i) the Existing Credit Agreement shall be deemed to be amended and restated in its entirety pursuant to this Agreement; (ii) (A) all outstanding “Revolving Loans” (as such term is defined in the Existing Credit Agreement), if any, shall be repaid in full, (B) each outstanding “Letter of Credit” (as such term is defined in the Existing Credit Agreement), if any, shall be deemed to be a Letter of Credit issued and outstanding hereunder and (C) all outstanding “Term Loans” (as such term is defined in the Existing Credit Agreement) shall be repaid in full with proceeds of a Revolving Loan to be made on the Closing Date; (iii) all terms and conditions of the Existing Credit Agreement and any other “Loan Document” as defined therein, as amended and restated by this Agreement and the other Loan Documents being executed and delivered on the Closing Date, shall be and remain in full force and effect, as so amended and restated, and shall constitute the legal, valid, binding and enforceable obligations of the Loan Parties to the Lenders and the Administrative Agent; and (iv) all indemnification obligations of the Loan Parties under the Existing Credit Agreement and any other “Loan Document” as defined therein shall survive the execution and delivery of this Agreement and shall continue in full force and effect for the benefit of the Lenders, the Administrative Agent, and any other Person indemnified under the Existing Credit Agreement or such other Loan Document at any time prior to the Closing Date. This Agreement shall not in any way release or impair the rights, duties, Obligations or Liens created pursuant to the Existing Credit Agreement or any other “Loan Document” as defined therein or affect the relative priorities of such Liens, in each case to the extent in force and effect thereunder as of the Closing Date, except as modified hereby or by documents, instruments and agreements executed and delivered in connection herewith, and all of such rights, duties, Obligations and Liens are assumed, ratified and affirmed by the Borrower. The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Existing Lenders or the Administrative Agent under the Existing Credit Agreement, nor constitute a waiver of any covenant, agreement or obligation under the Existing Credit Agreement, except to the extent that any such covenant, agreement or obligation is no longer set forth herein or is modified hereby. ARTICLE IV REPRESENTATIONS AND WARRANTIES The Borrower represents and warrants, both before and after giving effect to the Related Transactions, to the Administrative Agent, each Lender and each Issuing Bank as follows (provided, however, that any representation and warranty made with respect to any Associated Practice by the Borrower pursuant to this Article IV shall be deemed to be made subject to the Knowledge of the Borrower and it being further acknowledged and agreed that each such representation and warranty is made (i) only to the extent that there is an express reference to an Associated Practice in such representation and warranty and (ii) by the Borrower and not any Associated Practice):

Section 4.1 Existence; Power. The Borrower, each of its Subsidiaries and each Associated Practice (i) is duly organized, validly existing and in good standing as a corporation, partnership or limited liability company under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to carry on its business as now conducted and (iii) is duly qualified to do business, and is in good standing, in each jurisdiction where such qualification is required, except where a failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect. The Borrower and each of its Subsidiaries has all requisite power and authority to execute, deliver and perform its obligations under the Loan Documents to which it is a party. Section 4.2 Organizational Power; Authorization. The execution, delivery and performance by each Loan Party of the Loan Documents and the other Related Transaction Documents to which it is a party are within such Loan Party’s organizational powers and have been duly authorized by all necessary organizational and, if required, shareholder, partner or member action. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document and Related Transaction Document to which any Loan Party is a party, when executed and delivered by such Loan Party, will constitute, valid and binding obligations of the Borrower or such Loan Party (as the case may be), enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity. Section 4.3 Governmental Approvals; No Conflicts. The execution, delivery and performance by each Loan Party of the Loan Documents and the other Related Transaction Documents to which it is a party (a) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect and except for filings necessary to perfect or maintain perfection of the Liens created under the Loan Documents, (b) will not violate any Requirement of Law applicable to the Borrower or any of its Subsidiaries or any judgment, order or ruling of any Governmental Authority, (c) will not violate or result in a default under any Contractual Obligation of the Borrower or any of its Subsidiaries or any of its assets or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries, except Liens (if any) created under the Loan Documents. Each of the Borrower’s, its Subsidiaries’ and Associated Practices’ employees and contractors providing professional medical services to patients is, and has at all times been, while servicing in such capacity under employment of or contract with the Borrower, any other Loan Party or any Associated Practices, (i) duly licensed and certified (as and where required) by each regulatory body having jurisdiction over services rendered by such Person and (ii) eligible (as and where required) to participate in Third Party Payor Programs, except to the extent that such failure to be licensed, certified or eligible, as the case may be, would not reasonably be expected to have a Material Adverse Effect, either individually or in the aggregate. Section 4.4 Financial Statements. The Borrower has furnished the Historical Financial Statements to the Administrative Agent. The Historical Financial Statements fairly present the consolidated financial condition of the Borrower and its Subsidiaries as of such dates and the consolidated results of operations for such periods in conformity with GAAP consistently applied, subject to year- end audit adjustments and the absence of footnotes in the case of the quarterly statements. Since December 31, 2020, there have been no changes with respect to the Borrower and its Subsidiaries which have had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Section 4.5 Litigation and Environmental Matters.

(a) No litigation, investigation or proceeding of or before any arbitrators or Governmental Authorities is pending against or, to the Knowledge of the Borrower, threatened against or affecting the Borrower, any of its Subsidiaries or any Associated Practice (i) as to which there is a reasonable possibility of an adverse determination that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or (ii) which in any manner draws into question the validity or enforceability of this Agreement or any other Loan Document or Related Transaction Document. (b) Except for the matters set forth on Schedule 4.5, none of the Borrower, any of its Subsidiaries or any Associated Practice (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability. Section 4.6 Compliance with Laws and Agreements. The Borrower, each of its Subsidiaries and each Associated Practice is in compliance with (a) all Requirements of Law and all judgments, decrees and orders of any Governmental Authority and (b) all indentures, agreements or other instruments binding upon it or its properties, except where non-compliance, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Section 4.7 Investment Company Act. Neither the Borrower nor any of its Subsidiaries is (a) an “investment company” or is “controlled” by an “investment company”, as such terms are defined in, or subject to regulation under, the Investment Company Act of 1940, as amended and in effect from time to time, or (b) other than in the case of any Regulated Entity, otherwise subject to any other regulatory scheme limiting its ability to borrow money or requiring any approval or consent from, or registration or filing with, any Governmental Authority in connection therewith. Section 4.8 Taxes. The Borrower, its Subsidiaries, the Associated Practices and each other Person for whose taxes the Borrower, any of its Subsidiaries or any Associated Practice could become liable have timely filed or caused to be filed all Federal income tax returns and all other material tax returns that are required to be filed by them, and have paid all taxes shown to be due and payable on such returns or on any assessments made against it or its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, except where the same are currently being contested in good faith by appropriate proceedings and for which the Borrower, such Subsidiary or such Associated Practice, as the case may be, has set aside on its books adequate reserves in accordance with GAAP. The charges, accruals and reserves on the books of the Borrower, its Subsidiaries and the Associated Practices in respect of such taxes are adequate, and no tax liabilities that could be materially in excess of the amount so provided are anticipated. Section 4.9 Margin Regulations. None of the proceeds of any of the Loans or Letters of Credit will be used, directly or indirectly, for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of such terms under Regulation U or for any purpose that violates the provisions of Regulation T, Regulation U or Regulation X. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying “margin stock”. Section 4.10 ERISA. Each Plan is in substantial compliance in form and operation with its terms and with ERISA and the Code (including, without limitation, the Code provisions compliance with which is necessary for any intended favorable tax treatment) and all other applicable laws and regulations. Each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code covering all applicable tax law changes, or is comprised of a master or prototype plan that has received a favorable opinion letter from the IRS, and nothing has occurred since the date of such determination that would adversely affect such determination (or, in the case of a Plan with no determination, nothing has occurred that would adversely affect the issuance of a favorable determination letter or otherwise adversely affect such qualification). No ERISA Event has occurred or is reasonably expected to occur. There exists no Unfunded Pension Liability with respect to any Plan. None of the Borrower, any of its Subsidiaries or any ERISA Affiliate is making or accruing an obligation to make contributions, or has, within any of the five calendar years immediately preceding the date this assurance is given or deemed given, made or accrued an obligation to make, contributions to any Multiemployer Plan. There are no actions, suits or claims pending against or involving a Plan (other than routine claims for benefits) or, to the Knowledge of the Borrower, any of its Subsidiaries or any ERISA Affiliate, threatened, which would reasonably be expected to be asserted successfully against any Plan and, if so asserted successfully, would reasonably be expected either singly or in the aggregate to result in liability to the Borrower or any of its Subsidiaries. The Borrower, each of its Subsidiaries and each ERISA Affiliate have made all contributions to or under each Plan and Multiemployer Plan required by law within the applicable time limits prescribed thereby, by the terms of such Plan or Multiemployer Plan, respectively, or by any contract or agreement requiring contributions to a Plan or Multiemployer Plan. No Plan which is subject to Section 412 of the Code or Section 302 of ERISA has applied for or received an extension of any amortization period within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA. None of the Borrower, any of its Subsidiaries or any ERISA Affiliate have ceased operations at a facility so as to become subject to the provisions of Section 4068(a) of ERISA, withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA or ceased making contributions to any Plan subject to Section 4064(a) of ERISA to which it made contributions. Each Non-U.S. Plan has been maintained in compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities, except as would not reasonably be expected to result in liability to the Borrower or any of its Subsidiaries. All contributions required to be made with respect to a Non-U.S. Plan have been timely made. Neither the Borrower nor any of its Subsidiaries has incurred any obligation in connection with the termination of, or withdrawal from, any Non-U.S. Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Non-U.S. Plan, determined as of the end of the Borrower’s most recently ended fiscal year on the basis of reasonable actuarial assumptions, did not exceed the current value of the assets of such Non-U.S. Plan allocable to such benefit liabilities. Section 4.11 Ownership of Property; Insurance. (a) Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all of its real and personal property material to the operation of its business, including all such properties reflected in the most recent audited Historical Financial Statements or purported to have been acquired by the Borrower or any of its Subsidiaries after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are material to the business or operations of the Borrower and its Subsidiaries are valid and subsisting and are in full force. (b) Each of the Borrower, its Subsidiaries and the Associated Practices, as the case may be, owns, or is licensed or otherwise has the right to use, all patents, trademarks, service marks, trade names, copyrights and other intellectual property material to its business, and the use thereof by the Borrower, its Subsidiaries and the Associated Practices, as the case may be, does not infringe in any material respect on the rights of any other Person.

(c) The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies which are not Affiliates of the Borrower, in such amounts with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or any applicable Subsidiary operates. any Real Estate. (d) As of the Closing Date, neither the Borrower nor any of its Subsidiaries owns Section 4.12 Disclosure. (a) The Borrower has disclosed to the Lenders all agreements, instruments, and corporate or other restrictions to which the Borrower, each of its Subsidiaries and each Associated Practice is subject, and all other matters known to any of them, that, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the lender presentation nor any of the reports (including, without limitation, all reports that the Borrower is required to file with the Securities and Exchange Commission), financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation or syndication of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by any other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, taken as a whole in light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. (b) As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects. Section 4.13 Labor Relations. There are no strikes, lockouts or other material labor disputes or grievances against the Borrower, any of its Subsidiaries or any Associated Practice, or, to the Borrower’s Knowledge, threatened against or affecting the Borrower, any of its Subsidiaries or any Associated Practice, and no significant unfair labor practice charges or grievances are pending against the Borrower, any of its Subsidiaries or any Associated Practice, or, to the Borrower’s Knowledge, threatened against any of them before any Governmental Authority. All payments due from the Borrower, any of its Subsidiaries or any Associated Practice pursuant to the provisions of any collective bargaining agreement have been paid or accrued as a liability on the books of the Borrower, any such Subsidiary or any such Associated Practice, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. Section 4.14 Subsidiaries. Schedule 4.14 sets forth the name of, the ownership interest of the applicable Loan Party in, the jurisdiction of incorporation or organization of, and the type of each Subsidiary of the Borrower and the other Loan Parties and identifies each Subsidiary that is a Subsidiary Loan Party, in each case as of the Closing Date. Section 4.15 Solvency. After giving effect to the execution and delivery of the Loan Documents and the other Related Transaction Documents, the making of the Loans under this Agreement and the consummation of the other Related Transactions, each Loan Party is Solvent. Section 4.16 Deposit and Disbursement Accounts. Schedule 4.16 lists all banks and other financial institutions at which any Loan Party maintains deposit accounts, lockbox accounts, disbursement accounts, investment accounts or other similar accounts as of the Closing Date, and such Schedule correctly identifies the name, address and telephone number of each financial institution, the name in which the account is held, the type of the account, and the complete account number therefor. Section 4.17 Collateral Documents. (a) The Guaranty and Security Agreement (including as reaffirmed by the Reaffirmation Agreement) is effective to create in favor of the Administrative Agent for the ratable benefit of the Secured Parties a legal, valid and enforceable security interest in the Collateral (as defined therein), and the Liens created under the Guaranty and Security Agreement constitute fully perfected Liens (to the extent that such Liens may be perfected by the filing of a UCC financing statement in the offices specified on Schedule 3 to the Guaranty and Security Agreement) on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral, in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 7.2 which are prior as a matter of law. When the certificates evidencing all Capital Stock pledged pursuant to the Guaranty and Security Agreement are delivered to the Administrative Agent, together with appropriate stock powers or other similar instruments of transfer duly executed in blank, the Liens in such Capital Stock shall be fully perfected first priority security interests, perfected by “control” as defined in the UCC. (b) When, if applicable, the Patent Security Agreements and the Trademark Security Agreements are filed in the United States Patent and Trademark Office and the Copyright Security Agreements are filed in the United States Copyright Office, the Liens created by Guaranty and Security Agreement shall constitute fully perfected Liens on, and security interest in, all right, title and interest of the Loan Parties in the Patents, Trademarks and Copyrights, if any, in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, in each case prior and superior in right to any other Person. (c) Each Mortgage, when duly executed and delivered by the relevant Loan Party, will be effective to create in favor of the Administrative Agent for the ratable benefit of the Secured Parties a legal, valid and enforceable Lien on all of such Loan Party’s right, title and interest in and to the Real Estate of such Loan Party covered thereby and the proceeds thereof, and when such Mortgage is filed in the real estate records where the respective Mortgaged Property is located, such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of such Loan Party in such Real Estate and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 7.2 which are prior as a matter of law. (d) No Mortgage encumbers improved real property that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968, except to the extent that the applicable Loan Party maintains flood insurance with respect to such improved real property in compliance with the requirements of Section 5.8. Section 4.18 Associated Practice Documents; APC 2019 Transaction Documents. The Associated Practice Documents and APC 2019 Transaction Documents remain in full force and effect and no default or event of default has occurred thereunder. Section 4.19 Material Agreements. As of the Closing Date, all Material Agreements of the Borrower and its Subsidiaries are described on Schedule 4.19, and each such Material Agreement is in full force and effect. The Borrower does not have any Knowledge of any pending amendments or threatened termination of any of the Material Agreements. As of the Closing Date, the Borrower has delivered to the Administrative Agent a true, complete and correct copy of each Material Agreement (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith). Section 4.20 Sanctions and Anti-Corruption Laws. (a) None of the Borrower or any of its Subsidiaries or any of their respective directors, officers, employees, agents or affiliates is a Sanctioned Person. (b) Borrower, its Subsidiaries and their respective directors, officers and employees and, to the Knowledge of the Borrower, the agents of the Borrower and its Subsidiaries, are in compliance with applicable Anti-Corruption Laws and applicable Sanctions. The Borrower and its Subsidiaries have instituted and maintain policies and procedures designed to promote and achieve continued compliance therewith. Section 4.21 Affected Financial Institutions. Neither the Borrower nor any Subsidiary is an Affected Financial Institution. Section 4.22 Healthcare Matters. Except as set forth on Schedule 4.22, (a) The Borrower, each of its Subsidiaries and each Associated Practice is in compliance with the requirements of all applicable Healthcare Laws, except in such instances in which the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect. To the Knowledge of the Borrower, there is no action pending against, received by or threatened against the Borrower, its Subsidiaries or any Associated Practice which relates in any way to a violation of any Healthcare Law, except for such violations which could not reasonably be expected to have a Material Adverse Effect. As of the Closing Date, none of the Borrower, its Subsidiaries or any Associated Practice is a party to any corporate integrity agreements or has any ongoing reporting obligations pursuant to any settlement agreement entered into with any Governmental Authority. (b) To the Knowledge of the Borrower, all Persons employed by or engaged as an independent contractor by the Borrower, its Subsidiaries and any Associated Practice possesses all licenses, permits and authorizations that are required by any Governmental Authority or Requirement of Law to permit such Person to provide the services they provide for such Loan Party, its Subsidiaries and each Associated Practice except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect. Section 4.23 Use of Proceeds. Each Borrowing and each request for a Letter of Credit hereunder will be used solely for the purposes permitted hereunder. ARTICLE V AFFIRMATIVE COVENANTS Until the Commitments have expired or been terminated and all Obligations have been paid in full and all Letters of Credit shall have expired or terminated, in each case without any pending draw, or all such Letters of Credit shall have been cash collateralized to the satisfaction of each Issuing Bank, and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

Section 5.1 Financial Statements and Other Information. The Borrower will deliver to the Administrative Agent and each Lender: (a) as soon as available and in any event within 90 days after the end of each Fiscal Year of the Borrower, a copy of the annual audited report for such Fiscal Year for the Borrower, containing a consolidated balance sheet of the Borrower as of the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity and cash flows (together with all footnotes thereto) of the Borrower for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and together with a report by BDO USA, LLP or other independent public accountants of nationally recognized standing (without a “going concern” qualification, exception or explanation and without any qualification or exception as to the scope of such audit) stating that such financial statements present fairly in all material respects the financial condition and the results of operations of the Borrower for such Fiscal Year on a consolidated basis in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards; (b) as soon as available and in any event within 45 days after the end of each Fiscal Quarter of the Borrower (other than the fourth Fiscal Quarter of each Fiscal Year), an unaudited consolidated balance sheet of the Borrower as of the end of such Fiscal Quarter and the related unaudited consolidated statements of income and cash flows of the Borrower for such Fiscal Quarter and the then elapsed portion of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the Borrower’s previous Fiscal Year; (c) concurrently with the delivery of the financial statements referred to in subsections (a) and (b) of this Section, a Compliance Certificate signed by the principal executive officer or the principal financial officer of the Borrower (i) certifying as to whether there exists a Default or Event of Default on the date of such certificate and, if a Default or an Event of Default then exists, specifying the details thereof and the action which the Borrower has taken or proposes to take with respect thereto, (ii) setting forth in reasonable detail calculations demonstrating compliance with the financial covenants set forth in Article VI, (iii) specifying any change in the identity of the Subsidiaries as of the end of such Fiscal Year or Fiscal Quarter from the Subsidiaries identified to the Lenders on the Closing Date or as of the most recent Fiscal Year or Fiscal Quarter, as the case may be, (iv) setting forth the balance of funds then on deposit in APC Excluded Asset Account, together with a summary statement from the Borrower of the amount and use of any funds withdrawn from the APC Excluded Asset Account following the delivery of the prior Compliance Certificate (or, in the case of the first Compliance Certificate delivered after the Closing Date, since the Closing Date) and (v) stating whether any change in GAAP or the application thereof has occurred since the date of the mostly recently delivered audited financial statements of the Borrower and its Subsidiaries, and, if any change has occurred, specifying the effect of such change on the financial statements accompanying such Compliance Certificate; (d) as soon as available and in any event within 30 days after the end of the calendar year, forecasts and a pro forma budget for the succeeding Fiscal Year, containing an income statement, balance sheet and statement of cash flow; (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be;

(f) [reserved]; (g) promptly following any request therefor, (i) such other information regarding the results of operations, business affairs and financial condition of the Borrower or any of its Subsidiaries as the Administrative Agent or any Lender may reasonably request and (ii) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the Patriot Act or other applicable anti-money laundering laws. So long as the Borrower is required to file periodic reports under Section 13(a) or Section 15(d) of the Exchange Act, the Borrower may satisfy its obligation to deliver the financial statements and periodic and other reports, proxy statements and other materials referred to in clauses (a), (b) and (e) above by delivering a notice of filing of such financial statements and periodic and other reports, proxy statements and other materials by electronic mail to such e-mail addresses as the Administrative Agent shall have provided to the Borrower from time to time. The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and each Issuing Bank materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on the Platform and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC”, the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the Issuing Banks and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute confidential information, they shall be treated as set forth in Section 10.12); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”. Section 5.2 Notices of Material Events. (a) The Borrower will furnish to the Administrative Agent and each Lender prompt (and, in any event, not later than three (3) Business Days after a Responsible Officer becomes aware thereof, other than in the case of clause (iv) below) written notice of the following: (i) the occurrence of any Default or Event of Default; (ii) the filing or commencement of, or any material development in, any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the Knowledge of the Borrower, affecting the Borrower, any of its Subsidiaries or, to the Knowledge of the Borrower, any Associated Practice that could reasonably be expected to result in a Material Adverse Effect (including, without limitation, any of the foregoing that (x) seeks injunctive or similar relief or (y) alleges potential or actual violations of any Healthcare Law by the Borrower, any of its Subsidiaries or, to the Knowledge of the Borrower, any Associated Practice and, in either case); (iii) the occurrence of any event or any other development by which the Borrower, any of its Subsidiaries or, to the Knowledge of the Borrower, any Associated Practice (A) fails to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (B) becomes subject to any Environmental Liability, (C) receives notice of any claim with respect to any Environmental Liability, or (D) becomes aware of any basis for any Environmental Liability, in each case which, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect; (iv) promptly and in any event within 15 days after the Borrower, any of its Subsidiaries, any Associated Practice or any ERISA Affiliate (A) knows or has reason to know that any ERISA Event has occurred, a certificate of the chief financial officer of the Borrower describing such ERISA Event and the action, if any, proposed to be taken with respect to such ERISA Event and a copy of any notice filed with the PBGC or the IRS pertaining to such ERISA Event and any notices received by the Borrower, such Subsidiary or such ERISA Affiliate from the PBGC or any other governmental agency with respect thereto, and (B) becoming aware (1) that there has been an increase in Unfunded Pension Liabilities (not taking into account Plans with negative Unfunded Pension Liabilities) since the date the representations hereunder are given or deemed given, or from any prior notice, as applicable, (2) of the existence of any Withdrawal Liability, (3) of the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by the Borrower, any of its Subsidiaries or any ERISA Affiliate, or (4) of the adoption of any amendment to a Plan subject to Section 412 of the Code which results in a material increase in contribution obligations of the Borrower, any of its Subsidiaries or any ERISA Affiliate, a detailed written description thereof from the chief financial officer of the Borrower; (v) any breach or non-performance of, or any default under, any Associated Practice Document by any Loan Party or, any of its respective Subsidiaries or to Borrower’s Knowledge, any Associated Practices, or any violation of, or non-compliance with, any Requirement of Law, which would reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect, including a description of such breach, non-performance, default, violation or non-compliance and the steps, if any, such Loan Party, such Subsidiary or such Associated Practice has taken, is taking or proposes to take in respect thereof; (vi) the occurrence of any default or event of default, or the receipt by the Borrower or any of its Subsidiaries of any written notice of an alleged default or event of default, with respect to any Material Indebtedness of the Borrower or any of its Subsidiaries; (vii) any material amendment or modification to any Material Agreement (together with a copy thereof), and prompt notice of any termination, expiration or loss of any Material Agreement that, individually or in the aggregate, could reasonably be expected to result in a reduction in revenue or Consolidated EBITDA of the Loan Parties of 10% or more on a consolidated basis from the prior Fiscal Year; (viii) any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) and (d) of such certification;

(ix) (A) receipt by the Borrower, any of its Subsidiaries or, to the Knowledge of the Borrower, any Associated Practice of any notification, through letter or otherwise, of a potential investigation relating to submission of claims to Third Party Payor Programs by the Borrower, any of its Subsidiaries or any Associated Practice (other than any additional data requests and audits, inspections and investigations, that, in each case, are in the ordinary course of business and would not reasonably be expected to have a Material Adverse Effect); (B) the voluntary disclosure by the Borrower, any of its Subsidiaries or, to the Knowledge of the Borrower, any Associated Practice to the Office of the Inspector General of the United States Department of Health and Human Services, a Medicare fiscal intermediary, any Governmental Authority or any state’s Medicaid program of a potential material overpayment matter involving the submission of claims to such payor; or (C) receipt by the Borrower, any of its Subsidiaries or, to the Knowledge of the Borrower, any Associated Practice of any notice from a Governmental Authority that the Borrower, any of its Subsidiaries or any Associated Practice is subject to a civil or criminal investigation, inquiry or audit involving and/or related to its compliance with Healthcare Laws which, if adversely determined, would reasonably be expected to have a Material Adverse Effect; and (x) receipt by the Borrower, any of its Subsidiaries or, to the Knowledge of the Borrower, any Associated Practice from any Governmental Authority of the imposition of any forfeiture or the designation of a hearing that could result in the expiration, termination, revocation, impairment or suspension of any Healthcare Permit that would reasonably be expected to have a Material Adverse Effect; (xi) any material defaults or termination received from any Material Associated Practice, or given by any Loan Party to any Associated Practice, under any Associated Practice Document; and (xii) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect. following: (b) The Borrower will furnish to the Administrative Agent and each Lender the (i) promptly and in any event at least 30 days prior thereto, notice of any change (i) in any Loan Party’s legal name, (ii) in any Loan Party’s chief executive office, its principal place of business, any office in which it maintains books or records or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in any Loan Party’s identity or legal structure, (iv) in any Loan Party’s federal taxpayer identification number or organizational number or (v) in any Loan Party’s jurisdiction of organization; and (ii) as soon as available and in any event within 30 days after receipt thereof, a copy of any environmental report or site assessment obtained by or for the Borrower or any of its Subsidiaries after the Closing Date on any Real Estate. Each notice or other document delivered under this Section shall be accompanied by a written statement of a Responsible Officer setting forth the details of the event or development requiring such notice or other document and any action taken or proposed to be taken with respect thereto. Section 5.3 Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and maintain in full force and effect its legal existence and its respective rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business; provided that nothing in this Section shall prohibit any merger, consolidation, liquidation or dissolution permitted under Section 7.3. Section 5.4 Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to (and, to the extent permitted by applicable law, cause the Material Associated Practices to), comply with all laws, rules, regulations and requirements of any Governmental Authority applicable to its business and properties, including, without limitation, all Healthcare Laws, Environmental Laws, ERISA and OSHA, except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Borrower will maintain in effect and enforce policies and procedures designed to promote and achieve compliance by the Borrower, its Subsidiaries, the Material Associated Practices and their respective directors, officers, employees and agents with applicable Anti-Corruption Laws and applicable Sanctions. Section 5.5 Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay and discharge at or before maturity all of its obligations and liabilities (including, without limitation, all taxes, assessments and other governmental charges, levies and all other claims that could result in a statutory Lien) before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) the failure to make any such payment could not reasonably be expected to result in a Material Adverse Effect. Section 5.6 Books and Records. The Borrower will, and will cause each of its Subsidiaries to (and, to the extent permitted by applicable law, cause the Material Associated Practices to), keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities to the extent necessary to prepare the consolidated financial statements of the Borrower in conformity with GAAP. Section 5.7 Visitation and Inspection; Lender Meetings. (a) The Borrower will, and will cause each of its Subsidiaries to (and, to the extent permitted by applicable law, cause the Material Associated Practices to), permit any representative of the Administrative Agent or any Lender to visit and inspect its properties (excluding the APC Excluded Assets), to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with any of its officers and with its independent certified public accountants, all at such reasonable times and as often as the Administrative Agent or any Lender may reasonably request after reasonable prior notice to the Borrower; provided that if an Event of Default has occurred and is continuing, no prior notice shall be required. (b) The Borrower will participate in annual meetings with the Administrative Agent and the Lenders to be held at the Borrower’s corporate offices (or at such other location as may be agreed to by the Borrower and the Administrative Agent, including via conference call) at such time as may be reasonably agreed to by the Borrower and the Administrative Agent. The Borrower will provide reasonable advance notice and an invitation to the Administrative Agent and the Lenders to each earnings call, if any. It is understood and agreed that the Borrower’s establishment of earnings calls on an annual or more frequent basis to which the Administrative Agent and the Lenders are invited shall relinquish its obligations to participate in annual meetings with the Administrative Agent and the Lenders.

Section 5.8 Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Subsidiaries to (and, to the extent permitted by applicable law, cause the Material Associated Practices to), (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, (b) maintain with financially sound and reputable insurance companies which are not Affiliates of the Borrower (i) insurance with respect to its properties and business, and the properties and business of its Subsidiaries and the Associated Practices, against loss or damage of the kinds customarily insured against by companies in the same or similar businesses operating in the same or similar locations (including, in any event, flood insurance as described in the definition of and required by the Real Estate Documents) and (ii) all insurance required to be maintained pursuant to the Collateral Documents, and will, upon request of the Administrative Agent, furnish to each Lender at reasonable intervals a certificate of a Responsible Officer setting forth the nature and extent of all insurance maintained by the Borrower, its Subsidiaries and the Material Associated Practices in accordance with this Section (and if requested by the Administrative Agent or any Lender a copy of any policy referenced therein if not already delivered), and (c) solely with respect to any such insurance held by the Borrower and/ its Subsidiaries, at all times shall name the Administrative Agent as additional insured on all liability policies of the Borrower and its Subsidiaries and as lender loss payee (pursuant to a loss payee endorsement approved by the Administrative Agent) on all casualty and property insurance policies of the Borrower and its Subsidiaries; provided, that (except with respect to third-party liability insurance) this Section 5.8 shall not apply to any APC Excluded Assets. Section 5.9 Use of Proceeds; Margin Regulations. (a) The Borrower will use the proceeds of all Revolving Loans funded on the Closing Date to (i) refinance certain Indebtedness of the Borrower and its Subsidiaries, (which shall include, for the avoidance of doubt, the repayment in full of the “Term Loan” (as defined in the Existing Credit Agreement) outstanding immediately before giving effect to this Agreement, together with all accrued interest thereon), (ii) pay transaction costs and expenses arising in connection with this Agreement and (iii) provide for working capital, capital expenditures and other general corporate purposes; provided that it is understood and agreed that no greater than $180,000,000 in Revolving Loans shall be borrowed on the Closing Date (exclusive of any LC Exposure incurred on the Closing Date due to the roll-over of the Existing Letters of Credit). (b) The Borrower will use the proceeds of the Loans after the Closing Date to (i) finance future Permitted Acquisitions and Investments (in each case, solely to the extent permitted hereunder) and (ii) provide for working capital needs, capital expenditures, and for other general corporate purposes. (c) All Letters of Credit will be used for general corporate purposes. (d) Notwithstanding anything to the contrary contained herein, no part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that would violate any rule or regulation of the Board of Governors of the Federal Reserve System, including Regulation T, Regulation U or Regulation X. Section 5.10 Casualty and Condemnation. The Borrower (a) will furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of any Collateral or the commencement of any action or proceeding for the taking of any material portion of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that the net cash proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement and the Collateral Documents. Section 5.11 Cash Management. The Borrower shall, and shall cause its Subsidiaries to maintain all cash management and treasury business with Truist Bank or a Permitted Third Party Bank, including, without limitation, all deposit accounts, disbursement accounts, investment accounts and lockbox accounts (other than Excluded Accounts) (each such deposit account, disbursement account, investment account and lockbox account, a “Controlled Account”); each Controlled Account shall be a cash collateral account, with all cash, checks and other similar items of payment in such account securing payment of the Obligations, and in which the Borrower and each of the Subsidiary Loan Parties shall have granted a first priority Lien to the Administrative Agent, on behalf of the Secured Parties, perfected either automatically under the UCC (with respect to Controlled Accounts at Truist Bank) or subject to Control Account Agreements. Section 5.12 Additional Subsidiaries and Collateral. (a) In the event that, subsequent to the Closing Date, any Person becomes a Subsidiary (other than an Excluded Subsidiary), whether pursuant to formation, Acquisition or otherwise, (x) the Borrower shall promptly notify the Administrative Agent and the Lenders thereof and (y) within 30 days after such Person becomes a Subsidiary, the Borrower shall cause such Subsidiary (i) to become a new Guarantor and to grant Liens in favor of the Administrative Agent in all of its personal property by executing and delivering to the Administrative Agent a supplement to the Guaranty and Security Agreement in form and substance reasonably satisfactory to the Administrative Agent, executing and delivering a Copyright Security Agreement, Patent Security Agreement and Trademark Security Agreement, as applicable, and authorizing and delivering, at the request of the Administrative Agent, such UCC financing statements or similar instruments required by the Administrative Agent to perfect the Liens in favor of the Administrative Agent and granted under any of the Loan Documents, (ii) to grant Liens in favor of the Administrative Agent in all fee ownership interests in all Real Estate with a fair market value in excess of $7,500,000 by executing and delivering to the Administrative Agent such Real Estate Documents as the Administrative Agent shall require, and (iii) to deliver all such other documentation (including, without limitation, certified organizational documents, resolutions, lien searches, title insurance policies, surveys, environmental reports and legal opinions) and to take all such other actions as such Subsidiary would have been required to deliver and take pursuant to Section 3.1 if such Subsidiary had been a Loan Party on the Closing Date or that such Subsidiary would be required to deliver pursuant to Section 5.13 with respect to any Real Estate. In addition, within 45 days after the date any Person becomes a Subsidiary, the Borrower shall, or shall cause the applicable Loan Party to (i) pledge all of the Capital Stock of such Subsidiary to the Administrative Agent as security for the Obligations by executing and delivering a supplement to the Guaranty and Security Agreement in form and substance satisfactory to the Administrative Agent, and (ii) deliver the original certificates evidencing such pledged Capital Stock to the Administrative Agent, together with appropriate powers executed in blank. (b) If, at any time and from time to time after the Closing Date, Subsidiaries that are not Guarantors solely because they do not meet the thresholds set forth in the definition of “Immaterial Subsidiary” comprise in the aggregate more than 5.0% of Consolidated Total Assets or more than 5.0% of Consolidated EBITDA, in each case, as of the end of the most recently ended Fiscal Quarter for which financial statements have been delivered (or were required to be delivered) pursuant to Section 5.1(b), then the Borrower shall, not later than five (5) Business Days after the date by which financial statements for such Fiscal Quarter are required to be delivered pursuant to this Agreement (or such longer period as the Administrative Agent may agree in its reasonable discretion), (i) designate in writing to the Administrative Agent one or more of such Subsidiaries as no longer being an “Immaterial Subsidiary” (to the extent that, as a result of such designation, the remaining Immaterial Subsidiaries constitute less than each of the thresholds set forth in this subsection (d) in the aggregate) and (ii) comply with the provisions of subsection (a) of this Section applicable to each such Subsidiary (subject to the time periods set forth in this Section 5.12 which shall run from the date that any Subsidiary is so designated as no longer being an Immaterial Subsidiary hereunder). (c) The Borrower agrees that, following the delivery of any Collateral Documents required to be executed and delivered by this Section, the Administrative Agent shall have a valid and enforceable, first priority perfected Lien on the property required to be pledged pursuant to subsections (a) and (b) of this Section (to the extent that such Lien can be perfected by execution, delivery and/or recording of the Collateral Documents or UCC financing statements, or possession of such Collateral), free and clear of all Liens other than Liens expressly permitted by Section 7.2. All actions to be taken pursuant to this Section shall be at the expense of the Borrower or the applicable Loan Party, and shall be taken to the reasonable satisfaction of the Administrative Agent. Section 5.13 Additional Real Estate; Leased Locations. (a) To the extent otherwise permitted hereunder, if any Loan Party proposes to acquire a fee ownership interest in Real Estate after the Closing Date having a fair market value in excess of $7,500,000 as of the date of the acquisition thereof, it shall at the time of such acquisition provide to the Administrative Agent Real Estate Documents in regard to such Real Estate. Section 5.14 Further Assurances. The Borrower will, and will cause each other Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, Mortgages and other documents), which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created by the Collateral Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties. The Borrower also agrees to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Collateral Documents. Section 5.15 Healthcare Matters. The Borrower will, and will cause each of its Subsidiaries to (and, to the extent permitted by applicable law, cause the Associated Practices to), (i) comply in all material respects with all applicable Healthcare Laws relating to the operation of its business, (ii) obtain, maintain and timely renew all material Healthcare Permits required in the proper conduct of its business, (iii) keep and maintain all records required to be maintained by any Governmental Authority or under any Healthcare Law, and (iv) maintain a corporate and health care regulatory compliance program that addresses the requirements of Healthcare Laws, except where the failure to comply, obtain, keep and maintain could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Section 5.16 Associated Practice Documents. (a) The Borrower will, and will cause each of its Subsidiaries to, enforce all of its rights under each Associated Practice Document, in each case, where the failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, subject to limitations, in the reasonable judgment of Borrower, in consultation with its healthcare counsel, under applicable laws; provided that any management fees payable under any Associated Practice Document may be subordinated and/or the payment of such management fees may be deferred, in each case, to the extent that the Borrower in good faith deems it advisable in order to satisfy any regulation by any Governmental Authority having jurisdiction over the parties to such Associated Practice Document. (b) The Borrower will, and will cause each of its Subsidiaries to, deliver and collaterally assign to the Administrative Agent each Associated Practice Document entered into after the Closing Date, for the benefit of the Secured Parties, pursuant to a Collateral Assignment, subject to any limitations under applicable law, to be delivered to the Administrative Agent within 21 days after the applicable Associated Practice Document is entered into. Section 5.17 Post-Closing Obligations. The Borrower shall satisfy the requirements set forth on Schedule 5.17 and deliver to the Administrative Agent satisfactory evidence of the same, on or before the date specified for such requirement (or such later date as may be agreed in writing to by the Administrative Agent in its sole discretion). ARTICLE VI FINANCIAL COVENANTS Until the Commitments have expired or been terminated and all Obligations have been paid in full and all Letters of Credit shall have expired or terminated, in each case without any pending draw, or all such Letters of Credit shall have been cash collateralized to the satisfaction of each Issuing Bank, and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that: Section 6.1 Consolidated Total Net Leverage Ratio. The Borrower will maintain, as of the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending on June 30, 2021, a Consolidated Total Net Leverage Ratio of not greater than 3.75:1.00; provided that for any Fiscal Quarter during which a Loan Party has consummated a Permitted Acquisition or Future Approved Entity Investment permitted hereunder in which the Investment Consideration payable in connection with such Permitted Acquisition or Future Approved Entity Investment was greater than $75,000,000 (a “Trigger Quarter”), the Consolidated Total Net Leverage Ratio for such Trigger Quarter and the next succeeding three Fiscal Quarters shall be increased by 0.25:1.00 to 4.00:1.00 (a “Covenant Holiday”). For the avoidance of doubt, the Consolidated Total Net Leverage Ratio shall revert to 3.75:1.00 commencing with the fourth Fiscal Quarter ending after any such initial Trigger Quarter. After the completion of any Covenant Holiday, no subsequent new Trigger Quarter shall be permitted to occur for purposes of this Section 6.1 unless and until the Borrower shall demonstrate compliance with the Consolidated Total Net Leverage Ratio (absent any Covenant Holiday) as of the end of at least one Fiscal Quarter after any such Covenant Holiday’s completion. Section 6.2 Consolidated Interest Coverage Ratio. The Borrower will maintain, as of the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending on June 30, 2021, a Consolidated Interest Coverage Ratio of not less than 3.25:1.00. ARTICLE VII NEGATIVE COVENANTS Until the Commitments have expired or been terminated and all Obligations have been paid in full and all Letters of Credit shall have expired or terminated, in each case without any pending draw, or all such Letters of Credit shall have been cash collateralized to the satisfaction of each Issuing Bank, and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that: Section 7.1 Indebtedness and Preferred Equity. The Borrower will not, and will not permit any of its Subsidiaries to and, to the extent permitted by applicable law, the Borrower will use commercially reasonable efforts to cause the Material Associated Practices not to, create, incur, assume or suffer to exist any Indebtedness, except: (a) Indebtedness created pursuant to the Loan Documents; (b) Indebtedness existing on the Closing Date and set forth on Schedule 7.1 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal or replacement) or shorten the maturity or the weighted average life thereof; (c) Indebtedness of the Borrower, any of its Subsidiaries or any Material Associated Practice incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations, and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof (provided that such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvements), and extensions, renewals or replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal or replacement) or shorten the maturity or the weighted average life thereof; provided that the aggregate principal amount of such Indebtedness does not exceed $35,000,000 at any time outstanding; (d) Indebtedness of the Borrower owing to any Subsidiary and of any Subsidiary owing to the Borrower or any other Subsidiary; provided that any such Indebtedness that is owed by or to a Subsidiary that is not a Subsidiary Loan Party shall be subject to Section 7.4; (e) Guarantees by the Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary; provided that Guarantees by any Loan Party of Indebtedness of any Subsidiary that is not a Subsidiary Loan Party shall be subject to Section 7.4; (f) Indebtedness of any Person which becomes a Subsidiary or Material Associated Practice after the date of this Agreement; provided that (i) such Indebtedness exists at the time that such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary, and (ii) the aggregate principal amount of such Indebtedness permitted hereunder shall not exceed $30,000,000 at any time outstanding; (k), (l), or (m); (g) Indebtedness consisting of Investments to the extent permitted by Section 7.4(j), (h) Indebtedness of any Associated Practice to a Loan Party or a Material Associated Practice; (i) Hedging Obligations permitted by Section 7.10; (j) unsecured Indebtedness arising from agreements of the Borrower, any of its Subsidiaries or any Material Associated Practice providing for indemnification, adjustment of purchase price, working capital adjustments or other deferred purchase price consideration (including earn-out obligations), in each case, whether or not evidenced by a note and/or whether contingent or otherwise, and incurred or assumed in connection with any Permitted Acquisition or any Investment permitted under this Agreement (any such obligations, “Deferred Acquisition Obligations”) so long as the aggregate amount of such Indebtedness does not at any time exceed $40,000,000; (k) Indebtedness incurred in favor of insurance companies (or their financing affiliates) in connection with the financing of insurance premiums in the ordinary course of business; (l) Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit accounts to the extent incurred in the ordinary course of business; (m) obligations in respect of surety, stay, customs and appeal bonds, bid or performance bonds and performance and completion guaranties and obligations of a like nature (including letters of credit-related thereto), worker’s compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance obligations, trade contracts, governmental contracts and leases, in each case incurred in the ordinary course of business and not in connection with the borrowing of money; (n) to the extent constituting Indebtedness, deposits and advance payments received from customers in the ordinary course of business consistent with past practices; (o) to the extent constituting Indebtedness, bonus or other deferred compensation arrangements with respect to officers, directors, employees or consultants of the Borrower, any of its Subsidiaries or any Material Associated Practice solely in their capacities as such that is paid in the ordinary course of business and consistent with past practices; (p) non-cash accruals of interest, accretion or amortization of original issue discount and/or pay-in-kind interest with respect to Indebtedness otherwise permitted under this Section 7.1; (q) Indebtedness of any Regulated Entity owing to any Loan Party; (r) so long as no Event of Default has occurred and is continuing at the time of the incurrence thereof, APC Non-Recourse Indebtedness; (s) Indebtedness pursuant to the AP-AMH Loan Documents; (t) other unsecured Indebtedness of the Borrower, any of its Subsidiaries or any Material Associated Practice in an aggregate principal amount not to exceed $20,000,000 at any time outstanding; (u) other unsecured Indebtedness of any Loan Party (not including, for the avoidance of doubt, APC, any other Associated Practice, or any Subsidiary that is not a Loan Party) so long as (i) before and after giving effect to the incurrence of any such unsecured Indebtedness, no Default or Event of Default has occurred and is continuing, (ii) the Borrower shall have delivered to the Administrative Agent a pro forma Compliance Certificate signed by a Responsible Officer demonstrating that after giving effect to the proposed incurrence and/or funding, the Consolidated Total Net Leverage Ratio is less than 3.50:1.00, measuring Consolidated Total Net Debt for purposes of Section 6.1 as of the date of such incurrence and otherwise recomputing such covenants as of the last day of the most recently ended Fiscal Quarter for which financial statements are required to have been delivered pursuant to Section 5.1(b) as if such Indebtedness had been incurred, (iii) the maturity date of such unsecured

Indebtedness is no earlier than 180 days after the Revolving Commitment Termination Date and (iv) the restrictions and covenants set forth in any documentation evidencing such unsecured Indebtedness are not more restrictive than those in effect under this Agreement as of the Closing Date; and (v) other Indebtedness incurred by APC (or any special purpose vehicle owned by APC) to finance the acquisition, construction or improvement of Real Estate so long as (i) the Borrower shall have delivered to the Administrative Agent a pro forma Compliance Certificate signed by a Responsible Officer demonstrating that after giving effect to the proposed incurrence, the Consolidated Total Net Leverage Ratio is less than 1.75:1.00, measuring Consolidated Total Net Debt for purposes of Section 6.1 as of the date of such incurrence and otherwise recomputing such covenants as of the last day of the most recently ended Fiscal Quarter for which financial statements are required to have been delivered pursuant to Section 5.1(b) as if such Indebtedness had been incurred, (ii) such Real Estate constitutes APC Excluded Assets and the Investment in such Real Estate is made solely using APC Excluded Assets, (iii) before and after giving effect to the incurrence of any such unsecured Indebtedness, no Default or Event of Default has occurred and is continuing and (iv) the Indebtedness incurred does not exceed the cost of acquiring, constructing or improving the applicable Real Estate. The Borrower will not, and will not permit any Subsidiary to, issue any preferred stock or other preferred equity interest that (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is or may become redeemable or repurchaseable by the Borrower or such Subsidiary at the option of the holder thereof, in whole or in part, or (iii) is convertible or exchangeable at the option of the holder thereof for Indebtedness or preferred stock or any other preferred equity interest described in this paragraph, on or prior to, in the case of clause (i), (ii) or (iii), the first anniversary of the Revolving Commitment Termination Date. Section 7.2 Liens; Negative Pledge. The Borrower will not, and will not permit any of its Subsidiaries to and, to the extent permitted by applicable law, the Borrower will use commercially reasonable efforts to cause the Material Associated Practices not to, create, incur, assume or suffer to exist any Lien on any of its assets or property now owned or hereafter acquired, except: (a) Liens securing the Obligations; provided that no Liens may secure Hedging Obligations or Bank Product Obligations without securing all other Obligations on a basis at least pari passu with such Hedging Obligations or Bank Product Obligations and subject to the priority of payments set forth in Section 2.21 and Section 8.2; (b) Permitted Encumbrances; (c) Liens on any property or asset of the Borrower, any of its Subsidiaries or any Material Associated Practice existing on the date hereof and set forth on Schedule 7.2; provided that such Liens shall not apply to any other property or asset of such Person; (d) purchase money Liens upon or in any fixed or capital assets to secure the purchase price or the cost of construction or improvement of such fixed or capital assets or to secure Indebtedness incurred solely for the purpose of financing the acquisition, construction or improvement of such fixed or capital assets (including Liens securing any Capital Lease Obligations); provided that (i) such Lien secures Indebtedness permitted by Section 7.1(c), (ii) such Lien attaches to such asset concurrently or within 90 days after the acquisition or the completion of the construction or improvements thereof, (iii) such Lien does not extend to any other asset, and (iv) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets;

(e) any Lien (x) existing on any asset of any Person at the time such Person becomes a Subsidiary of the Borrower, (y) existing on any asset of any Person at the time such Person is merged with or into the Borrower or any of its Subsidiaries, or (z) existing on any asset prior to the acquisition thereof by the Borrower, any of its Subsidiaries or any Material Associated Practice, as the case may be; provided that (i) any such Lien was not created in the contemplation of any of the foregoing and (ii) any such Lien secures only those obligations which it secures on the date that such Person becomes a Subsidiary or Material Associated Practice, as the case may be, or the date of such merger or the date of such acquisition; (f) extensions, renewals, or replacements of any Lien referred to in subsections (b) through (e) of this Section; provided that the principal amount of the Indebtedness secured thereby is not increased and that any such extension, renewal or replacement is limited to the assets originally encumbered thereby; (g) Liens granted by any Material Associated Practice in favor of any Loan Party securing such Material Associated Practice’s obligations to such Loan Party pursuant to any Associated Practice Documents; Indebtedness; (h) Liens granted by APC on APC Excluded Assets to secure APC Non-Recourse (i) Liens granted pursuant to the AP-AMH Loan Documents; (j) other Liens not specifically listed above securing other obligations in an aggregate amount not to exceed $20,000,000 at any time outstanding; and (k) Liens to secure Indebtedness incurred by APC solely for the purpose of financing the acquisition, construction or improvement of Real Estate; provided that (i) such Liens only secure Indebtedness permitted by Section 7.1(v), (ii) such Lien attaches to such Real Estate concurrently or within 90 days after the acquisition or the completion of the construction or improvements thereof and (iii) such Lien does not extend to any other asset. provided that notwithstanding anything to the contrary contained herein, at no time shall any Lien in favor of any Person (other than the Lien in favor of the Administrative Agent created under the Loan Documents) be permitted on any Collateral consisting of the Borrower’s interests and rights under (A) the AP-AMH Loan Documents or (B) any other similarly structured Investment by any Loan Party (including any Future Approved Entity Investment) permitted hereunder. Notwithstanding anything to the contrary contained herein, at no time shall any Lien in favor of any Person be permitted on any Real Estate (other than with respect to Liens (1) of the type set forth in clauses (i), (ii), (v) and (vii) of the definition of “Permitted Encumbrance”, (2) on any APC Excluded Assets and (3) securing the Obligations). Section 7.3 Fundamental Changes. (a) The Borrower will not, and will not permit any of its Subsidiaries to, merge into or consolidate into any other Person, or permit any other Person to merge into or consolidate with it, or sell, lease, transfer or otherwise dispose of (in a single transaction or a series of transactions) all or substantially all of its assets (in each case, whether now owned or hereafter acquired) or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired) or liquidate or dissolve; provided that if, at the time thereof and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing: (i) the Borrower or any Subsidiary may merge with a Person if the Borrower (or such Subsidiary if the Borrower is not a party to such merger) is the surviving Person, (ii) any Subsidiary may merge into another Subsidiary, provided that if any party to such merger is a Subsidiary Loan Party, a Subsidiary Loan Party shall be the surviving Person, (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of all or substantially all of its assets to the Borrower or to a Subsidiary Loan Party, and (iv) any Subsidiary (other than a Subsidiary Loan Party) may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided, further, that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 7.4. (b) The Borrower will not, and will not permit any of its Subsidiaries to, engage in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date hereof and businesses reasonably related or ancillary thereto. Section 7.4 Investments, Loans. The Borrower will not, and will not permit any of its Subsidiaries to and, to the extent permitted by applicable law, the Borrower will use commercially reasonable efforts to cause the Material Associated Practices not to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Capital Stock, evidence of Indebtedness or other securities (including any option, warrant, or other right to acquire any of the foregoing) of, make or permit to exist any capital contributions, loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) all or substantially all of the assets of a Person, or any assets of any other Person that constitute a business unit or division of any other Person, or create or form any Subsidiary (all of the foregoing being collectively called “Investments”), except: (a) Investments (other than Permitted Investments) existing on the date hereof and set forth on Schedule 7.4 (including Investments in Subsidiaries); (b) Permitted Investments; (c) Guarantees by the Borrower and its Subsidiaries constituting Indebtedness permitted by Section 7.1 (other than APC Non-Recourse Indebtedness and Indebtedness permitted pursuant to Section 7.1(v)); provided that the aggregate principal amount of Indebtedness of Subsidiaries that are not Subsidiary Loan Parties that is Guaranteed by any Loan Party shall be subject to the limitation set forth in subsection (d) of this Section; (d) Investments made by the Borrower in or to any Subsidiary and by any Subsidiary to the Borrower or in or to another Subsidiary; provided that the aggregate amount of Investments by the Loan Parties in or to, and Guarantees by the Loan Parties of Indebtedness of, any Subsidiary that is not a

Subsidiary Loan Party (including all such Investments and Guarantees existing on the Closing Date) shall not exceed $20,000,000 at any time outstanding; (e) loans or advances to employees, officers or directors of the Borrower or any of its Subsidiaries in the ordinary course of business for travel, relocation and related expenses; provided that the aggregate amount of all such loans and advances does not exceed $2,500,000 at any time outstanding; (f) Hedging Transactions permitted by Section 7.10; (g) loans to Associated Practices pursuant to any Associated Practice Documents; (h) the AP-AMH Loan Documents; (i) Permitted Acquisitions; (j) Future Approved Entity Investments in an aggregate amount not to exceed $150,000,000 so long as (i) the Approved Entity substantially concurrently uses all of the proceeds of the Future Approved Entity Investment to acquire Capital Stock in or all or substantially all of the assets of APC or another Material Associated Practice pursuant to which the net economic benefit of such acquisition is wholly transferred to such Approved Entity through such Approved Entity’s ownership of the Capital Stock in or assets of APC or such other Material Associated Practice, (ii) the Administrative Agent receives collateral security in respect of such Investment that is substantially similar (and no less favorable to the Administrative Agent, including, for the avoidance of doubt, a Collateral Assignment and designation as an “additional secured party”) to the AP-AMH Loan, (iii) before and after giving effect to any such Future Approved Entity Investment, no Default or Event of Default has occurred and is continuing and (iv) the Borrower shall have delivered to the Administrative Agent a pro forma Compliance Certificate signed by a Responsible Officer at least 5 days prior to the date of the consummation of such Future Approved Entity Investment demonstrating that on a Pro Forma Basis after giving effect to any such Future Approved Entity Investment, the Borrower is in compliance with each of the covenants set forth in Article VI, measuring Consolidated Total Net Debt for purposes of Section 6.1 as of the date of such Future Approved Entity Investment and otherwise recomputing the covenants set forth in Article VI as of the last day of the most recently ended Fiscal Quarter for which financial statements are required to have been delivered pursuant to Section 5.1(b) as if such Future Approved Entity Investment had occurred; (k) Investments from the Borrower to AP-AMH to fund loans or capital contributions by AP-AMH to APC pursuant to Section 1.2(c) of the APC Shareholder Agreement so long as the aggregate amount funded does not exceed $15,000,000 at any time outstanding; provided that, notwithstanding the foregoing cap, additional Investments may be made under this clause (k) so long (i) before and after giving effect to any such Investment, no Default or Event of Default has occurred and is continuing and (ii) the Borrower has delivered to the Administrative Agent a pro forma Compliance Certificate signed by a Responsible Officer demonstrating that the Consolidated Total Net Leverage Ratio is less than 2.00:1.00, measuring Consolidated Total Net Debt for purposes thereof as of the date of any such Investment and otherwise recomputing such calculation of the Consolidated Total Net Leverage Ratio in accordance with Section 6.1 as of the last day of the most recently ended Fiscal Quarter for which financial statements are required to have been delivered pursuant to Section 5.1(b) as if such Investment had occurred; (l) Investments by (x) any Loan Party in or to one or more Associated Practices and (y) an Associated Practice in or to one or more other Associated Practices in an aggregate amount

(collectively between clauses (x) and (y)) not to exceed $40,000,000 (exclusive of other Investments permitted in this Section 7.4) at any time outstanding so long as (i) before and after giving effect to any such Investment, no Default or Event of Default has occurred and is continuing and (ii) the Borrower shall have delivered to the Administrative Agent a pro forma Compliance Certificate signed by a Responsible Officer at least 5 days prior to the date of the consummation of such Investment demonstrating that on a Pro Forma Basis after giving effect to any such Investment, the Borrower is in compliance with each of the covenants set forth in Article VI, measuring Consolidated Total Net Debt for purposes of Section 6.1 as of the date of such Investment and otherwise recomputing such covenants as of the last day of the most recently ended Fiscal Quarter for which financial statements are required to have been delivered pursuant to Section 5.1(b) as if such Investment had occurred); provided, that, to the extent the proceeds of an Investment permitted pursuant to clause (x) immediately above are used substantially concurrently to make an Investment under clause (y) immediately above, such Investments will be deemed to be a single Investment for purposes of the $40,000,000 limitation under this clause (l); (m) Investments by a Material Associated Practice in or to another Material Associated Practice; (n) Investments by APC using any of the APC Excluded Assets (including to fund the purchase of assets that, upon the consummation of such purchase, become APC Excluded Assets); Closing Date; (o) the purchase by AP-AMH of Series A Preferred Stock of APC on the Original (p) the purchase by APC on the Original Closing Date of common Capital Stock of the Borrower in connection with the APC 2019 Transactions; (q) the acquisition by APC of Capital Stock of the Borrower using excess revenue not required to be distributed to the holders of its Series A Preferred Stock pursuant to the Certificate of Determination; (r) the acquisition by APC of Capital Stock of the Borrower without consideration (to include, for example, receipt of Capital Stock of the Borrower as a result of a stock split); (s) Investments by APC or a Material Associated Practice in the Borrower in connection with a Future Approved Entity Investment; (t) other Investments which do not exceed $20,000,000 in the aggregate amount at any time outstanding; (u) Investments by a Loan Party in the Capital Stock of a Person that does not result in such Person becoming a “Subsidiary” of any Loan Party so long as (i) before and after giving effect to any such Investment, no Default or Event of Default has occurred and is continuing and (ii) the aggregate amount of such Investments does not to exceed $20,000,000 at any time outstanding; (v) Investments so long as (i) the Borrower shall have delivered to the Administrative Agent a Compliance Certificate signed by a Responsible Officer demonstrating that after giving effect to the proposed Investment on a Pro Forma Basis, the Consolidated Total Net Leverage Ratio is less than 1.75:1.00, measuring Consolidated Total Net Debt for purposes of Section 6.1 as of the date of such Investment and otherwise recomputing such covenants as of the last day of the most recently ended Fiscal Quarter for which financial statements are required to have been delivered pursuant to

Section 5.1(b) as if such Investment had occurred and (ii) before and after giving effect to any such Investment no Default or Event of Default has occurred and is continuing; (w) Guarantees by APC of Indebtedness incurred by a special purpose vehicle owned by APC under Section 7.1(v); and (x) a one-time Investment by the Borrower in a minority share of the outstanding Capital Stock of an independent practice association based in the State of New York so long as (i) the Borrower shall have delivered to the Administrative Agent (prior to the consummation of such Investment) a Compliance Certificate signed by a Responsible Officer demonstrating that after giving effect to such proposed Investment on a Pro Forma Basis, the Consolidated Total Net Leverage Ratio is less than 2.50:1.00, measuring Consolidated Total Net Debt for purposes of Section 6.1 as of the date of such Investment and otherwise recomputing such covenants as of the last day of the most recently ended Fiscal Quarter for which financial statements are required to have been delivered pursuant to Section 5.1(b) as if such Investment had occurred, (ii) before and after giving effect to such Investment no Default or Event of Default has occurred and is continuing and (iii) the Borrower uses commercially reasonable efforts (which shall include the Borrower’s pursuit of any amendments to the shareholder’s agreement of the target, as the case may require) to cause the Capital Stock acquired to be pledged in favor of the Administrative Agent. For purposes of determining the amount of any Investment outstanding for purposes of this Section 7.4, such amount shall be deemed to be the amount of such Investment when made, purchased or acquired less any amount realized in respect of such Investment upon the sale, collection or return of capital (not to exceed the original amount invested). For the avoidance of doubt, any deferral of or subordination of management fees payable under any Associated Practice Document that is in good faith deemed advisable by the Borrower in order to satisfy any regulation by any Governmental Authority having jurisdiction over the parties to such Associated Practice Documents shall not constitute an Investment. Notwithstanding anything to the contrary in this Credit Agreement, the exercise by any Loan Party of its rights under any Transfer Restriction Agreement shall not constitute an Investment. Section 7.5 Restricted Payments. The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except: equity; (a) dividends payable by the Borrower solely in interests of any class of its common (b) any Subsidiary of the Borrower may declare and pay dividends or make other distributions to the Borrower or any Guarantor; (c) Restricted Payments made by any Subsidiary to the Borrower or to another Subsidiary, on at least a pro rata basis with any other shareholders if such Subsidiary is not wholly owned by the Borrower and other wholly owned Subsidiaries of the Borrower; and (d) Restricted Payments in an amount not to exceed $20,000,000 so long as (i) before and after giving effect to any such Restricted Payment, no Default or Event of Default has occurred and is continuing and (ii) the Borrower shall have delivered to the Administrative Agent a pro forma Compliance Certificate signed by a Responsible Officer demonstrating that on a pro forma basis after giving effect to any such Restricted Payment, the Borrower is in compliance with each of the covenants set forth in Article VI, measuring Consolidated Total Net Debt for purposes of Section 6.1 as of the date of any such Restricted Payment and otherwise recomputing the covenants set forth in

Article VI as of the last day of the most recently ended Fiscal Quarter for which financial statements are required to have been delivered pursuant to Section 5.1(b) as if such Restricted Payment had occurred; and (e) other Restricted Payments so long as (i) before and after giving effect to any such Restricted Payment, no Default or Event of Default has occurred and is continuing and (ii) the Borrower has delivered to the Administrative Agent a pro forma Compliance Certificate signed by a Responsible Officer demonstrating that the Consolidated Total Net Leverage Ratio is less than 1.50:1.00, measuring Consolidated Total Net Debt for purposes thereof as of the date of any such Restricted Payment and otherwise recomputing such calculation of the Consolidated Total Net Leverage Ratio in accordance with Section 6.1 as of the last day of the most recently ended Fiscal Quarter for which financial statements are required to have been delivered pursuant to Section 5.1(b) as if such Restricted Payment had occurred. Section 7.6 Sale of Assets. The Borrower will not, and will not permit any of its Subsidiaries to, convey, sell, lease, assign, transfer or otherwise dispose of any of its assets, business or property or, in the case of any Subsidiary, any shares of such Subsidiary’s Capital Stock, in each case whether now owned or hereafter acquired, to any Person other than a Loan Party (or to qualify directors if required by applicable law), except: (a) the sale or other disposition for fair market value of obsolete or worn out property or other property not necessary for operations disposed of in the ordinary course of business; business; (b) the sale of inventory and Permitted Investments in the ordinary course of (c) the disposition of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such disposition are reasonably promptly applied to the purchase price of such replacement property; (d) the non-exclusive license or sublicense of intellectual property in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Loan Parties or pursuant to the Tradename Licensing Agreement; (e) the disposition of cash or cash equivalents in the ordinary course of business; business; (f) the termination or assignment of leased office locations in the ordinary course of (g) the disposition of accounts receivable in the ordinary course of business in connection with the collection or compromise thereof; and (h) the sale or other disposition of such assets in an aggregate amount based on the fair market value of such assets not to exceed $15,000,000 in any Fiscal Year. Section 7.7 Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except:

(a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties; (b) transactions between or among the Borrower and any Subsidiary Loan Party not involving any other Affiliates; (c) any transactions approved or permitted by the Borrower’s “Related Party Transaction Policy” so long as such transaction is at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties; (d) any transactions existing as of the date hereof and set forth on Schedule 7.7; (e) cash or equity compensation payable to directors and officers of the Borrower or any of its Subsidiaries in the ordinary course of business or as otherwise approved by the Borrower’s board of directors; and (f) any Restricted Payment permitted by Section 7.5. Section 7.8 Restrictive Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any of its Subsidiaries to create, incur or permit any Lien upon any of its assets or properties, whether now owned or hereafter acquired, or (b) the ability of any of its Subsidiaries to pay dividends or other distributions with respect to its Capital Stock, to make or repay loans or advances to the Borrower or any other Subsidiary thereof, to Guarantee Indebtedness of the Borrower or any other Subsidiary thereof or to transfer any of its property or assets to the Borrower or any other Subsidiary thereof; provided that (i) the foregoing shall not apply to restrictions or conditions imposed by law or by this Agreement or any other Loan Document, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is sold and such sale is permitted hereunder, (iii) clause (a) shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions and conditions apply only to the property or assets securing such Indebtedness and (iv) clause (a) shall not apply to customary provisions in leases restricting the assignment thereof. Section 7.9 Sale and Leaseback Transactions. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred. Section 7.10 Hedging Transactions. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Hedging Transaction, other than Hedging Transactions entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any of its Subsidiaries is exposed in the conduct of its business or the management of its liabilities. Solely for the avoidance of doubt, the Borrower acknowledges that a Hedging Transaction entered into for speculative purposes or of a speculative nature (which shall be deemed to include any Hedging Transaction under which the Borrower or any of its Subsidiaries is or may become obliged to make any payment (i) in connection with the purchase by any third party of any Capital Stock or any Indebtedness or (ii) as a result of changes in the market value of any Capital Stock or any Indebtedness) is not a Hedging Transaction entered into in the ordinary course of business to hedge or mitigate risks. Section 7.11 Amendment to Material Documents. The Borrower will not, and will not permit any of its Subsidiaries to, amend, modify or waive any of its rights under (a) its certificate of incorporation, bylaws or other organizational documents, (b) any Material Agreements (other than (i) subject to the last sentence of this Section 7.11, the AP-AMH Loan Documents or any other similar documents in connection with a Future Approved Entity Investment and (ii) any agreements between a Regulated Entity and any Third Party Payor) or (c) any Associated Practice Documents between APC and a Loan Party or Alpha Care and a Loan Party (other than as may be required by applicable law) or (d) any other Associated Practice Documents that account for in excess of 10% of the total revenue of the Borrower and its Subsidiaries (other than as may be required by applicable law), in each case if the effect of such amendment, modification or waiver would have an adverse effect in any material respect on the Lenders, the Administrative Agent, the Borrower or any of its Subsidiaries; provided, that any management fees payable under any Associated Practice Document may be subordinated and/or the payment of such management fees may be deferred, in each case, to the extent deemed by the Borrower in good faith to be advisable in order to satisfy any regulation by any Governmental Authority having jurisdiction over the parties to such Associated Practice Document. The Borrower will not, and will not permit any of its Subsidiaries to, amend, modify or waive any of its rights under the AP-AMH Loan Documents or any other similar documents in connection with a Future Approved Entity Investment other than to (A) increase the interest rate on any such loan or (B) extend the maturity date of any such loan. Section 7.12 Associated Practice Documents. .The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Management Services Agreement with any Associated Practice after the Closing Date unless: (a) (a) Borrower shall have given Administrative Agent at least five (5) Business Days’ prior written notice (or such lesser notice as Administrative Agent may agree in its sole discretion) of any Loan Party entering into such Management Services Agreement and Borrower shall have delivered to Administrative Agent a copy of the draft Management Services Agreement prior to its execution and delivery; (b) (b) the form of such Management Services Agreement shall be substantially similar to a form approved by Administrative Agent, which, in each case, shall provide that such Management Services Agreement is freely assignable or collaterally assignable to the Administrative Agent by such Loan Party, without any further consent of, or notice to, any other Person (including, without limitation, the Associated Practice party thereto); and (c) (c) such fully executed Management Services Agreement is delivered and collaterally assigned to Administrative Agent pursuant to a Collateral Assignment within fifteen (15) days following the execution of such Management Services Agreement. Notwithstanding anything to the contrary in this Agreement, the Borrower and each other Loan Party shall be permitted to make such changes to the structure, contractual agreements, and other aspects of its relationship with any Associated Practice as it may deem in good faith in consultation with its healthcare counsel to be necessary to comply with applicable Requirements of Law or the Loan Documents. Section 7.13 Accounting Changes. The Borrower will not, and will not permit any of its Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Borrower or of any of its Subsidiaries, except to change the fiscal year of a Subsidiary to conform its fiscal year to that of the Borrower. Section 7.14 Sanctions and Anti-Corruption Laws. The Borrower will not, and will not permit any Subsidiary to, request any Loan or Letter of Credit or, directly or indirectly, use the proceeds of any Loan or any Letter of Credit, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans or Letters of Credit, whether as an Arranger, the Administrative Agent, any Lender (including a Swingline Lender), any Issuing Bank, underwriter, advisor, investor or otherwise), or (iii) in furtherance of an offer, payment , promise to pay or authorization of the payment or giving of money or anything else of value to any Person in violation of applicable Anti-Corruption Laws. Section 7.15 Lease Obligations. The Borrower will not, and will not permit any of its Subsidiaries to, create or suffer to exist any obligations for the payment under operating leases or agreements to lease (but excluding any obligations under leases required to be classified as capital leases under GAAP having a term of five years or more) which would cause the present value of the direct or contingent liabilities of the Borrower and its Subsidiaries under such leases or agreements to lease, on a consolidated basis, to exceed $15,000,000 in the aggregate in any Fiscal Year. ARTICLE VIII EVENTS OF DEFAULT Section 8.1 Events of Default. If any of the following events (each, an “Event of Default”) shall occur: (a) the Borrower shall fail to pay any principal of any Loan or of any reimbursement obligation in respect of any LC Disbursement, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or otherwise; or (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount payable under subsection (a) of this Section or an amount related to a Bank Product Obligation) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days; or (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries in or in connection with this Agreement or any other Loan Document (including the Schedules attached hereto and thereto), or in any amendments or modifications hereof or waivers hereunder, or in any certificate, report, financial statement or other document submitted to the Administrative Agent or the Lenders by any Loan Party or any representative of any Loan Party pursuant to or in connection with this Agreement or any other Loan Document shall prove to be incorrect in any material respect (other than any representation or warranty that is expressly qualified by a Material Adverse Effect or other materiality, in which case such representation or warranty shall prove to be incorrect in any respect) when made or deemed made or submitted; or

(d) the Borrower shall fail to observe or perform any covenant or agreement contained in Section 5.1, 5.2, or 5.3 (with respect to the Borrower’s legal existence) or Article VI or VII; or (e) any Loan Party shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those referred to in subsections (a), (b) and (d) of this Section) or any other Loan Document or related to any Bank Product Obligation, and such failure shall remain unremedied for 30 days after the earlier of (i) any officer of the Borrower becomes aware of such failure, or (ii) notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or (f) (i) the Borrower or any of its Subsidiaries (whether as primary obligor or as guarantor or other surety) shall fail to pay any principal of, or premium or interest on, any Material Indebtedness (other than any Hedging Obligation) that is outstanding, when and as the same shall become due and payable (whether at scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument evidencing or governing such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to any Material Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or permit the acceleration of, the maturity of such Indebtedness; or any Material Indebtedness shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or any offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof or (ii) there occurs under any Hedging Transaction an Early Termination Date (as defined in such Hedge Transaction) resulting from (A) any event of default under such Hedging Transaction as to which the Borrower or any of its Subsidiaries is the Defaulting Party (as defined in such Hedging Transaction) and the Hedge Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount or (B) any Termination Event (as so defined) under such Hedging Transaction as to which the Borrower or any Subsidiary is an Affected Party (as so defined) and the Hedge Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount and is not paid; or (g) the Borrower or any of its Subsidiaries shall (i) commence a voluntary case or other proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a custodian, trustee, receiver, liquidator or other similar official of it or any substantial part of its property, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in subsection (i) of this Section, (iii) apply for or consent to the appointment of a custodian, trustee, receiver, liquidator or other similar official for the Borrower or any such Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take any action for the purpose of effecting any of the foregoing; or (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any of its Subsidiaries or its debts, or any substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or (ii) the appointment of a custodian, trustee, receiver, liquidator or other similar official for the Borrower or any of its Subsidiaries or for a substantial part of its assets, and in any such case, such proceeding or petition shall remain undismissed for a period of 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or (i) the Borrower or any of its Subsidiaries shall become unable to pay, shall admit in writing its inability to pay, or shall fail to pay, its debts as they become due; or (j) (i) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with other ERISA Events that have occurred, could reasonably be expected to result in liability to the Borrower and its Subsidiaries in an aggregate amount exceeding $10,000,000, (ii) there is or arises an Unfunded Pension Liability (not taking into account Plans with negative Unfunded Pension Liability) in an aggregate amount exceeding $10,000,000, or (iii) there is or arises any potential Withdrawal Liability in an aggregate amount exceeding $10,000,000; or (k) any judgment, order for the payment of money, writ, warrant of attachment or similar process involving an amount in excess of $10,000,000 in the aggregate shall be rendered against the Borrower or any of its Subsidiaries, and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be a period of 45 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or (l) any non-monetary judgment or order shall be rendered against the Borrower or any of its Subsidiaries that could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, and there shall be a period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or (m) a Change in Control shall occur or exist; or (n) any provision of the Guaranty and Security Agreement or any other Loan Document shall for any reason cease to be valid and binding on, or enforceable against, any Loan Party, or any Loan Party shall so state in writing, or any Loan Party shall seek to terminate its obligation under the Guaranty and Security Agreement or any other Loan Document (other than the release of any guaranty or collateral to the extent permitted pursuant to Section 9.11); or (o) any Lien purported to be created under any Collateral Document shall fail or cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Collateral Documents; or (p) there shall occur (i) any revocation, suspension, termination, rescission, non-renewal or forfeiture or any similar final administrative action with respect to one or more Healthcare Permits or Third Party Payor Programs that could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect or (ii) the Borrower or any of its Subsidiaries shall be named in any action, fully or partially unsealed, in which the United States has affirmatively intervened, alleging violation of the federal False Claims Act or any other applicable law and, in connection with such action, the Borrower shall have offered, agreed or paid to, or received a final judgment requiring payment to, any Governmental Authority for payment of any fine, penalty or overpayment in excess of $25,000,000; or Documents); or (q) the occurrence of an “Event of Default” (as defined in the AP-AMH Loan

(r) (i) APC shall fail to make any dividend in cash in respect of the Series A Preferred Stock issued to AP-AMH on the Original Closing Date for any period of two consecutive fiscal quarters or (ii) AP-AMH shall fail to pay any cash interest payment to the Borrower, and such failure under either of clauses (i) or (ii) shall continue unremedied for a period of five (5) Business Days; or (s) any modification to the Certificate of Determination or APC Shareholder Agreement is effected that directly or indirectly restricts, conditions, impairs, reduces or otherwise limits the payment of the Series A Preferred Dividend by APC to AP-AMH; or (t) APC shall use all or any portion of the consideration received by APC from AP-AMH in connection with the APC 2019 Transactions on account of AP-AMH’s purchase of the Series A Preferred Stock (including the cash and Capital Stock of the Borrower and/or any proceeds from the sale or other disposition of such Capital Stock) for any purpose other than an APC Approved Use (each such other purpose, an “Other APC Use”), unless not less than 50.01% of all holders of common stock of APC at such time approve such Other APC Use; provided that the amount of “consideration received” by APC for purposes of this clause (t) shall be deemed to be $545,000,000 less any amounts used to pay off any existing Indebtedness of APC on the Original Closing Date; provided further that notwithstanding the foregoing clause (t), APC may use up to $50,000,000 after the Closing Date in the aggregate of such consideration for any Other APC Use without any requirement to obtain such approval of the holders of common stock of APC (it being understood and agreed that any use that occurred prior to the Closing Date that was permitted under the Existing Credit Agreement shall not reduce such $50,000,000 threshold); then, and in every such event (other than an event with respect to the Borrower described in subsection (g) or (h) of this Section) and at any time thereafter during the continuance of such event, the Administrative Agent may, and upon the written request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, whereupon the Commitment of each Lender shall terminate immediately, (ii) declare the principal of and any accrued interest on the Loans, and all other Obligations owing hereunder, to be, whereupon the same shall become, due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, (iii) exercise all remedies contained in any other Loan Document, and (iv) exercise any other remedies available at law or in equity; provided that, if an Event of Default specified in either subsection (g) or (h) shall occur, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon, and all fees and all other Obligations shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. Section 8.2 Application of Proceeds from Collateral. All proceeds from each sale of, or other realization upon, all or any part of the Collateral by any Secured Party after an Event of Default arises shall be applied as follows: (a) first, to the reimbursable expenses of the Administrative Agent incurred in connection with such sale or other realization upon the Collateral, until the same shall have been paid in full; (b) second, to the fees, all amounts owed pursuant to Erroneous Payment Subrogation Rights, and other reimbursable expenses of the Administrative Agent, the Swingline Lender and the Issuing Banks then due and payable pursuant to any of the Loan Documents, until the same shall have been paid in full;

(c) third, to all reimbursable expenses, if any, of the Lenders then due and payable pursuant to any of the Loan Documents, until the same shall have been paid in full; (d) fourth, to the fees and interest then due and payable under the terms of this Agreement, until the same shall have been paid in full; (e) fifth, to the aggregate outstanding principal amount of the Loans, the LC Exposure, the Bank Product Obligations and the Net Mark-to-Market Exposure of the Hedging Obligations that constitute Obligations, until the same shall have been paid in full, allocated pro rata among the Secured Parties based on their respective pro rata shares of the aggregate amount of such Loans, LC Exposure, Bank Product Obligations and Net Mark-to-Market Exposure of such Hedging Obligations; (f) sixth, to additional cash collateral for the aggregate amount of all outstanding Letters of Credit until the aggregate amount of all cash collateral held by the Administrative Agent pursuant to this Agreement is at least 105% of the LC Exposure after giving effect to the foregoing clause fifth; and (g) seventh, to the extent any proceeds remain, to the Borrower or as otherwise provided by a court of competent jurisdiction. All amounts allocated pursuant to the foregoing clauses third through fifth to the Lenders as a result of amounts owed to the Lenders under the Loan Documents shall be allocated among, and distributed to, the Lenders pro rata based on their respective Pro Rata Shares; provided that all amounts allocated to that portion of the LC Exposure comprised of the aggregate undrawn amount of all outstanding Letters of Credit pursuant to clauses fifth and sixth shall be distributed to the Administrative Agent, rather than to the Lenders, and held by the Administrative Agent in an account in the name of the Administrative Agent for the benefit of the Issuing Banks and the Lenders as cash collateral for the LC Exposure, such account to be administered in accordance with Section 2.22(g). All cash collateral for LC Exposure shall be applied to satisfy drawings under the Letters of Credit as they occur; if any amount remains on deposit on cash collateral after all letters of credit have either been fully drawn or expired, such remaining amount shall be applied to other Obligations, if any, in the order set forth above. Notwithstanding the foregoing, (a) no amount received from any Guarantor (including any proceeds of any sale of, or other realization upon, all or any part of the Collateral owned by such Guarantor) shall be applied to any Excluded Swap Obligation of such Guarantor and (b) Bank Product Obligations and Hedging Obligations shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the Bank Product Provider or the Lender-Related Hedge Provider, as the case may be. Each Bank Product Provider or Lender-Related Hedge Provider that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Lender” party hereto. ARTICLE IX THE ADMINISTRATIVE AGENT Section 9.1 Appointment of the Administrative Agent.

(a) Each Lender irrevocably appoints Truist Bank as the Administrative Agent and authorizes it to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent under this Agreement and the other Loan Documents, together with all such actions and powers that are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder or under the other Loan Documents by or through any one or more sub-agents or attorneys-in-fact appointed by the Administrative Agent. The Administrative Agent and any such sub-agent or attorney-in-fact may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions set forth in this Article shall apply to any such sub-agent, attorney-in-fact or Related Party and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent. (b) Each Issuing Bank shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time and except for so long as the Administrative Agent may agree at the request of the Required Lenders to act for such Issuing Bank with respect thereto; provided that such Issuing Bank shall have all the benefits and immunities (i) provided to the Administrative Agent in this Article with respect to any acts taken or omissions suffered by such Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term “Administrative Agent” as used in this Article included such Issuing Bank with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to such Issuing Bank. (c) It is understood and agreed that the use of the term “agent” herein or in any other Loan Document (or any similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties. Section 9.2 Nature of Duties of the Administrative Agent . The Administrative Agent shall not have any duties or obligations except those expressly set forth in this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except those discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it, its sub-agents or its attorneys-in-fact with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2) or in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final non- appealable judgment. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents or attorneys-in-fact except to the extent that a court of competent jurisdiction determines in a final and non-appelablenon-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents. The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof (which notice shall include an express reference to such event being a “Default” or “Event of Default” hereunder) is given to the Administrative Agent by the Borrower or any Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements, or other terms and conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article III or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. The Administrative Agent may consult with legal counsel (including counsel for the Borrower) concerning all matters pertaining to such duties. Section 9.3 Lack of Reliance on the Administrative Agent. Each of the Lenders, the Swingline Lender and the Issuing Banks acknowledges that it has, independently and without reliance upon the Administrative Agent, any Issuing Bank or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each of the Lenders, the Swingline Lender and the Issuing Banks also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Issuing Bank or any other Lender and based on such documents and information as it has deemed appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking any action under or based on this Agreement, any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender represents and warrants to the Administrative Agent that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender agrees not to assert a claim in contravention of the foregoing. Each Lender represents and warrants to the Administrative Agent that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each of the Lenders acknowledges and agrees that outside legal counsel to the Administrative Agent in connection with the preparation, negotiation, execution, delivery and administration (including any amendments, waivers and consents) of this Agreement and the other Loan Documents is acting solely as counsel to the Administrative Agent and is not acting as counsel to any Lender (other than the Administrative Agent and its Affiliates) in connection with this Agreement, the other Loan Documents or any of the transactions contemplated hereby or thereby. Section 9.4 Certain Rights of the Administrative Agent. If the Administrative Agent shall request instructions from the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement, the Administrative Agent shall be entitled to refrain from such act or taking such act unless and until it shall have received instructions from such Lenders, and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders where required by the terms of this Agreement. Section 9.5 Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, posting or other distribution) believed by it to be genuine and to have been signed, sent or made by the proper Person. The Administrative Agent may also rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or not taken by it in accordance with the advice of such counsel, accountants or experts. Section 9.6 The Administrative Agent in its Individual Capacity. The bank serving as the Administrative Agent shall have the same rights and powers under this Agreement and any other Loan Document in its capacity as a Lender as any other Lender and may exercise or refrain from exercising the same as though it were not the Administrative Agent; and the terms “Lenders”, “Required Lenders”, “Required Revolving Lenders”, or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The bank acting as the Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if it were not the Administrative Agent hereunder. Section 9.7 Successor Administrative Agent. (a) The Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, subject to approval by the Borrower provided that no Default or Event of Default shall exist at such time. If no successor Administrative Agent shall have been so appointed, and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a commercial bank organized under the laws of the United States or any state thereof or a bank which maintains an office in the United States. Any resignation by the Administrative Agent pursuant to this Section shall also constitute its resignation as an Issuing Bank and Swingline Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder: (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank and Swingline Lender; (ii) the retiring Issuing Bank and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents; and (iii) the successor Issuing Lender shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit. (b) Upon the acceptance of its appointment as the Administrative Agent hereunder by a successor, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. If, within 45 days after written notice is given of the retiring Administrative Agent’s resignation under this Section, no successor Administrative Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Administrative Agent’s resignation shall become effective, (ii) the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Required Lenders shall thereafter perform all duties of the retiring Administrative Agent under the Loan Documents until such time as the Required Lenders appoint a successor Administrative Agent as provided above. After any retiring Administrative Agent’s resignation hereunder, the provisions of this Article shall continue in effect for the benefit of such retiring Administrative Agent and its representatives and agents in respect of any actions taken or not taken by any of them while it was serving as the Administrative Agent. (c) In addition to the foregoing, if a Lender becomes, and during the period it remains, a Defaulting Lender, and if any Default has arisen from a failure of the Borrower to comply with Section 2.26(b), then the Issuing Banks and the Swingline Lender may, upon prior written notice to the Borrower and the Administrative Agent, resign as an Issuing Bank or as Swingline Lender, as the case may be, effective at the close of business Charlotte, North Carolina time on a date specified in such notice (which date may not be less than five (5) Business Days after the date of such notice). Section 9.8 Withholding Tax. To the extent required by any applicable law, the Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax. If the IRS or any authority of the United States or any other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses. Section 9.9 The Administrative Agent May File Proofs of Claim. (a) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or any Revolving Credit Exposure shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise: (i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans or Revolving Credit Exposure and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Banks and the Administrative Agent and its agents and counsel and all other amounts due the Lenders, the Issuing Banks and the Administrative Agent under Section 10.3) allowed in such judicial proceeding; and (ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same. (b) Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Issuing Bank to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 10.3. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding. Section 9.10 Authorization to Execute Other Loan Documents. Each Lender hereby authorizes the Administrative Agent to execute on behalf of all Lenders all Loan Documents (including, without limitation, the Collateral Documents and any subordination agreements) other than this Agreement. Section 9.11 Collateral and Guaranty Matters. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion: (a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon the termination of all Revolving Commitments, the Cash Collateralization of all reimbursement obligations with respect to Letters of Credit in an amount equal to 105% of the aggregate LC Exposure of all Lenders, and the payment in full of all Obligations (other than contingent indemnification obligations and such Cash Collateralized reimbursement obligations), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing in accordance with Section 10.2; and (b) to release any Loan Party from its obligations under the applicable Collateral Documents if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of property, or to release any Loan Party from its obligations under the applicable Collateral Documents pursuant to this Section. In each case as specified in this Section, the Administrative Agent is authorized, at the Borrower’s expense, to execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the Liens granted under the applicable Collateral Documents, or to release such Loan Party from its obligations under the applicable Collateral Documents, in each case in accordance with the terms of the Loan Documents and this Section. Section 9.12 No Other Duties; Designation of Additional Agents. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “co-syndication agent”, “joint lead arranger” or “joint bookrunner” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder. Section 9.13 Right to Realize on Collateral and Enforce Guarantee. Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, the Administrative Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral or to enforce the Collateral Documents, it being understood and agreed that all powers, rights and remedies hereunder and under the Collateral Documents may be exercised solely by the Administrative Agent, and (ii) in the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Administrative Agent, as agent for and representative of the Lenders (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent at such sale or other disposition. Section 9.14 Secured Bank Product Obligations and Hedging Obligations. No Bank Product Provider or Lender-Related Hedge Provider that obtains the benefits of Section 8.2, the Collateral Documents or any Collateral by virtue of the provisions hereof or of any other Loan Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Bank Product Obligations and Hedging Obligations unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Bank Product Provider or Lender-Related Hedge Provider, as the case may be. Section 9.15 Erroneous Payments. If the Administrative Agent notifies a Lender, Issuing Bank or Secured Party, or any Person who has received funds on behalf of a Lender, Issuing Bank or Secured Party such Lender or Issuing Bank (any such Lender, Issuing Bank, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Bank, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender, Issuing Bank or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Lender, Issuing Bank or Secured Party, or any Person who has received funds on behalf of a Lender, Issuing Bank or Secured Party such Lender or Issuing Bank, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, Issuing Bank or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case: (i) (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and (ii) such Lender, Issuing Bank or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.15(b). (c) Each Lender, Issuing Bank or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, Issuing Bank or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender, Issuing Bank or Secured Party from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement. (d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender or Issuing Bank that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender or Issuing Lender at any time, (i) such Lender or Issuing Bank shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender or Issuing Bank shall deliver any promissory notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning Issuing Bank shall cease to be a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender or assigning Issuing Bank, and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender or Issuing Bank shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender or Issuing Bank (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender or Issuing Bank and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender, Issuing Bank or Secured Party under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”). (e) The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making such Erroneous Payment. (f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine. Each party’s obligations, agreements and waivers under this Section 9.15 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document. ARTICLE X MISCELLANEOUS Section 10.1 Notices. (a) Written Notices. (i) Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications to any party herein to be effective shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows: To the Borrower: Apollo Medical Holdings, Inc. 1668 S. Garfield Avenue, 2nd Floor Alhambra, CA 91801 Attention: Eric Chin, CFO Email: eric.chin@nmm.cc Telephone Number: 626-943-6008 With a copy to (for information purposes only): Tin Kin Lee Law Offices 1811 Fair Oaks Ave. South Pasadena, California 91030 Attention: Tin Kin Lee, Esq. Email: tlee@tinkinlee.com Facsimile Number: 626-229-9820 To the Administrative Agent: 3333 Peachtree Road Atlanta, GA 30326 Attention: Portfolio Manager – ApolloMed Facsimile Number: 404-926-5173 With copies to (for information purposes only): 3333 Peachtree Road Atlanta, GA 30326 Attention: Ron Caldwell – ApolloMed Email: Ron.Caldwell@Truist.com Facsimile Number: 404-926-5248 and Truist Bank Agency Services 303 Peachtree Street, N.E. / 25th Floor Atlanta, Georgia 30308 Attention: Agency Services Manager Facsimile Number: (404) 221-2001 and Alston & Bird LLP 1201 West Peachtree Street Atlanta, Georgia 30309 Attention: Adam R. Monich, Esq. Email: adam.monich@alston.com To the Issuing Banks: Truist Bank Attn: Standby Letter of Credit Dept. 303 Peachtree Street NE 3rd FL, Mail Code 803-05-25-60 Atlanta, GA 30308 Telephone: 800-951-7847

Preferred Bank 601 South Figueroa Street, 47th Floor Los Angeles, CA 90017 213-891-1188 To the Swingline Lender: Truist Bank Agency Services 303 Peachtree Street, N.E. / 25th Floor Atlanta, Georgia 30308 Attention: Agency Services Manager Facsimile Number: (404) 221-2001 To any other Lender: the address set forth in the Administrative Questionnaire or the Assignment and Acceptance executed by such Lender Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. (ii) Any agreement of the Administrative Agent, any Issuing Bank or any Lender herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrower. The Administrative Agent, each Issuing Bank and each Lender shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Administrative Agent, the Issuing Banks and the Lenders shall not have any liability to the Borrower or other Person on account of any action taken or not taken by the Administrative Agent, any Issuing Bank or any Lender in reliance upon such telephonic or facsimile notice. The obligation of the Borrower to repay the Loans and all other Obligations hereunder shall not be affected in any way or to any extent by any failure of the Administrative Agent, any Issuing Bank or any Lender to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent, any Issuing Bank or any Lender of a confirmation which is at variance with the terms understood by the Administrative Agent, such Issuing Bank and such Lender to be contained in any such telephonic or facsimile notice. (b) Electronic Communications. (i) Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or any Issuing Bank if such Lender or such Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving, or is unwilling to receive, notices by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. (ii) Unless the Administrative Agent otherwise prescribes, (A) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (B) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (A) of notification that such notice or communication is available and identifying the website address therefor; provided that, in the case of clauses (A) and (B) above, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient. (iii) The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the Issuing Banks and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar electronic system. (iv) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS IN THE COMMUNICATIONS (AS DEFINED BELOW) AND FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties have any liability to any Loan Party or any of their respective Subsidiaries, any Lender, any Issuing Bank or any other Person or entity for losses, claims, damages, liabilities or expenses of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses, whether or not based on strict liability (whether in tort, contract or otherwise), arising out of any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of the Administrative Agent or such Related Party; provided , however, that in no event shall the Administrative Agent or any Related Party have any liability to any Loan Party or any of their respective Subsidiaries, any Lender, any Issuing Bank or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages) arising out of any Loan Party’s or the Administrative Agent’s transmission of Communications. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section, including through the Platform. (c) Telephonic Notices. Unless otherwise expressly provided herein, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrower, the Administrative Agent or an Issuing Bank, to the address, facsimile number, electronic mail address or telephone number specified for such Person in Section 10.1(a) or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties hereto, as provided in Section 10.1(d); and (ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire. (d) All such notices and other communications sent to any party hereto in accordance with the provisions of this Agreement are made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail, to the extent provided in clause (b) above and effective as provided in such clause; provided that notices and other communications to the Administrative Agent and an Issuing Bank pursuant to Article II shall not be effective until actually received by such Person. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder. (e) Loan Documents may be transmitted and/or signed by facsimile or other electronic communication. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually signed originals and shall be binding on all Loan Parties, the Agents and the Lenders. Section 10.2 Waiver; Amendments. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document, and no course of dealing between the Borrower and the Administrative Agent or any Lender, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power hereunder or thereunder. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies provided by law. No waiver of any provision of this Agreement or of any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by subsection (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time. (b) Except as otherwise provided in this Agreement, including, without limitation, as provided in Section 2.16 with respect to the implementation of a Benchmark Replacement Rate or Benchmark Conforming Changes (as set forth therein), no amendment or waiver of any provision of this Agreement or of the other Loan Documents (other than the Fee Letter), nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Required Lenders, or the Borrower and the Administrative Agent with the consent of the Required Lenders, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that, subject to Section 2.16(b), in addition to the consent of the Required Lenders, no amendment, waiver or consent shall: such Lender; (i) increase the Commitment of any Lender without the written consent of (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon (it being agreed that the waiver of the Default Interest rate (or the imposition thereof) shall only require the consent of the Required Lenders), or reduce any fees or other amounts payable hereunder, without the written consent of each Lender affected thereby; (iii) postpone the date fixed for any payment (other than any mandatory prepayment) of any principal of, or interest on, any Loan or LC Disbursement or any fees or other amounts hereunder or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date for the termination or reduction of any Commitment, without the written consent of each Lender affected thereby; (iv) alter, change or have the effect of changing the priority or pro rata treatment or the order of application of any payments (including, without limitation, any repayments or prepayments) under this Agreement (including, without limitation, pursuant to Section 2.21(b) or c or Section 8.2) or under any other Loan Documents, Liens, proceeds of Collateral or reductions in Commitments (including as a result in whole or in part of allowing the issuance or incurrence, pursuant to this Agreement or otherwise, of new loans or other indebtedness having any priority over any of the Obligations in respect of payments, Liens, Collateral or proceeds of Collateral, in exchange for any Obligations or otherwise), without the written consent of each Lender; (v) change any of the provisions of this subsection (b) or the definition of “Required Lenders” or “Required Revolving Lenders” or any other provision hereof specifying the number or percentage of Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the consent of each Lender; (vi) release all or substantially all of the guarantors, or limit the liability of such guarantors, under any guaranty agreement guaranteeing any of the Obligations, without the written consent of each Lender; (vii) release all or substantially all Collateral securing any of the Obligations, without the written consent of each Lender; or (viii) subordinate the payment priority of the Obligations or subordinate the Liens granted to the Administrative Agent (for the benefit of the Secured Parties) in the Collateral, without the written consent of each Lender provided, further, that no such amendment, waiver or consent shall amend, modify or otherwise affect the rights, duties or obligations of the Administrative Agent, the Swingline Lender or any Issuing Bank without the prior written consent of such Person. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended, and amounts payable to such Lender hereunder may not be permanently reduced, without the consent of such Lender (other than reductions in fees and interest in which such reduction does not disproportionately affect such Lender). Notwithstanding anything contained herein to the contrary, this Agreement may be amended and restated without the consent of any Lender (but with the consent of the Borrower and the Administrative Agent) if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated (but such Lender shall continue to be entitled to the benefits of Sections 2.18, 2.19, 2.20 and 10.3), such Lender shall have no other commitment or other obligation hereunder and such Lender shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement. Notwithstanding anything herein or otherwise to the contrary, any Event of Default occurring hereunder shall continue to exist (and shall be deemed to be continuing) until such time as such Event of Default is waived in writing in accordance with the terms of this Section notwithstanding (i) any attempted cure or other action taken by the Borrower or any other Person subsequent to the occurrence of such Event of Default or (ii) any action taken or omitted to be taken by the Administrative Agent or any Lender prior to or subsequent to the occurrence of such Event of Default (other than the granting of a waiver in writing in accordance with the terms of this Section). Notwithstanding anything to the contrary herein, the Administrative Agent may, with the consent of the Borrower only, amend, modify or supplement any Loan Document to cure any obvious ambiguity, omission, mistake, defect or inconsistency. Section 10.3 Expenses; Indemnification. (a) The Borrower shall pay (i) all reasonable, out-of-pocket costs and expenses of the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and its Affiliates, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents and any amendments, modifications or waivers thereof (whether or not the transactions contemplated in this Agreement or any other Loan Document shall be consummated), including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and its Affiliates, (ii) all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of- pocket costs and expenses (including, without limitation, the reasonable fees, charges and disbursements of outside counsel and the allocated cost of inside counsel) incurred by the Administrative Agent, any Issuing Bank or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or any Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. (b) The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each Issuing Bank, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution, delivery of this Agreement, any other Loan Document, any APC 2019 Transaction Document, any Associated Practice Documents or any agreement or instrument contemplated hereby or by any of the foregoing, the performance by the parties hereto, any Loan Party or any other Person of their respective obligations hereunder or under any of the foregoing or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from (x) the gross negligence or willful misconduct of such Indemnitee, (y) a claim brought by the Borrower or any other Loan Party against an Indemnitee for a breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document or (z) disputes solely among Indemnitees, other than any claims arising out of or resulting from any act or omission on the part of the Borrower or its Affiliates. (c) The Borrower shall pay, and hold the Administrative Agent, each Issuing Bank and each of the Lenders harmless from and against, any and all present and future stamp, documentary, and other similar taxes with respect to this Agreement and any other Loan Documents, any collateral described therein or any payments due thereunder, and save the Administrative Agent, each Issuing Bank and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes. (d) To the extent that the Borrower fails to pay any amount required to be paid to the Administrative Agent, any Issuing Bank or the Swingline Lender under subsection (a), (b) or (c) hereof, each Lender severally agrees to pay to the Administrative Agent, the applicable Issuing Bank or the Swingline Lender, as the case may be, such Lender’s pro rata share (in accordance with its respective Revolving Commitment (or Revolving Credit Exposure, as applicable) and Incremental Term Loan determined as of the time that the unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified payment, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the applicable Issuing Bank or the Swingline Lender in its capacity as such. (e) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to actual or direct damages) arising out of, in connection with or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated therein, any Loan or any Letter of Credit or the use of proceeds thereof; provided that nothing in this clause (e) shall relieve the Borrower of any obligation it may have to indemnify any Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party. (f) All amounts due under this Section shall be payable promptly after written demand therefor. Section 10.4 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. (b) Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments, Loans and other Revolving Credit Exposure at the time owing to it); provided that any such assignment shall be subject to the following conditions: (i) Minimum Amounts. (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitments, Loans and other Revolving Credit Exposure at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and (B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans and Revolving Credit Exposure outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans and Revolving Credit Exposure of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Acceptance, as of the Trade Date) shall not be less than $1,000,000 with respect to Incremental Term Loans and $5,000,000 with respect to Revolving Loans and in minimum increments of $1,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed). (ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans, other Revolving Credit Exposure or the Commitments assigned, except that this subsection (b)(ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Commitments on a non-pro rata basis. (iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition: (A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of such Lender or an Approved Fund of such Lender; (B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required unless such assignment is of an Incremental Term Loan to a Lender, an Affiliate of such Lender or an Approved Fund of such Lender; and (C) the consent of each Issuing Bank (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding), and the consent of the Swingline Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Commitments. (iv) Assignment and Acceptance. The parties to each assignment shall deliver to the Administrative Agent (A) a duly executed Assignment and Acceptance, (B) a processing and recordation fee of $3,500, (C) an Administrative Questionnaire unless the assignee is already a Lender and (D) the documents required under Section 2.20(e). (v) No Assignment to the certain Persons. No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B). (vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person. (vii) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, each Issuing Bank, the Swingline Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and

Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.18, 2.19, 2.20 and 10.3 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section. If the consent of the Borrower to an assignment is required hereunder (including a consent to an assignment which does not meet the minimum assignment thresholds specified above), the Borrower shall be deemed to have given its consent unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after notice thereof has actually been delivered by the assigning Lender (through the Administrative Agent) to the Borrower. (c) The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in Charlotte, North Carolina a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and Revolving Credit Exposure owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Information contained in the Register with respect to any Lender shall be available for inspection by such Lender at any reasonable time and from time to time upon reasonable prior notice; information contained in the Register shall also be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice. In establishing and maintaining the Register, the Administrative Agent shall serve as the Borrower’s agent solely for tax purposes and solely with respect to the actions described in this Section, and the Borrower hereby agrees that, to the extent Truist Bank serves in such capacity, Truist Bank and its officers, directors, employees, agents, sub-agents and affiliates shall constitute “Indemnitees”. (d) Any Lender may at any time, without the consent of, or notice to, the Borrower, the Administrative Agent, the Swingline Lender or any Issuing Bank, sell participations to any Person (other than a natural person, the Borrower, or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Banks, the Swingline Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver with respect to the following to the extent affecting such Participant: (i) increase the Commitment of such Lender; (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder; (iii) postpone the date fixed for any payment of any principal of, or interest on, any Loan or LC Disbursement or any fees hereunder or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date for the termination or reduction of any Commitment; (iv) change Section 2.21(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby; (v) change any of the provisions of Section

10.2(b) or the definition of “Required Lenders” or “Required Revolving Lenders” or any other provision hereof specifying the number or percentage of Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder; (vi) release all or substantially all of the guarantors, or limit the liability of such guarantors, under any guaranty agreement guaranteeing any of the Obligations; or (vii) release all or substantially all collateral (if any) securing any of the Obligations. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.18, 2.19, and 2.20 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section; provided that such Participant agrees to be subject to Section 2.24 as though it were a Lender. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.21 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register in the United States on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. The Borrower and the Administrative Agent shall have inspection rights to such Participant Register (upon reasonable prior notice to the applicable Lender) solely for purposes of demonstrating that such Loans or other obligations under the Loan Documents are in “registered form” for purposes of the Code. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. (e) A Participant shall not be entitled to receive any greater payment under Sections 2.18 and 2.20 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant shall not be entitled to the benefits of Section 2.20 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.20(g) and (h) as though it were a Lender. (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including, without limitation, any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. Section 10.5 Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of New York. (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York, and of the Supreme Court of the State of New York sitting in New York County, Borough of Manhattan, and of any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such District Court or New York state court or, to the extent permitted by applicable law, such appellate court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction. (c) The Borrower irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in subsection (b) of this Section and brought in any court referred to in subsection (b) of this Section. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. (d) Each party to this Agreement irrevocably consents to the service of process in the manner provided for notices in Section 10.1. Nothing in this Agreement or in any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law. Section 10.6 WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. Section 10.7 Right of Set-off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, each Lender and each Issuing Bank shall have the right, at any time or from time to time upon the occurrence and during the continuance of an Event of Default, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, to set off and apply against all deposits (general or special, time or demand, provisional or final) of the Borrower at any time held or other obligations at any time owing by such Lender and such Issuing Bank to or for the credit or the account of the Borrower against any and all Obligations held by such Lender or such Issuing Bank, as the case may be, irrespective of whether such Lender or such Issuing Bank shall have made demand hereunder and although such Obligations may be unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.26(b) and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender and each Issuing Bank agrees promptly to notify the Administrative Agent and the

Borrower after any such set-off and any application made by such Lender or such Issuing Bank, as the case may be; provided that the failure to give such notice shall not affect the validity of such set-off and application. Each Lender and each Issuing Bank agrees to apply all amounts collected from any such set-off to the Obligations before applying such amounts to any other Indebtedness or other obligations owed by the Borrower and any of its Subsidiaries to such Lender or such Issuing Bank. Section 10.8 Counterparts; Integration. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Agreement, the Fee Letter, the other Loan Documents, and any separate letter agreements relating to any fees payable to the Administrative Agent and its Affiliates constitute the entire agreement among the parties hereto and thereto and their affiliates regarding the subject matters hereof and thereof and supersede all prior agreements and understandings, oral or written, regarding such subject matters. Delivery of an executed counterpart to this Agreement or any other Loan Document by facsimile transmission or by electronic mail in pdf format shall be as effective as delivery of a manually executed counterpart hereof. Section 10.9 Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates, reports, notices or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.18, 2.19, 2.20, and 10.3 and Article IX and the last sentence of the definition of Applicable Margin shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof. All representations and warranties made herein, in the Loan Documents in the certificates, reports, notices, and other documents delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and the making of the Loans and the issuance of the Letters of Credit. Section 10.10 Severability. Any provision of this Agreement or any other Loan Document held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Section 10.11 Confidentiality. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of any information received from the Borrower, any of its Subsidiaries or any Associated Practice relating to the Borrower, any of its Subsidiaries or any Associated Practice or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a non-confidential basis prior to disclosure by the Borrower, any of its Subsidiaries or any Associated Practice, except that such information may be disclosed (i) to any Related Party of the Administrative Agent, any Issuing Bank or any such Lender including, without limitation, accountants, legal counsel and other advisors, (ii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iii) to the extent requested by any regulatory agency or authority purporting to have jurisdiction over it (including any self-regulatory authority such as the National Association of Insurance Commissioners), (iv) to the extent that such information becomes publicly available other than as a result of a breach of this Section, or which becomes available to the Administrative Agent, any Issuing Bank, any Lender or any Related Party of any of the foregoing on a non-confidential basis from a source other than the Borrower, any of its Subsidiaries or any Associated Practice, (v) in connection with the exercise of any remedy hereunder or under any other Loan Documents or any suit, action or proceeding relating to this Agreement or any other Loan Documents or the enforcement of rights hereunder or thereunder, (vi) subject to execution by such Person of an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, and, in each case, their respective financing sources, or (B) any actual or prospective party (or its Related Parties) to any swap or derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (vii) to any rating agency, (viii) to the CUSIP Service Bureau or any similar organization, or (ix) with the written consent of the Borrower. Any Person required to maintain the confidentiality of any information as provided for in this Section shall exercise the same degree of care to maintain the confidentiality of such information as such Person would accord its own confidential information. In the event of any conflict between the terms of this Section and those of any other Contractual Obligation entered into with any Loan Party (whether or not a Loan Document), the terms of this Section shall govern. Each Arranger may, at its own expense, place customary tombstone announcements and advertisements or otherwise publicize their engagement hereunder (which may include the reproduction of any Loan Party’s name and logo and other publicly available information) in financial and other newspapers and journals and marketing materials describing its services hereunder. Further, each Arranger may provide to market data collectors, such as league table, or other service providers to the lending industry, information regarding the closing date, size, type, purpose of, and parties to, the credit facilities established hereunder. Section 10.12 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which may be treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate of interest (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by a Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment (to the extent permitted by applicable law), shall have been received by such Lender. Section 10.13 Waiver of Effect of Corporate Seal. The Borrower represents and warrants that neither it nor any other Loan Party is required to affix its corporate seal to this Agreement or any other Loan Document pursuant to any Requirement of Law, agrees that this Agreement is delivered by the Borrower under seal and waives any shortening of the statute of limitations that may result from not affixing the corporate seal to this Agreement or such other Loan Documents. Section 10.14 Patriot Act. The Administrative Agent and each Lender hereby notifies the Loan Parties that, pursuant to (a) the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the Patriot Act and (b) the Beneficial Ownership Regulation, it is required to obtain a Beneficial Ownership Certificate. Section 10.15 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower and each other Loan Party acknowledges and agrees and acknowledges its Affiliates’ understanding that (i) (A) the services regarding this Agreement provided by the Administrative Agent and/or the Lenders are arm’s-length commercial transactions between the Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent and the Lenders, on the other hand, (B) each of the Borrower and the other Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate, and (C) the Borrower and each other Loan Party is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Administrative Agent and the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, any other Loan Party or any of their respective Affiliates, or any other Person, and (B) neither the Administrative Agent nor any Lender has any obligation to the Borrower, any other Loan Party or any of their Affiliates with respect to the transaction contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties and their respective Affiliates, and each of the Administrative Agent and the Lenders has no obligation to disclose any of such interests to the Borrower, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrower and the other Loan Parties hereby waives and releases any claims that it may have against the Administrative Agent or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby. Section 10.16 Location of Closing. Each Lender and each Issuing Bank acknowledges and agrees that it has delivered, with the intent to be bound, its executed counterparts of this Agreement to the Administrative Agent, c/o Alston & Bird LLP, 90 Park Avenue, New York, NY 10016. The Borrower acknowledges and agrees that it has delivered, with the intent to be bound, its executed counterparts of this Agreement and each other Loan Document, together with all other documents, instruments, opinions, certificates and other items required under Section 3.1, to the Administrative Agent, c/o Alston & Bird LLP, 90 Park Avenue, New York, NY 10016. All parties agree that the closing of the transactions contemplated by this Agreement has occurred in New York. Section 10.17 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. Section 10.18 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and (b) the effects of any Bail-in Action on any such liability, including, if applicable (i) a reduction in full or in part or cancellation of any such liability, (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority. Section 10.19 Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true: (i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement, (ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, (iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or (iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto). Section 10.20 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Obligations or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): (a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support. (b) As used in this Section 10.20, the following terms have the following meanings: “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party. “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable. “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D). Section 10.21 Electronic Signatures. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to this Agreement or any other document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it. [Remainder of pageSignature pages intentionally blank; signature pages followomitted from Annex A].

AnnexB SCHEDULE I TO AMENDED CREDIT AGREEMENT [See attached.]

SCHEDULE I Applicable Margin and Applicable Percentage Pricing Level Consolidated Total Net Leverage Ratio Applicable Margin for SOFR Loans Applicable Margin for Base Rate Loans Applicable Percentage for Commitment Fee I Less than 0.75:1.00 1.25% per annum 0.25% per annum 0.175% per annum II Less than 1.50:1.00 but greater than or equal to 0.75:1.00 1.50% per annum 0.50% per annum 0.200% per annum III Less than 2.25:1.00 but greater than or equal to 1.50:1.00 1.75% per annum 0.75% per annum 0.200% per annum IV Less than 3.00:1.00 but greater than or equal to 2.25:1.00 2.00% per annum 1.00% per annum 0.250% per annum V Less than 3.75:1.00 but greater than or equal to 3.00:1.00 2.25% per annum 1.25% per annum 0.300% per annum VI Greater than or equal to 3.75:1.00 2.50% per annum 1.50% per annum 0.350% per annum

Annex C EXHIBITS TO AMENDED CREDIT AGREEMENT [See attached.]

EXHIBIT 2.3 FORM OF NOTICE OF REVOLVING BORROWING [Date] Truist Bank, as Administrative Agent 3333 Peachtree Road Atlanta, GA 30326 Attention: Portfolio Manager – ApolloMed Facsimile Number: (404) 926-5137 Truist Bank Agency Services 303 Peachtree Street, N.E. / 25th Floor Atlanta, GA 30308 Attention: Agency Services Manager Facsimile Number: (404) 221-2001 Ladies and Gentlemen: Reference is made to that certain Amended and Restated Credit Agreement dated as of June 16, 2021 (as amended, restated, supplemented or otherwise modified from time to time and in effect on the date hereof, the “Credit Agreement”), by and among Apollo Medical Holdings, Inc., a Delaware corporation, as Borrower, the Lenders from time to time party thereto and Truist Bank, as Administrative Agent. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement. This notice constitutes a Notice of Revolving Borrowing, and the Borrower hereby requests a Revolving Borrowing under the Credit Agreement, and in connection therewith, the Borrower specifies the following information with respect to the Revolving Borrowing requested hereby: (A) Aggregate principal amount of Borrowing1: (B) Date of Borrowing (which is a Business Day): (C) Type of Borrowing: [SOFR Borrowing][Base Rate Borrowing] (D) [Interest Period2: ]3 1 Not less than $2,000,000 or a larger multiple of $500,000 (or the remaining amount of the Aggregate Revolving Commitment Amount, if less) for SOFR Borrowing, and not less than $1,000,000 or a larger integral multiple of $100,000 (or the remaining amount of the Aggregate Revolving Commitment Amount, if less) for Base Rate Borrowing 2 Which must comply with the definition of “Interest Period” and not end after the Revolving Commitment Termination Date 3 Insert for SOFR Borrowings only LEGAL02/42418203v3 Exhibit 2.3 - 1

Exhibit 2.3 - 2 (E) Location and number of Borrower's account to which proceeds of Borrowing are to be disbursed: --------- [remainder of page intentionally left blank]

Exhibit 2.3 - 3 The Borrower hereby represents and warrants that the conditions specified in paragraphs (a), (b), (c), (d) and (e) of Section 3.2 of the Credit Agreement are satisfied at the time of and immediately after giving effect to the requested Borrowing. Very truly yours, APOLLO MEDICAL HOLDINGS, INC. By: Name: Title:

Exhibit 2.7 - 1 EXHIBIT 2.7 FORM OF NOTICE OF CONVERSION/CONTINUATION [Date] Truist Bank, as Administrative Agent 3333 Peachtree Road Atlanta, GA 30326 Attention: Portfolio Manager – ApolloMed Facsimile Number: (404) 926-5137 Truist Bank Agency Services 303 Peachtree Street, N.E. / 25th Floor Atlanta, GA 30308 Attention: Agency Services Manager Facsimile Number: (404) 221-2001 Ladies and Gentlemen: Reference is made to that certain Amended and Restated Credit Agreement dated as of June 16, 2021 (as amended, restated, supplemented or otherwise modified from time to time and in effect on the date hereof, the “Credit Agreement”), by and among Apollo Medical Holdings, Inc., a Delaware corporation, as Borrower, the Lenders from time to time party thereto and Truist Bank, as Administrative Agent. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement. This notice constitutes a Notice of Conversion/Continuation pursuant to Section 2.7(b) and the Borrower hereby requests the continuation or conversion of a Borrowing under the Credit Agreement, and in connection therewith, the Borrower specifies the following information with respect to the Borrowing to be converted or continued as requested hereby: (A) The Borrowing to which this request applies: (B) Principal amount of Borrowing to be continued/converted: (C) Effective date of election (which is a Business Day): (D) Type of Borrowing: [SOFR Borrowing][Base Rate Borrowing] (E) [Interest Period1: ]2 [remainder of page intentionally left blank] 1 Which must comply with the definition of “Interest Period” and end not later than the Revolving Commitment Termination Date/Maturity Date. 2 Insert for SOFR Borrowings only.

Exhibit 2.7 - 2 The Borrower hereby represents and warrants that the conditions specified in paragraphs (a), (b) and (c) of Section 3.2 of the Credit Agreement are satisfied at the time of and immediately after giving effect to the requested Borrowing [conversion][continuation]. Very truly yours, APOLLO MEDICAL HOLDINGS, INC. By: Name: Title: